SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        ---------------------------------
                           Filed by the Registrant |X|
                 Filed by a party other than the Registrant |_|
                        ---------------------------------
                           Check the appropriate box:

  |X| Preliminary Proxy Statement     | | Definitive Proxy Statement

  |_| Definitive Additional Materials | | Soliciting Material Under Rule 14a-12

  | | Confidential, for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))
                              TEKINSIGHT.COM, INC.
                (Name of Registrant as Specified in Its Charter)
                   -------------------------------------------
               Payment of Filing Fee (Check the appropriate box):

   |_|  No fee required.
   |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of  securities to which  transaction  applies:
          Class B common stock

          (2)  Aggregate  number of  securities  to which  transaction  applies:
          17,626,995*

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $2.18**

          (4) Proposed maximum aggregate value of transaction: $38,426,850

          (5) Total fee paid: $7,690.00

         | | Fee paid previously with preliminary materials.

         | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)   Amount Previously Paid:
              (2)   Form, Schedule or Registration Statement No.:
              (3)   Filing Party:
              (4)   Date Filed:

* As consideration for the proposed merger, the registrant will issue a number of shares of its Class B common stock equal to two-thirds of the number of shares of its common stock (i) outstanding immediately prior to the merger, and
(ii) issuable upon conversion of its Series A preferred stock and issuable upon redemption of the preferred stock of its BugSolver.com, Inc. subsidiary, in each case which is outstanding immediately prior to the merger. As of July 10, 2001, 19,467,027 shares of the registrant's common stock were outstanding, 5,473,465 shares of the registrant's common stock were issuable upon conversion of 2,189,386 shares of the registrant's Series A preferred stock, and 1,500,000 shares of the registrant's common stock were issuable upon redemption of 1,000,000 shares of BugSolver.com, Inc. preferred stock. Additional shares of the registrant's Class B common stock may also be issued following the closing in the event of certain dilutive issuances of its common stock. However, it is impossible to estimate whether and how many such shares may be issued.

** The average of the high and low prices of a share of the registrant's common stock reported in the consolidated reporting system as of July 9, 2001.

                              TEKINSIGHT.COM, INC.
                       18881 Von Karman Avenue, Suite 250
                            Irvine, California 92612

Dear Stockholder:

     We are pleased to announce that the board of directors of TekInsight.com, Inc. has approved the acquisition of DynCorp Management Resources, Inc., a wholly owned subsidiary of DynCorp ("DMR"). The acquisition is to be accomplished by merging DMR with and into Newport Acquisition Corp., our wholly owned subsidiary. You will be asked to approve three proposals at the Special Meeting of stockholders of TekInsight to be held on September 11, 2001 (the "Special Meeting"), in connection with the proposed merger of DMR with and into our subsidiary.

     First, we are soliciting your approval of our amended and restated certificate of incorporation. The proposed amendments (1) change our name to DynTek, Inc., and (2) establish a new class of Class B common stock, shares of which we intend to issue to DynCorp as consideration for the merger. Holders of shares of our new Class B common stock would be entitled separately to nominate and elect the same proportion of the members of our board of directors as the total number of outstanding shares of Class B common stock bears to the total number of outstanding shares of all classes of common stock (but never as much as a majority of the members of the board of directors), which proportion initially will represent three of our seven directors. Otherwise, the Class B common stock would be substantially similar to our existing common stock, which will be re-classified as Class A common stock.

     Second, we are soliciting your approval pursuant to Nasdaq Rule 4310 which requires Nasdaq-listed companies to obtain stockholder approval before issuing 20% or more of their common stock (or securities convertible into common stock) in connection with a transaction other than a public offering. This would include the Class B common stock to be issued to DynCorp as consideration for the merger. The issuance of shares of our Class B common stock in the merger would exceed the 20% threshold.

     Finally, we are soliciting your approval of our 2001 stock option plan (the "2001 Plan"). The purpose of the 2001 Plan is to cover future option grants to our officers, directors, key employees and consultants, including those who join us as a result of the merger, in order to provide an incentive for good performance. Our existing 1992 employee stock option plan (the "1992 Plan") will expire in June 2002, and we do not have sufficient shares available under the 1992 Plan to accomplish this goal.

     We cannot complete the merger unless our amended and restated certificate of incorporation is approved at the Special Meeting. Similarly, we cannot complete the merger unless, pursuant to Nasdaq Rule 4310, the proposal to issue the Class B common stock to DynCorp is approved at the Special Meeting.

     The board of directors of TekInsight recommends that you vote "FOR" each of these three proposals.

     The Special Meeting will be held at 10 a.m., local time, on September 11, 2001, at TekInsight's executive offices, located at 18881 Von Karman Avenue, Suite 250, Irvine, California . Whether or not you plan to attend the Special Meeting in person, please complete, sign and date the enclosed proxy card and promptly return it to us so that your vote will be counted. Your proxy can be revoked either by attending the Special Meeting and voting in person or by sending us a properly executed later-dated proxy card. This proxy statement is first being sent or given to our stockholders on or about August 8, 2001.

                                           Sincerely,

                                           Steven J. Ross
                                           President and Chief Executive Officer
                                           TekInsight.com, Inc.
Irvine, California
August 7, 2001

                              TEKINSIGHT.COM, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 11, 2001

To the Stockholders of TekInsight:

     We will hold a Special Meeting of stockholders of TekInsight on September 11, 2001, at 10 a.m., local time, at TekInsight's executive offices located at 18881 Von Karman Avenue, Suite 250, Irvine, California, to consider and vote upon the following:

   o Approval of our amended and restated certificate of incorporation. We are proposing to amend and restate our certificate of incorporation to (1) change our name to DynTek, Inc., and (2) establish a new class of Class B common stock, shares of which we intend to issue to DynCorp as consideration for the merger of DynCorp Management Resources, Inc., a wholly owned subsidiary of DynCorp ("DMR"), with and into our Newport Acquisition Corp. subsidiary. Holders of shares of our new Class B common stock would be entitled separately to nominate and elect the same proportion of the members of our board of directors as the total number of outstanding shares of Class B common stock bears to the total number of outstanding shares of all classes of common stock (but never as much as a majority of the members of the board of directors), which proportion initially will represent three of our seven directors. Otherwise, the Class B common stock would be substantially similar to our existing common stock, which will be re-classified as Class A common stock.

   o Approval pursuant to Nasdaq Rule 4310 which requires Nasdaq-listed companies to obtain stockholder approval before issuing 20% or more of their common stock (or securities convertible into common stock) in a transaction other than a public offering. This would include the Class B common stock to be issued to DynCorp as consideration for the merger. The issuance of shares of our Class B common stock in the merger would exceed the 20% threshold.

   o Approval of our 2001 stock option plan (the "2001 Plan"). The purpose of the 2001 Plan is to cover future option grants to our officers, directors, key employees and consultants, including those who join us as a result of the merger, in order to provide an incentive for good performance. Our existing 1992 employee stock option plan (the "1992 Plan") will expire in June 2002, and we do not have sufficient shares available under the 1992 Plan to accomplish this goal.

     The record date for the Special Meeting is August 7, 2001. Only holders of record of TekInsight common stock and Series A preferred stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

     We cannot complete the merger unless our amended and restated certificate of incorporation is approved by a majority of the votes cast on the proposal at the Special Meeting in person or by proxy. Similarly, we cannot complete the merger unless, pursuant to Nasdaq Rule 4310, the proposal to issue the Class B common stock to DynCorp is approved by a majority of the votes cast on the proposal at the Special Meeting in person or by proxy. The proposed 2001 Plan must also be approved by a majority of votes cast on the proposal at the Special Meeting in person or by proxy.

     You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting in person, please complete, sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-paid return envelope. Your proxy can be revoked either by attending the Special Meeting and voting in person or by sending us a properly executed later-dated proxy card.

                       By Order of the Board of Directors,

                                 Steven J. Ross
                      President and Chief Executive Officer
                              TekInsight.com, Inc.
Irvine, California
August 7, 2001

                              Q&A ABOUT THE MERGER



Q:        Why am I receiving these materials?

A: We have reached an agreement with DynCorp to acquire DMR, its wholly owned subsidiary, by merging DMR into our newly created, wholly owned subsidiary in exchange for newly issued shares of our class of Class B common stock. To accomplish the merger, we will be amending and restating our certificate of incorporation to (1) change our name to DynTek, Inc., and (2) provide for a new class of Class B common stock. As a result, holders of shares of our new Class B common stock would be entitled separately to nominate and elect the same proportion of the members of our board of directors as the total number of outstanding shares of Class B common stock bears to the total number of outstanding shares of all classes of common stock (but never as much as a majority of the members of the board of directors), which proportion initially will represent three of our seven directors. Otherwise, the Class B common stock would be substantially similar to our existing common stock, which will be re-classified as Class A common stock. We cannot complete the merger unless our amended and restated certificate of incorporation is approved at the Special Meeting.

          In addition, Nasdaq Rule 4310 requires Nasdaq-listed companies to obtain stockholder approval before issuing 20% or more of their common stock (or securities convertible into common stock) in connection with a transaction other than a public offering. This would include the Class B common stock to be issued to DynCorp in the merger. The issuance of shares of our Class B common stock in the merger would exceed the 20% threshold. As with the proposal to amend and restate the certificate of incorporation, we cannot complete the merger unless the proposal to issue the Class B common stock to DynCorp is approved at the Special Meeting.

          Finally, we also need approval for our 2001 Plan. The purpose of the 2001 Plan is to cover future option grants to our officers, directors, key employees and consultants, including those who join us as a result of the merger, in order to provide an incentive for good performance. Our existing 1992 Plan will expire in June 2002, and we do not have sufficient shares available under the 1992 Plan to accomplish this goal.

Q:        Why is TekInsight proposing to acquire DMR?

A: DMR is a subsidiary of DynCorp, a $1.8 billion, employee-owned company that provides diverse information technology and outsourcing services to government clients. DMR was formed in 1996 to leverage DynCorp's strengths and to deliver high-quality service to state and local governments. DMR currently serves more than a dozen clients in twelve states providing a variety of information technology and business process outsourcing services.

          We believe that the merger will give TekInsight access to DMR's extensive experience and knowledge of the management services marketplace. In addition, the merger of DMR's multi-state operations with our own will give us a 17-state coverage footprint immediately, along with a broadened service set and contract revenue backlog.

          For a more complete description of the terms of the merger you are encouraged to carefully read the section of this proxy statement entitled "The Merger", which begins on page ___.

Q:        Why is TekInsight proposing to change its name to DynTek, Inc.?

A: We believe that the DynTek, Inc. name signifies the combination of the two businesses, along with our emergence as a premier provider of diversified services to state and local governments. We feel that the new name will enhance the perception of our company as having taken a strong direction into this marketplace with a clear strategic focus.

Q:       When do you expect to complete the merger?

A: We are working to complete the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy certain other conditions set forth in the agreement and plan of reorganization, including negotiating and executing certain ancillary agreements between DynCorp or its affiliates and TekInsight and securing a firm irrevocable financing commitment under which at least $20 million of financing will be available to the combined entity following the merger. Assuming that all other conditions are satisfied in a timely manner, we expect to complete the merger on or about the third business day following obtaining stockholder approval at the Special Meeting.

Q: What consideration will DynCorp, the sole stockholder of DMR, receive in the merger?

A: DynCorp will receive initial merger consideration consisting of a number of shares of our new Class B common stock equal to two-thirds of our previously outstanding shares of common stock and two-thirds of all shares of our common stock issuable upon conversion, redemption or exchange of any outstanding shares of preferred stock of TekInsight or any subsidiary of TekInsight. As a result, DynCorp will own approximately 40% of the outstanding shares of our common stock and common stock equivalents, as identified above, following the merger.

          In addition, during the five-year period following the consummation of the merger, DynCorp may receive additional merger consideration if and whenever we issue or sell any shares of our Class A common stock pursuant to the exercise or conversion of any option, warrant or similar security outstanding at the time of the merger (excluding up to 2,000,000 shares issuable to our employees upon exercise of options granted under the 1992 Plan and excluding shares of common stock issuable upon conversion of the Series A preferred stock used to calculate the initial merger consideration), if any such shares are issued or sold at a price that is less than the then fair market value of a share of Class A common stock. If such triggering shares are issued or sold, then we will issue to DynCorp, for no additional consideration, a number of shares of our Class B common stock whose value equals 40% of the difference between such triggering shares' fair market value and the price at which they were issued.

Q: How will the creation of the new series of Class B common stock and the issuance of the shares to DynCorp affect my ownership of TekInsight?

A: You will have the same number of shares of TekInsight common stock, which will be re-classified as Class A common stock, or Series A preferred stock that you presently have, with substantially the same rights as you now hold. Any options or warrants you hold will be similarly unaffected.

          The amendments to our certificate of incorporation will result in a classified board. Following the merger, DynCorp, as holder of all of the outstanding shares of Class B common stock, will be entitled separately to nominate and elect the same proportion of the members of our board of directors as the total number of outstanding shares of Class B common stock bears to the total number of outstanding shares of all classes of common stock (but never as much as a majority of the members of the board of directors), which proportion initially will represent three of our seven directors. Holders of TekInsight Class A common stock and Series A preferred stock, voting together as a single class, will have the right to elect the remaining directors, who initially will represent four of our seven directors.

          In addition, your shares will represent a significantly smaller percentage of the total shares of TekInsight that will be outstanding after all of the shares are issued to DynCorp, as compared to your current percentage ownership of TekInsight. After the merger, however, TekInsight will have more resources than it currently does, including a larger and more diversified revenue base, additional locations and additional experienced management.

Q: Will TekInsight amend its by-laws as well as its certificate of incorporation?

A: If we receive stockholder approval of the amended and restated certificate of incorporation, our board of directors will also amend and restate our by-laws. Such amendments will provide generally that certain significant board decisions can only be made with the consent of a super-majority of 80% of the entire board of directors, in addition to approval by the entire board in the usual manner for all other actions.

Q:        Will the merger result in any changes in management?

A: The present officers and directors of Newport Acquisition Corp. will continue to serve as the officers and directors of the combined entity following the merger.

          We anticipate that three of our directors will resign effective upon consummation of the merger. It is not yet known which three of the current directors will resign. The vacancies will be filled with the nominees of DynCorp in accordance with our by-laws and will thereafter serve as Class B directors who are elected exclusively by holders of Class B common stock. The four current directors who remain on the board following the merger will thereafter serve as Class A directors who are elected by holders of Class A common stock and Series A preferred stock voting together as a group.

Q: Does the board of directors of TekInsight recommend voting in favor of the these proposals?

A: Our board of directors has determined that each of the three proposals is fair to and in the best interests of TekInsight's stockholders. Our board recommends that all TekInsight stockholders vote "FOR" each of the three proposals.

Q: Did the board of directors obtain any expert opinions regarding the fairness of the merger?

A: TekInsight is not an affiliate of DMR and the merger was negotiated on an arms' length basis. Although not required, our board of directors believed that it would be helpful to engage independent financial advisors to deliver an opinion regarding the fairness of the terms of the merger, from a financial point of view, to our stockholders. We engaged CBIZ Valuation Counselors as our independent financial advisor, and it delivered its opinion to us that the terms of the merger are fair, from a financial point of view, to our stockholders. CBIZ Valuation Counselors' fairness opinion is described in detail in this proxy statement under the heading "Opinion of Financial Advisors" and a copy of their opinion is attached to this proxy statement as Annex C.

Q: How does the stock option granted to DynCorp at the time that the merger agreement was signed work?

A: TekInsight and DynCorp entered into a stock option agreement in connection with the merger. Under the terms of the stock option agreement, TekInsight granted to DynCorp an option to purchase up to 19.9% of TekInsight's outstanding common stock at an exercise price of $1.94 per share. In general, the option is exercisable by DynCorp in the event that TekInsight fails to consummate the merger or takes steps to terminate the merger agreements or TekInsight's board of directors withdraws its recommendation that stockholders vote in favor of the merger.

          In addition, the stock option agreement grants DynCorp the right to put its option to TekInsight for cash in the event TekInsight enters into and closes an agreement with a third party to merge or sell substantially all of its assets or 51% or more of its voting stock, or any third party acquires beneficial ownership of 51% or more of TekInsight's voting stock. Should any such event occur, the purchase price for the option would be equal to the difference between the highest price per share paid for TekInsight common stock during the six-month period following one of the trigger events described in the immediately preceding sentence and the exercise price of the option, multiplied by the number of shares subject to the stock option agreement. In addition, DynCorp would be entitled to have any shares of TekInsight common stock it had already acquired pursuant to exercise of the option repurchased by TekInsight on the same basis. The stock option agreement also grants DynCorp registration rights with respect to the shares of TekInsight common stock subject to the option.

          The stock option agreement will terminate automatically upon the consummation of the merger.

Q:        Where can I find more information about the companies?

A: TekInsight and DynCorp, DMR's sole stockholder, each file reports with the SEC. You may read and copy this information at the SEC's public reference facilities. Call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet web site of the SEC at www.sec.gov.

          In addition, we filed copies of the agreement and plan of reorganization, the agreement and plan of merger and the stock option agreement as exhibits to our Current Report on Form 8-K that was filed with SEC on May 2, 2001. You can obtain copies of these documents from the SEC as described above. We will also provide you copies, free of charge, upon request. Our proposed amended and restated certificate of incorporation is attached to this proxy statement as Annex A, our proposed amended and restated by-laws are attached to this proxy statement as Annex B, the opinion of our financial advisers is attached to this proxy statement as Annex C, and our proposed 2001 stock incentive plan is attached to this proxy statement as Annex D.

Q: What are the material federal income tax consequences of the merger to me? How will the merger be accounted for?

A: The merger is intended to qualify as a tax-free reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code of 1986, as amended. Because the outstanding shares of TekInsight will remain unchanged as a result of the merger, existing TekInsight stockholders will not recognize any gain or loss for federal income tax purposes as a result of the merger. In addition, neither TekInsight nor our subsidiary, Newport Acquisition Corp., should recognize any gain or loss for federal income tax purposes as a result of the merger.

          The merger will be accounted for as a purchase.

Q:        Will I have any appraisal rights with respect to the proposals?

A: Our stockholders will not have any appraisal rights with respect to the proposals.

Q:        What do I need to do now?

A: After you carefully read this proxy statement, whether or not you plan to attend the Special Meeting in person, indicate on the enclosed proxy card whether you are voting "FOR or "AGAINST" each proposal or will "ABSTAIN" from voting. Sign and date the proxy card and return it to us in the enclosed postage-paid return envelope as soon as possible so that your vote will be counted.

Q:        When and where will the Special Meeting take place?

A: The Special Meeting will be held on September 11, 2001, at 10 a.m., local time, at TekInsight's executive offices located at 18881 Von Karman Avenue, Suite 250, Irvine, California.

Q:        What do I do if I want to change my vote?

A: You may change your vote by signing a later-dated proxy card and returning it to us before the Special Meeting, or by attending the Special Meeting and voting in person.

Q: If my broker holds my shares in "street name," will my broker vote my shares for me? What will happen if I abstain from voting?

A: If you do not provide your broker with instructions on how to vote your shares held in "street name," your broker will not be permitted to vote them at the Special Meetings. Broker non-votes will not count for or against the proposals, but will count towards the quorum. Abstentions will have the same effect as a vote "AGAINST" the three proposals. If you want to vote "FOR" the proposals, be sure to provide your broker with instructions on how to vote your shares.

Q:        Whom should I call if I have any questions?

A: Stockholders should direct questions to Linda Wise, TekInsight's Marketing Manager, at (949) 955-0078, extension 115.

                                TABLE OF CONTENTS
                                                                            Page

Q&A ABOUT THE MERGER...........................................................i

INTRODUCTION...................................................................1

FORWARD-LOOKING STATEMENTS.....................................................2

SUMMARY........................................................................3

VOTING SECURITIES AND PRINCIPAL HOLDERS........................................9

UNAUDITED SELECTED PRO FORMA AND HISTORICAL CONSOLIDATED
   FINANCIAL DATA.............................................................12

PROPOSAL 1--AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.................15

PROPOSAL 2--APPROVAL OF ISSUANCE OF SHARES PURSUANT TO
   NASDAQ RULE 4310...........................................................15

THE MERGER....................................................................17

AMENDMENTS TO CHARTER DOCUMENTS...............................................24

OPINION OF FINANCIAL ADVISORS.................................................29

UNAUDITED PRO FORMA CONSOLIDATED  FINANCIAL INFORMATION OF
   TEKINSIGHT AND SUBSIDIARIES................................................32

INFORMATION ABOUT TEKINSIGHT..................................................38

INFORMATION ABOUT DMR.........................................................39

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS OF DMR...........................................43

INTERESTS OF CERTAIN PERSONS IN THE MERGER....................................46

PROPOSAL 3--2001 STOCK INCENTIVE PLAN.........................................48

INCORPORATION BY REFERENCE....................................................52

WHERE YOU CAN FIND MORE INFORMATION...........................................52

ANNEX A:  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION..................A-1

ANNEX B:  AMENDED AND RESTATED BY-LAWS.......................................B-1

ANNEX C:  OPINION OF FINANCIAL ADVISORS......................................C-1

ANNEX D:  2001 STOCK INCENTIVE PLAN..........................................D-1

INDEX TO FINANCIAL STATEMENTS OF DMR.........................................F-1

                                  INTRODUCTION


     This proxy statement is being furnished in connection with the solicitation by the board of directors of TekInsight of proxies in the accompanying form to be used at our Special Meeting of stockholders to be held at 10 a.m., local time, on September 11, 2001, at TekInsight's executive offices located at 18881 Von Karman Avenue, Suite 250, Irvine, California.

     The board of directors has called the Special Meeting in connection with its proposed acquisition of DMR, a wholly owned subsidiary of DynCorp. Pursuant to the agreements entered into among TekInsight, Newport Acquisition Corp., DynCorp and DMR, DMR will be merged into our subsidiary, Newport Acquisition Corp., in exchange for newly issued shares of Class B common stock.

     DMR is a subsidiary of DynCorp, a $1.8 billion, employee-owned company that provides diverse information technology and outsourcing services to government clients. DMR was formed in 1996 to leverage DynCorp's strengths and to deliver high-quality service to state and local governments. DMR currently serves more than a dozen clients in twelve states providing a variety of information technology and business process outsourcing services.

     We believe that the merger will give TekInsight access to DMR's extensive experience and knowledge of the management services marketplace. In addition, the merger of DMR's multi-state operations with our own will give us a 17-state coverage footprint immediately, along with a broadened service set and contract revenue backlog. We also believe that changing our name to DynTek, Inc. will signify the combination of the two businesses, along with our emergence as a premier provider of diversified services to state and local governments. We feel that the new name will enhance the perception of our company as having taken a strong direction into this marketplace with a clear strategic focus.

     To accomplish the merger, we are proposing to amend and restate our certificate of incorporation to (1) change our name to DynTek, Inc., and (2) provide for a new class of common stock. As a result, holders of shares of our new Class B common stock would be entitled to nominate and elect the same proportion of the members of our board of directors as the total number of outstanding shares of Class B common stock bears to the total number of outstanding shares of all classes of common stock (but never as much as a majority of the members of the board of directors), which proportion initially will represent three of our seven directors. Otherwise, the Class B common stock would be substantially similar to our existing common stock, which will be re-classified as Class A common stock. In addition, pursuant to Nasdaq Rule 4310, we are required to seek stockholder approval in connection with the merger because the consideration for the merger - the Class B common stock to be issued to DynCorp - would exceed 20% of the presently outstanding shares of our common stock (and securities convertible into our common stock).

     Holders of record of TekInsight common stock and Series A preferred stock, at the close of business on August 7, 2001, will be entitled to notice of and to vote at the Special Meeting. Holders of record of common stock are entitled to one vote per share on each matter properly presented at the Special Meeting. Holders of record of Series A preferred stock are entitled to 2.5 votes per share on each matter properly presented at the Special Meeting.

     Stockholders of TekInsight do not have cumulative voting rights. Voting will be based solely upon a majority of votes cast "FOR" or "AGAINST" each of the proposals such that persons beneficially owning more shares will have greater voting power than persons owning fewer shares. Abstentions will have the same effect as a vote against the proposals. Broker non-votes will not count for or against the proposals. A majority of the outstanding shares entitled to vote at the Special Meeting will constitute a quorum. Abstention and broker non-votes will be counted towards determining whether there is a quorum present at the Special Meeting.

     This proxy statement is first being sent or given to our stockholders on or about August 8, 2001.

                           FORWARD-LOOKING STATEMENTS


     This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Stockholders are cautioned that certain statements in this proxy statement are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the operation of a newly combined entity, the impact of government procurement regulations on the agreements to be transferred to and to be entered into by the combined company, the ability to turn the projected contract backlog into revenue and net income by the combined company, the ability of the combined company to be properly managed by the current and future management teams, the continuing desire of state and local governments to outsource to private contractors the performance of government services, and the continuation of general economic and business conditions that are conducive to government outsourcing of service performance. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained in this proxy statement should not be regarded as representations by TekInsight or any other person that the projected outcomes can or will be achieved.

                                     SUMMARY


     This is a summary of the proposed merger and other information in this proxy statement. While complete in material respects, this summary is qualified by reference to the detailed information appearing elsewhere in this proxy statement, including the Annexes hereto. Please carefully read all of these materials.

TekInsight.com, Inc.

     TekInsight was initially incorporated in Delaware in 1989 as Universal Self Care, Inc. It changed its name to Tadeo Holdings, Inc. in 1998, and changed its name to TekInsight in 1999. TekInsight has been a public company since 1992.

     TekInsight provides support services and enabling technologies to state and local government customers, which are used to increase efficiency in operations and improve access to government functions. TekInsight's comprehensive Government Transformation Methodology includes consulting, infrastructure
planning  and  deployment,   application  development,  legacy  integration  and
support.

     TekInsight's ePluribus(TM) Software Suite is comprised of custom and modular e-government applications that enable governments to provide services to their citizens using the Internet, such as processing tax and violation payments, licenses, parks and recreation management, deeds and more. TekInsight's ProductivIT(TM) application is an IT support tool designed to enhance help desk support, track IT assets and provide customizable data on a remote basis using proprietary data transfer techniques over the Internet.

     TekInsight competes in the provision of technology and related services to government customers with companies such as National Information Consortium Inc. (Nasdaq:EGOV) and Maximus (NYSE:MMS).

     Newport Acquisition Corp. is a wholly owned subsidiary of TekInsight that was formed specifically for the purpose of acquiring DMR in the merger. It is not presently an operating company.

     The principal executive offices of TekInsight and Newport Acquisition Corp. are located at 18881 Von Karman Avenue, Suite 250, Irvine, California 92612. Their telephone number is (949) 955-0078.

DynCorp Management Resources, Inc.

     DMR is a subsidiary of DynCorp, a $1.8 billion, employee-owned company that provides diverse information technology and outsourcing services to government clients. Founded in 1946, DynCorp employs more than 20,000 professional and technical workers who perform services at 550 company and customer locations worldwide.

     DMR was formed in 1996 to leverage DynCorp's strengths and to deliver high-quality services to state and local governments. DMR currently serves more than a dozen clients in twelve states providing a variety of information technology and business process outsourcing services.

Date, Time and Place of the Special Meeting

     The Special Meeting of stockholders of TekInsight will be held on September 11, 2001, at 10 a.m., local time, at our executive offices, located at 18881 Von Karman Avenue, Suite 250, Irvine, California.

Record Date; Voting Rights

     Holders of record of TekInsight common stock and Series A preferred stock, at the close of business on August 7, 2001, will be entitled to notice of and to vote at the Special Meeting. Holders of record of common stock are entitled to one vote per share on each matter properly presented at the Special Meeting. Holders of record of Series A preferred stock are entitled to 2.5 votes per share on each matter properly presented at the Special Meeting.

     Stockholders of TekInsight do not have cumulative voting rights. Voting will be based solely upon a majority of votes cast "FOR" or "AGAINST" each of the proposals such that persons beneficially owning more shares will have greater voting power than persons owning fewer shares. Abstentions will have the same effect as a vote against the proposals. Broker non-votes will not count for or against the proposals. A majority of the outstanding shares entitled to vote at the Special Meeting will constitute a quorum. Abstentions and broker non-votes will be counted towards determining whether there is a quorum present at the Special Meeting.

     The board of directors of TekInsight does not expect any other matters to come before the Special Meeting. However, if any other matters are properly presented at the Special Meeting for consideration, the persons named in the enclosed proxy card, if it is properly executed, will have discretion to vote or not vote on those matters in accordance with their judgment, unless authorization to use that discretion is withheld. In addition, unless otherwise directed by the grantor of the proxy, the persons named in the enclosed proxy card, if it is properly executed, will vote the shares represented thereby in favor of each of the three proposals. If a proposal to adjourn the Special Meeting is properly presented, however, the persons named in the enclosed proxy card will not have discretion to vote in favor of the adjournment proposal any shares which were to have been voted against proposal 1 or proposal 2.

Revocability of Proxy

     You may change your vote by attending the meeting and voting in person. You may also change your vote by sending us a properly executed later-dated proxy card.

Persons Making the Solicitation

     This solicitation is being made by the board of directors of TekInsight. TekInsight will bear the costs associated with the solicitation, estimated to be not more than $10,000. TekInsight does not anticipate engaging any outside solicitation firm to assist with the solicitation of proxies.

Stockholder Proposals

     Our certificate of incorporation and by-laws require any stockholder who wishes to bring any proposal before a meeting of stockholders or to nominate a person to serve as a director to give written notice thereof and certain related information to us at least 60 days prior to the date that is one year from the date of the immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, or within ten days of the giving of notice to the stockholders, if such proposal or nomination is to be submitted at a Special Meeting. The written notice must set forth with particularity:

o The name and business address of the stockholder submitting such proposal and all persons acting in concert with such stockholder;

o The name and address of the persons identified above, as they appear on our books (if they so appear);

o The class and number of shares of the voting securities beneficially owned by the persons identified above;

o A description of the proposal containing all material information relating thereto, including the reasons for submitting such proposal; and

o Such other information as the board of directors reasonably determines is necessary or appropriate to enable the board of directors and stockholders to consider such proposal.

     We do not know of any matters that are likely to be brought before the Special Meeting other than those referred to in this proxy statement. However, in the event that any other matters properly come before the Special Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

     The presiding officer at the Special Meeting may determine that any stockholder proposal or nomination was not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with law and, if he or she so determines, he or she may refuse to allow the stockholder proposal or nomination to be considered at the Special Meeting.

     Under the rules of the SEC, stockholder proposals intended to be presented at our next annual meeting (to be held in 2002) must be received by us on or before February 5, 2002 to be included in the proxy statement and proxy for that meeting. Proposals should be directed to the Corporate Secretary, TekInsight.com, Inc., 18881 Von Karman Avenue, Suite 250, Irvine, California 92612.

Proposals 1 and 2

     We are soliciting your approval of our amended and restated certificate of incorporation. The proposed amendments (1) change our name to DynTek, Inc., and
(2) establish a new class of Class B common stock, shares of which we intend to issue to DynCorp as consideration for the merger. Holders of shares of our new Class B common stock would be entitled separately to nominate and elect the same proportion of the members of our board of directors as the total number of outstanding shares of Class B common stock bears to the total number of outstanding shares of all classes of common stock (but never as much as a majority of the members of the board of directors), which proportion initially will represent three of our seven directors. Otherwise, the Class B common stock would be substantially similar to our existing common stock, which will be re-classified as Class A common stock.

     In addition, Nasdaq Rule 4310 requires Nasdaq-listed companies to obtain stockholder approval before issuing 20% or more of their common stock (or securities convertible into common stock) in connection with a transaction other than a public offering. This would include the Class B common stock to be issued to DynCorp in the merger. The issuance of shares of our Class B common stock in the merger would exceed the 20% threshold.

     We cannot complete the merger unless our amended and restated certificate of incorporation is approved at the Special Meeting. Similarly, we cannot complete the merger unless, pursuant to Nasdaq Rule 4310, the proposal to issue the Class B common stock to DynCorp is approved at the Special Meeting.

Vote Required for Approval of Proposals 1 and 2

     On the record date _________ shares of TekInsight common stock were issued and outstanding and held by approximately ________ beneficial owners, and ____ shares of TekInsight Series A preferred stock were issued and outstanding and held by approximately ___ beneficial owners. Delaware law and our by-laws require that proposals 1 and 2 each be approved by a majority of the aggregate voting power of the outstanding shares of TekInsight common stock and Series A preferred stock present in person or represented by proxy at the Special Meeting and entitled to vote on each of proposal 1 and proposal 2, voting together as a single class. Holders of record of common stock are entitled to one vote per share on proposals 1 and 2. Holders of record of Series A preferred stock are entitled to 2.5 votes per share on proposals 1 and 2.

Reasons for the Merger

     DMR is a subsidiary of DynCorp, a $1.8 billion, employee-owned company that provides diverse information technology and outsourcing services to government clients. DMR was formed in 1996 to leverage DynCorp's strengths and to deliver high-quality service to state and local governments. DMR currently serves more than a dozen clients in twelve states providing a variety of information technology and business process outsourcing services.

     We believe that the merger will give TekInsight access to DMR's extensive experience and knowledge of the management services marketplace. In addition, the merger of DMR's multi-state operations with our own will give us a 17-state coverage footprint immediately, along with a broadened service set and contract revenue backlog. We also believe that changing our name to DynTek, Inc. will signify the combination of the two businesses, along with our emergence as a premier provider of diversified services to state and local governments. We feel that the new name will enhance the perception of our company as having taken a strong direction into this marketplace with a clear strategic focus.

Effective Time of the Merger; Closing Date of the Merger

     If the requisite votes are obtained, and if all required conditions to the merger are satisfied or waived, then the merger will be completed upon the filing of the required documents with the appropriate offices in the State of

Delaware and the Commonwealth of Virginia. We expect to complete the merger on or about the third business day following the satisfaction or waiver of all of the conditions of the merger agreements, including obtaining the requisite stockholder approval, negotiating and executing certain ancillary agreements between DynCorp or its affiliates and TekInsight and securing a firm irrevocable financing commitment under which at least $20 million of financing will be available to the combined entity following the merger. No conditions are expected to be waived and no federal or state regulatory approvals are necessary. The closing will be held at the offices of Nixon Peabody LLP, counsel for TekInsight, or at such other place as the parties agree.

Merger Consideration (Page ___)

     DynCorp will receive initial merger consideration consisting of a number of shares of our new Class B common stock equal to two-thirds of our previously outstanding shares of common stock and two-thirds of all shares of our common stock issuable upon conversion, redemption or exchange of any outstanding shares of preferred stock of TekInsight or any subsidiary of TekInsight. As a result, DynCorp will own approximately 40% of the outstanding shares of our common stock and common stock equivalents, as identified above, following the merger.

     In addition, during the five-year period following the consummation of the merger, DynCorp may receive additional merger consideration if and whenever we issue or sell any shares of our Class A common stock pursuant to the exercise or conversion of any option, warrant or similar security outstanding at the time of the merger (excluding up to 2,000,000 shares issuable to our employees upon exercise of options granted under the 1992 Plan and excluding shares of common stock issuable upon conversion of the Series A preferred stock used to calculate the initial merger consideration), if any such shares are issued or sold at a price that is less than the then fair market value of a share of Class A common stock. If such triggering shares are issued or sold, then we will issue to DynCorp, for no additional consideration, a number of shares of our Class B common stock whose value equals 40% of the difference between such triggering shares' fair market value and the price at which they were issued.

Conditions to the Merger; Termination Provisions (Page ___)

     Completion of the merger is subject to a number of conditions. These conditions include TekInsight stockholder approval and receipt by us of a firm irrevocable financing commitment under which at least $20 million of financing will be available to the combined entity following the merger. In addition, we are required to negotiate and enter into registration rights agreement with DynCorp, DynCorp is required to negotiate and enter into a transition services agreement with Newport Acquisition Corp., DMR is required to enter into a strategic alliance agreement with DynRide LLC (an affiliate of DynCorp), and we are required to enter into a new three-year employment agreement with Steven J. Ross, our President and Chief Executive Officer.

     The merger may be terminated for a number of reasons, including by mutual consent of both companies, if the merger is not completed by October 31, 2001, if either party breaches the agreement and plan of reorganization and such breach is not cured within 30 days of receipt of notice thereof, or if any governmental authority issues a final non-appealable order enjoining or otherwise prohibiting the merger.

Changes in Stockholder Rights (Page ___)

     You will have the same number of shares of TekInsight common stock or Series A preferred stock that you presently have, with substantially the same rights as you now hold. Any options or warrants you hold will be similarly unaffected.

     The amendments to our certificate of incorporation will result in a classified board. Following the merger, DynCorp, as holder of all of the outstanding shares of Class B common stock, will be entitled separately to nominate and elect the same proportion of the members of our board of directors as the total number of outstanding shares of Class B common stock bears to the total number of outstanding shares of all classes of common stock (but never as much as a majority of the members of the board of directors), which proportion initially will represent three of our seven directors. Holders of TekInsight

Class A common stock and Series A preferred stock, voting together as a single class, will have the right to elect the remaining directors, who will initially represent four of our seven directors.

     In addition, your shares will represent a significantly smaller percentage of the total shares of TekInsight that will be outstanding after all of the shares are issued to DynCorp, as compared to your current percentage ownership of TekInsight. After the merger, however, TekInsight will have more resources than it currently does, including a larger and more diversified revenue base, additional locations and additional experienced management.

     Our board will also amend and restate our by-laws to provide generally that certain significant board decisions can only be made with the consent of a super-majority of 80% of the entire board of directors, in addition to approval by the entire board in the usual manner for all other actions.

Interests of Directors and Officers in the Merger (Page ___)

     Officers and directors of TekInsight may have interests in the merger that are different from, or in addition to, yours. We do not, however, believe that any of these interests present a material conflict of interest.

     Damon Testaverde, a director of TekInsight, is a registered representative with Network One Financial Services, Inc., the principal market maker of TekInsight shares, and each of Messrs. Ross, Linesch and Grieves is a party to an employment agreement with TekInsight. In addition, it is a condition to the merger that TekInsight enter into a new employment agreement with Mr. Ross with a term of at least three years.

     We anticipate that three of our directors will resign effective upon consummation of the merger. The vacancies will be filled with the nominees of DynCorp in accordance with our by-laws and will thereafter serve as Class B directors. The four current directors who remain on the board following the merger will thereafter serve as Class A directors who are elected by holders of Class A common stock and Series A preferred stock acting together as a single class.

Fairness Opinion (Page ___)

     TekInsight is not an affiliate of DMR and the merger was negotiated on an arms' length basis. Although not required, our board of directors believed it would be helpful to engage independent financial advisors to deliver an opinion regarding the fairness of the terms of the merger, from a financial point of view, to our stockholders. We engaged CBIZ Valuation Counselors as our independent financial advisor, and it delivered its opinion to us that the terms of the merger are fair, from a financial point of view, to our stockholders.

Material Federal Income Tax Consequences (Page ___)

     The merger is intended to qualify as a tax-free reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code of 1986, as amended. Because the outstanding shares of TekInsight will remain unchanged as a result of the merger, existing TekInsight stockholders will not recognize any gain or loss for federal income tax purposes as a result of the merger. In addition, neither TekInsight nor our subsidiary, Newport Acquisition Corp., should recognize any gain or loss for federal income tax purposes as a result of the merger.

Accounting Treatment

     The merger will be accounted for as a purchase. This means that after the merger the combined results of operations of DMR will be included in the consolidated results of operations of Newport Acquisition Corp. and TekInsight. For purposes of preparing consolidated financial statements, the purchase price, including the fees and other costs of TekInsight associated with the merger at the date of completion, will be allocated to the assets and liabilities of Newport Acquisition Corp. based on their fair market values, with the excess allocated to goodwill to be amortized over the estimated economic life of the assets.

Appraisal Rights

     Our stockholders are not entitled to appraisal rights in connection with the proposals.

Proposal 3

     The board of directors of TekInsight is required to obtain stockholder approval by a majority of shares cast on the proposal at the Special Meeting to adopt our 2001 Plan. The purpose of the 2001 Plan is to cover future option grants to our officers, directors, key employees and consultants, including those who join us as a result of the merger, in order to provide an incentive for good performance. Our existing 1992 Plan will expire in June 2002, and we do not have sufficient shares available under the 1992 Plan to accomplish this goal.

     The TekInsight board of directors recommends that the stockholders of TekInsight vote "FOR" this proposal.

Vote Required for Approval of Proposal 3

     On the record date _________ shares of TekInsight common stock were issued and outstanding and held by approximately ________ beneficial owners, and _____ shares of TekInsight Series A preferred stock were issued and outstanding and held by approximately ____ beneficial owners. Delaware law and our by-laws require that proposal 3 be approved by a majority of the aggregate voting power of the outstanding shares of TekInsight common stock and Series A preferred stock present in person or represented by proxy at the Special Meeting and entitled to vote on proposal 3, voting together as a single class. Holders of record of common stock are entitled to one vote per share on proposal 3. Holders of record of Series A preferred stock are entitled to 2.5 votes per share on proposal 3.

Additional Information

     TekInsight and DynCorp, DMR's sole stockholder, each file reports with the SEC. You may read and copy this information at the SEC's public reference facilities. Call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet web site of the SEC at www.sec.gov.

     In addition, we filed copies of the agreement and plan of reorganization, the agreement and plan of merger and the stock option agreement as exhibits to our Current Report on Form 8-K that was filed with the SEC on May 2, 2001. You can obtain copies of these documents from the SEC as described above. We will also provide you copies, free of charge, upon request. Our proposed amended and restated certificate of incorporation is attached to this proxy statement as Annex A, our proposed amended and restated by-laws are attached to this proxy statements as Annex B, the opinion of our financial advisors is attached to this proxy statement as Annex C, and our proposed 2001 stock incentive plan is attached to this proxy statement as Annex D.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table sets forth information regarding the beneficial ownership of outstanding Common Stock as of June 30, 2001 by (i) each of the Company's directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each owner of more than 5% of the Company's Common Stock, referred to as the 5% owners.


                                                            Number of Shares                     Percentage
     Name and Address of                                    of Common Stock                    Outstanding of
       Beneficial Owner (2)                              Beneficially Owned (1)              Common Stock Owned
       ----------------                                  ------------------                  ------------------
Brian D. Bookmeier (3)                                            427,065                          1.7%
c/o Las Vegas Golf & Tennis
42705 Grand River Avenue, Suite 20
Novi, MI  48152
Estate of Fred Kassner(4)                                       3,045,610                         12.2%
59 Spring Street
Ramsey, NJ  07446
James Linesch (5) (7)                                             360,573                          1.4%
Damon D. Testaverde(4) (5)                                        899,794                          3.5%
580 Oak Dale Street
Staten Island, NY  30312
Steven J. Ross (6)                                                478,845                          1.9%
Michael W. Grieves (8)                                            657,729                          2.6%
34705 West 12 Mile Road, Suite 300
Farmington Hills, MI 48009
Walter J. Aspatore (9)                                             73,410                          *
255 East Brown Street Center, Suite 120
Birmington, MI  48009
H. T. Ardinger & Sons, Inc.(10)                                 2,403,550                          9.4%
9040 Governors Row
P.O. Box 569360
Dallas, TX 75356
Mr. Douglas Adkins(11)                                          1,342,800                          5.2%
1601 Elm Street
Dallas, Texas 75201
Joseph M. Howell, III                                                   0                          *
ALL OFFICERS AND DIRECTORS                                      2,897,416                         11.0%
as a group (6 persons) (3)(6)(7)(8)(9)(10)
*  Less than 1%

     (1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

     (2) Except as set forth in the footnotes to this table, the business address of each director and executive officer listed is c/o TekInsight.com, Inc., 18881 Von Karman Avenue, Irvine, California 92612.

     (3)  Includes  253,315 shares of Common Stock held by Mr.  Bookmeier.  Also includes 8,750 shares of Common Stock which are issuable upon conversion of 3,500 shares of Series A Preferred Stock on and after August 14, 2001, options to purchase 125,000 shares of Common Stock at $1.35 per share, granted in connection with the waiver of certain cash compensation in 1996, options to acquire 10,000 shares of Common Stock granted under the 1992 Employee's Stock Option Plan at $.9375 per share and options to purchase 30,000 shares of Common Stock granted under the Company's 1997 Non-Employee Director's Stock Option Plan (10,000 exercisable at $1.81 per share of Common Stock, 10,000 exercisable at $3.78 per share of Common Stock and 10,000 exercisable at $2.81 per share of Common Stock).

     (4) For the Estate of Mr. Kassner, includes 40 shares of Common Stock underlying the Company's publicly-traded Class A Warrants and 100,000 shares of Common Stock underlying Warrants granted in connection with certain financial accommodations granted by Mr. Kassner related to the release of security interests in Company assets. For Mr. Testaverde, includes the shares underlying 371,855 options granted under the 1992 Employee Stock Option Plan exercisable at prices ranging from $1.25 to $1.50 per share.

     (5) Includes 40,000 options granted to each of Messrs. Linesch and Testaverde (10,000 exercisable at $1.81 per share of Common Stock,
          10,000 exercisable at $ .9375 per share of Common Stock, 10,000 exercisable at $3.78 per share of Common Stock and 10,000 exercisable at $2.81 per share of Common Stock) under the Company's 1997 Non-Employee Director's Stock Option Plan, and includes 8,750 shares of Common Stock which are issuable to each of Messrs. Linesch and Testaverde upon conversion on and after August 14, 2001 of 3,500 shares of Series A Preferred Stock held by each such person.

     (6) Includes options to purchase 400,000 shares of common stock exercisable at $1.25 per share granted to Mr. Ross under the Company's 1992 Employee Stock Option Plan, 10,000 shares of Common Stock underlying options granted at $2.81 per share under the Company's 1997 Non-Employee Director's Stock Option Plan, 19,845 shares of Common Stock which are issuable upon conversion of 7,938 shares of Series A Preferred Stock on and after August 14, 2001, and 49,000 shares of Common Stock underlying options to purchase 19,600 shares of TekInsight Series A Preferred Stock with a strike prices of $1.69 per share.

     (7) Includes options to purchase 175,000 shares of common stock granted to Mr. Linesch at prices ranging from $1.25 to $3.00 under the 1992 Employee Stock Option Plan.

     (8) Mr. Grieves owns 226,754 shares of TekInsight Series A Preferred Stock, which he received as merger consideration in connection with the merger of Data Systems with TekInsight. Based upon the merger conversion ratio, Mr. Grieves also received beneficial ownership of options to purchase 36,338 shares of TekInsight Series A Preferred Stock with strike prices of $2.39 per share to $33.80 per share. The TekInsight Series A Preferred Stock shares are available for conversion into TekInsight common stock on and after August 14, 2001. Mr. Grieves' Series A Preferred Stock is convertible into 566,883 shares of Common Stock, and the shares of Series A Preferred Stock which may be acquired on his option exercise are convertible into 90,846 shares of Common Stock.

     (9) Mr. Aspatore owns 13,292 shares of TekInsight Series A Preferred Stock. Mr. Aspatore is the beneficial owner of options to purchase 16,072 shares of TekInsight Series A Preferred Stock with strike prices of between $2.25 and $23.92 per share. The TekInsight Series A Preferred Stock shares are available for conversion into TekInsight common stock on and after August 14, 2001. Mr. Aspatore's Series A Preferred is convertible into 33,230 shares of Common Stock, and the shares of Series A Preferred Stock which may be acquired on his option exercise are convertible into 40,180 shares of Common Stock.

     (10) Includes 750,000 shares of Common Stock which H. T. Ardinger & Sons, Inc. can acquire upon redemption at any time of 500,000 shares of preferred stock of BugSolver.com, Inc., a subsidiary of TekInsight. Includes 90,000 shares of TekInsight Series A Preferred Stock available for conversion into Common Stock on and after August 14, 2001, which shares of Series A Preferred Stock are convertible into 225,000 shares of Common Stock. The President and a principal stockholder of H. T. Ardinger & Sons, Inc. is also the Chairman of ViewCast.com, Inc., and H.T. Ardinger & Sons, Inc. is a principal stockholder of ViewCast.com, Inc. The Company has been informed that H.T. Ardinger & Sons, Inc. disclaims beneficial ownership of any shares of Common Stock held by ViewCast.com, Inc. over which it may otherwise be deemed to have beneficial ownership.

     (11) Includes 750,000 shares of Common Stock which Mr. Adkins can acquire upon redemption at any time of 500,000 shares of preferred stock of BugSolver.com, Inc., a subsidiary of TekInsight. Includes 118,000 shares of TekInsight Series A Preferred Stock available for conversion into Common Stock on and after August 14, 2001. Mr. Adkins has beneficial ownership of the 295,000 shares of Common Stock into which such shares of Series A Preferred Stock are convertible.

                        SELECTED PRO FORMA AND HISTORICAL
                           CONSOLIDATED FINANCIAL DATA

  Selected Pro Forma and Historical Consolidated Financial Data of TekInsight

     The following table provides selected consolidated financial data for TekInsight for the five years ended June 30, 2000, the nine months ended March 31, 2001 and 2000, and pro forma financial data for the year ended June 30, 2000 and the nine months ended March 31, 2001. The statement of operations data for 1996 through 2000 and balance sheet data for 1996 through 2000 are derived from our audited financial statements. The statement of operations data for the nine months ended March 31, 2001 and 2000 and balance sheet data as of March 31, 2001 and 2000 are derived from unaudited quarterly information for the nine months ended March 31, 2001 and 2000. Interim unaudited data reflect, in the opinion of management of TekInsight, all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods presented. The pro forma data reflects TekInsight's acquisition of DMR as of each of June 30, 2000 and March 31, 2001. The pro forma information should be read in conjunction with the pro forma condensed consolidated financial statements included elsewhere in this proxy statement.

(in thousands, except per share data)
                                                                        Nine months ended      Pro forma       Pro forma
                                                                   --------------------------  nine months     year ended
                                   Year ended June 30,                       March 31,        ended March 31,   June 30,
                         2000    1999     1998     1997     1996         2001        2000          2001          2000
                        ------  -------  -------  -------  ------      --------    --------      --------        ----
                                                                       (unaudited) (unaudited)  (unaudited)   (unaudited)
Statement of
Operations Data:
Revenues..........      $1,962   $1,515   $  997    $ 455    $  -      $   31,581  $ 1,529      $ 55,985    $  78,837
Cost of revenues..       1,373      700      248       73       -          24,906      894        47,277       69,124
                         -----   ------   ------    -----  ------      ----------  --------      -------       ------
Gross margin......         589      815      749      382       -           6,675      635         8,708        9,713
Operating expenses       3,848    3,573    2,354      992    1,381         12,680    1,683        18,762       20,574
                        ------   ------  -------  -------  -------     ----------  -------        ------       ------
Loss from operations    (3,259)  (2,758)  (1,605)    (610)  (1,381)        (6,005)  (1,048)      (10,054)     (10,861)
Gain (Loss) on sale
of marketable           (1,191)   1,690        -        -        -              -       93             -       (1,191)
securities
Other income
  (expense), net..         (43)     590      452        2        -           (623)     379         (682)          572
                        -------  -------  ------   ------  -------     ----------  -------        ------      -------
Loss from continuing    (4,493)    (478)  (1,153)    (608)       -         (6,628)    (576)      (10,736)     (11,956)
  operations            -------  -------  ------   ------  -------     ----------  -------        ------      -------

Discontinued
Operations
Gain (loss)  from
discontinued
operations                 (28)       -   (2,122)  (1,816)  (1,151)            59      132            59          (28)
                        -------  -------  ------   ------  -------     ----------  -------        ------      -------
Gain from disposal,
including operating
losses through
disposal date of
$1,489,272 (less
income taxes of              -    1,492    5,141        -        -              -        -             -            -
$1,104,000).......      -------  -------  ------   ------  -------     ----------  -------        ------      -------

Total income (loss)
from discontinued
operations                 (28)   1,492    3,019  (1,816)  (1,151)             59      132            59         (28)
                        -------  -------  ------   ------  -------     ----------  -------        ------      -------
Net(loss)income
before tax            $ (4,521)  $1,013   $1,866 $(2,424) $(2,532)      $  (6,569)  $ (444)    $ (10,677)  $ (11,984)

Income Taxes               546        -        -       -        -               -        -             -         546
                        -------  -------  ------   ------  -------     ----------  -------        ------      -------
Preferred Stock                      27      186      212
Dividend                         ------   ------   ------

Net income (loss)
applicable to common
share holders           $ (3,975) $ 986   $1,680  $(2,636)$(2,532)      $  (6,569)  $ (444)    $ (10,677)  $ (11,438)
                        ========= =====   ======  =======  ========     =========   =======    ==========   =========
Net income (loss) per
share.............
Continuing operations    $ (0.25) $(0.03) $(0.11)  $ (0.08) $(0.23)      $   (0.40   $(0.04)    $   (0.31) $   (0.34)
                        ======== ======   ======   ======  ======       =========   ========    =========    =========
Discontinued operations  $    -   $ 0.10  $ 0.25   $ (0.17) $(0.17)      $       -   $ 0.01     $       -  $       -
                        ======== ======   ======   ======  ======       =========   ========    =========     =========
Net (loss) income per
share basic and diluted $(0.25)  $ 0.07  $ 0.14   $ (0.25) $(0.40)      $   (0.40)  $(0.03)    $   (0.31)  $   (0.34)
                        =======  ======= =======  ======== ======       =========   =======     =========    =========
Weighted average
  shares outstanding    15,878   14,728   12,019   10,379   6,844          16,550   15,824        34,179       33,508
                        =======  ======= ======== ======== ======       =========   =======     =========    =========

                                              As of June 30,                               As of March 31,
                               ---------------------------------------------    -----------------------------------
Balance Sheet Data:             2000        1999            1998      1997         1996         2001   Pro forma 2001
-------------------            ------     --------       --------   --------    --------  -----------  --------------
                                                                                          (unaudited)   (unaudited)
Cash and cash equivalents      $3,691      $ 7,618       $ 2,575    $    542    $     91     $  1,591        $1,345
Working capital.........        1,801        5,365           777       3,129         297       (7,008)       (4,959)
Total assets............       12,525       16,487         9,913      18,298      18,209       34,450        66,859
Total liabilities.......        2,907        2,872         4,413      14,776      15,242       17,089        19,705
Total stockholders' equity      9,618       13,615         5,500       3,523       2,966       17,361        47,154

Selected Historical Annual Financial Data of DMR


     The following table presents selected historical financial data derived from the audited financial statements of operations of DMR for each of the three fiscal years ended December 28, 2000, December 30, 1999 and December 31, 1998, the audited balance sheets as of December 28, 2000 and December 30, 1999, the unaudited statements of operations for the fiscal year ended December 31, 1997, and the unaudited balance sheets as of December 31, 1998 and December 31, 1997. During these periods, DMR paid no cash dividends on its common stock. The following information should be read in conjunction with the section of this proxy statement entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations of DMR" and the audited and unaudited financial statements and related notes thereto included elsewhere in this proxy statement.

 (in thousands, except per share data)
                                                                        Fiscal year ended
                                                  December 28,     December 30,     December 31,    December 31,
                                                     2000             1999             1998             1997
                                                     -----            -----            -----            ----
Statements of Operations Data:
Revenues                                         $  26,755       $   24,536        $ 18,056        $    1,554
Net (loss) income                                $    (739)      $   (1,575)       $    256        $   (1,384)
(Loss) earnings per share:
    Basic                                        $  (7,393.68)   $  (15,754.97)    $  2,556.82     $  (13,840.42)
    Diluted                                      $  (7,393.68)   $  (15,754.97)    $  2,556.82     $  (13,840.42)
Balance Sheet Data:
Total assets                                     $   5,863       $    6,449        $  2,701        $      931
Advances from DynCorp                            $   6,118       $    5,537        $  2,914        $    1,926


Selected Historical Quarterly Financial Data of DMR (Unaudited)

     A summary of quarterly financial data for 2000 and 1999 is as follows:

     (in thousands, except per share data)

                                      2000 Quarters                                     1999 Quarters
                                      --------------                                    -------------
                                       (unaudited)                                       (unaudited)
                       First       Second       Third        Fourth       First       Second      Third        Fourth
Revenue             $ 6,505      $ 7,127     $  6,078     $7,045        $ 6,120     $ 6,636     $6,786      $ 4,994
Gross profit        $   986      $ 1,162     $   (528)    $  958        $ 1,087     $ 1,013     $  531      $(2,011)
Net income          $   349      $   213     $ (1,244)    $  (57)       $   604     $   595     $    9      $(2,784)
(loss)
Earnings (loss)
per share:
     Basic          $ 3,490.96   $  2,128.11 $(12,444.11)  $(568.64)    $ 6,042.72  $5,952.73   $   90.83   $(27,841.25)
     Diluted        $ 3,490.96   $  2,128.11 $(12,444.11)  $(568.64)    $ 6,042.72  $5,952.73   $   90.83   $(27,841.25)

Quantitative and Qualitative Disclosures About Market Risk

     DMR is covered by DynCorp's policy to use derivative financial instruments to manage its market risk exposures from fluctuations in interest rates and foreign exchange rates as warranted. DynCorp manages its exposure to this market risk through the monitoring of its available financing alternatives including, in certain circumstances, the use of derivative financial instruments. DynCorp does not hold or issue derivative financial instruments for trading purposes. There were no such financial instruments held by DMR during 2000 and 1999.

Per Share Data Regarding TekInsight

     Shown separately below are the net loss and book value per common share data for TekInsight on a historical basis and for TekInsight and DMR on a pro forma consolidated basis. The per share data for DMR is not presented separately, since DMR was a privately held subsidiary prior to the acquisition. The per share data are prepared with the assumption that 17,629,000 shares of Class B common stock will be issued to DMR's sole stockholder. The pro forma statements do not reflect the assumption that an additional $20 million of financing has been secured, as a condition of the closing, since the nature of this financing, as a combination of debt and equity, has not yet been determined.

     The unaudited pro forma consolidated data below are for illustrative purposes only. The companies may have performed differently had they been combined at the assumed dates. This information should not be relied upon as indicative of the historical results that would have been achieved had the companies been combined at the assumed dates or of the future results that TekInsight will experience after the merger.

     You should read the information below together with the historical financial statements of TekInsight and Data Systems, the related notes, and the Unaudited Pro Forma Consolidated Financial Information and related notes starting on page ___.

                                                                                                         For the
                                                                                   For the             nine months
                                                                                 year ended               ended
                                                                                June 30, 2000        March 31, 2000
TekInsight historical per common share data
     Net loss from continuing operations per common share.................          $(0.25)            $(0.40)
     Book value per share.................................................           $0.59              $1.00

TekInsight pro forma consolidated per TekInsight common share data:
     Net loss from continuing operations per common share (1).............          $(0.34)            $(0.31)
     Book value per share (2).............................................          $ 1.16             $ 1.35

-------------------

     1) The TekInsight pro forma consolidated net loss per common share is calculated by dividing the total of the TekInsight weighted average shares outstanding and the assumed issuance of 17,629,000 shares of Class B common stock to DMR's sole stockholder at the beginning of the respective periods.

     2) The TekInsight pro forma consolidated book value per share is calculated by dividing the pro forma consolidated stockholders' equity by the total number of TekInsight common shares outstanding and assumes issuance of 17,629,000 shares of Class B common stock to DMR's sole stockholder at the beginning of the respective periods.

                        PROPOSAL 1--AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

     We are soliciting your approval of our amended and restated certificate of incorporation. The proposed amendments (1) change our name to DynTek, Inc., and
(2) establish a new class of Class B common stock, shares of which we intend to issue to DynCorp as consideration for the merger. Holders of shares of our new Class B common stock would be entitled separately to nominate and elect the same proportion of the members of our board of directors as the total number of outstanding shares of Class B common stock bears to the total number of outstanding shares of all classes of common stock (but never as much as a majority of the members of the board of directors), which proportion initially will represent three of our seven directors. Otherwise, the Class B common stock would be substantially similar to our existing common stock, which will be re-classified as Class A common stock.

     We believe that the DynTek, Inc. name signifies the combination of our two businesses, along with our emergence as a premier provider of diversified services to state and local governments. We feel that the new name will enhance the perception of our company as having taken a strong direction into this marketplace with a clear strategic focus.

     We cannot complete the merger unless our amended and restated certificate of incorporation is approved at the Special Meeting. Similarly, we cannot complete the merger unless, pursuant to Nasdaq Rule 4310, proposal 2 to issue the Class B common stock to DynCorp as consideration for the merger is approved at the Special Meeting.

     TekInsight's board of directors believes that the merger is in the best interests of stockholders of TekInsight. We believe that the merger will give TekInsight access to DMR's extensive experience and knowledge of the management services marketplace. In addition, the merger of DMR's multi-state operations with our own will give us a 17-state coverage footprint immediately, along with a broadened service set and contract revenue backlog.

     TekInsight is not an affiliate of DMR and the merger was negotiated on an arms' length basis. Although not required, our board of directors believed it would be helpful to engage independent financial advisors to deliver an opinion regarding the fairness of the terms of the merger, from a financial point of view, to our stockholders. We engaged CBIZ Valuation Counselors as our independent financial advisor, and it delivered its opinion to us that the terms of merger are fair, from a financial point of view, to our stockholders.

     The board of directors of TekInsight recommends that all stockholders vote "FOR" approval of the amended and restated certificate of incorporation.


                        PROPOSAL 2--APPROVAL OF ISSUANCE
                     OF SHARES PURSUANT TO NASDAQ RULE 4310

     Nasdaq Rule 4310 requires Nasdaq-listed companies to obtain stockholder approval before issuing 20% or more of their common stock (or securities convertible into common stock) in connection with a transaction other than a public offering. This would include the Class B common stock to be issued to DynCorp in the merger. The issuance of shares of our Class B common stock in the merger would exceed the 20% threshold. As with the proposal to amend and restate the certificate of incorporation, we cannot complete the merger unless the proposal to issue the Class B common stock to DynCorp is approved at the Special Meeting.

     DynCorp will receive initial merger consideration consisting of a number of shares of our new Class B common stock equal to two-thirds of our previously outstanding shares of common stock and two-thirds of all shares of our common stock issuable upon conversion, redemption or exchange of any outstanding shares of preferred stock of TekInsight or any subsidiary of TekInsight. As a result,

DynCorp will own approximately 40% of the outstanding shares of our common stock and common stock equivalents, as identified above, following the merger.

     In addition, during the five-year period following the consummation of the merger, DynCorp may receive additional merger consideration if and whenever we issue or sell any shares of our Class A common stock pursuant to the exercise or conversion of any option, warrant or similar security outstanding at the time of the merger (excluding up to 2,000,000 shares issuable to our employees upon exercise of options granted under the 1992 Plan and excluding shares of common stock issuable upon conversion of the Series A preferred stock used to calculate the initial merger consideration), if any such shares are issued or sold at a price that is less than the then fair market value of a share of Class A common stock. If such triggering shares are issued or sold, then we will issue to DynCorp, for no additional consideration, a number of shares of our Class B common stock whose value equals 40% of the difference between such triggering shares' fair market value and the price at which they were issued.

     The board of directors of TekInsight recommends that all stockholders vote "FOR" approval of the proposal pursuant to Nasdaq Rule 4310.

                                   THE MERGER

     TekInsight, Newport Acquisition Corp., DynCorp and DMR entered into an agreement and plan of reorganization and an agreement and plan of merger, each dated as of April 25, 2001. TekInsight and DynCorp also entered into a related stock option agreement dated as of April 25, 2001. The following summary of the material terms of the above-identified agreements (collectively, the "merger agreements"), while complete in material respects, is nonetheless a summary. It is qualified by reference to the full text of the merger agreements. We filed copies of the merger agreements as exhibits to our Current Report on Form 8-K that was filed with the SEC on May 2, 2001. We will also provide you copies of the merger agreements, free of charge, upon request.

Reasons for the Merger

     DMR is a subsidiary of DynCorp, a $1.8 billion, employee-owned company that provides diverse information technology and outsourcing services to government clients. DMR was formed in 1996 to leverage DynCorp's strengths and to deliver high-quality service to state and local governments. DMR currently serves more than a dozen clients in twelve states providing a variety of information technology and business process outsourcing services.

     We believe that the merger will give TekInsight access to DMR's extensive experience and knowledge of the management services marketplace. In addition, the merger of DMR's multi-state operations with our own will give us a 17-state coverage footprint immediately, along with a broadened service set and contract revenue backlog. The combined service offerings of the post-merger company can be provided to current customers of both TekInsight and DMR under master service agreements, thereby expanding existing relationships. Additionally, the post-merger company can combine the current service offerings of both TekInsight and DMR to offer more comprehensive proposals for additional long term contracts. Finally, the management, administration and marketing functions of both companies will be consolidated, allowing the post-merger company to benefit from resulting economies of scale.

     We believe that changing our name to DynTek, Inc. will signify the combination of the two businesses, along with our emergence as a premier provider of diversified services to state and local governments. We feel that the new name will enhance the perception of our company as having taken a strong direction into this marketplace with a clear strategic focus.

Effect of the Merger

     The merger agreements provide that if the merger is approved, at the effective time, a certificate of merger will be filed with the Secretaries of State of each of Delaware and Virginia, and upon such filings DMR will be merged with and into Newport Acquisition Corp. Newport Acquisition Corp. will continue as the surviving company and as a wholly owned subsidiary of TekInsight. By operation of law, Newport Acquisition Corp. will succeed to all of the property and rights of DMR and assume all of its debts, liabilities and obligations. The certificate of incorporation and by-laws of Newport Acquisition Corp. will be the certificate of incorporation and by-laws of the combined entity following the merger.

Management of Newport Acquisition Corp. after the Effective Date of the Merger

     The present officers and directors of Newport Acquisition Corp. will continue to serve as the officers and directors of the combined entity following the merger. Those officers and directors are currently comprised of the following persons:

o        Steven J. Ross - President, Chief Executive Officer and Director

o        James Linesch -  Executive  Vice  President,   Chief Financial Officer,
         Secretary and Director

o        Brian D. Bookmeier - Director

o        Damon D. Testaverde - Director

o        Michael W. Grieves - Director

o        Walter J. Aspatore - Director

o        Joseph M. Howell, III - Director

It is anticipated  that certain current officers and directors of DMR may become
officers  and  directors  of  the  combined   entity  at  some  time   following
consummation of the merger.

     We expect the closing of the merger to occur on the third business day following satisfaction or waiver of all of the conditions to the merger, including obtaining stockholder approval, executing certain ancillary agreements and securing a firm irrevocable financing commitment under which at least $20 million of financing will be available to the combined entity following the merger. No conditions are expected to be waived. The closing will be at the offices of Nixon Peabody LLP, counsel for TekInsight, 437 Madison Avenue, New York, New York, or at such other place as the parties may agree in writing.

Merger Consideration

     DynCorp will receive initial merger consideration consisting of a number of shares of our new Class B common stock equal to two-thirds of our previously outstanding shares of common stock and two-thirds of all shares of our common stock issuable upon conversion, redemption or exchange of any outstanding shares of preferred stock of TekInsight or any subsidiary of TekInsight. As a result, DynCorp will own approximately 40% of the outstanding shares of our common stock and common stock equivalents, as identified above, following the merger.

     In addition, during the five-year period following the consummation of the merger, DynCorp may receive additional merger consideration if and whenever we issue or sell any shares of our Class A common stock pursuant to the exercise or conversion of any option, warrant or similar security outstanding at the time of the merger (excluding up to 2,000,000 shares issuable to our employees upon exercise of options granted under the 1992 Plan and excluding shares of common stock issuable upon conversion of the Series A preferred stock used to calculate the initial merger consideration), if any such shares are issued or sold at a price that is less than the then fair market value of a share of Class A common stock. If such triggering shares are issued or sold, then we will issue to DynCorp, for no additional consideration, a number of shares of our Class B common stock whose value equals 40% of the difference between such triggering shares' fair market value and the price at which they were issued.

Tax Consequences

     The merger is intended to qualify as a tax-free reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code of 1986, as amended. Because the outstanding shares of TekInsight will remain unchanged as a result of the merger, existing TekInsight stockholders will not recognize any gain or loss for federal income tax purposes as a result of the merger. In addition, neither TekInsight nor our subsidiary, Newport Acquisition Corp., should recognize any gain or loss for federal income tax purposes as a result of the merger.

Accounting Treatment

     The merger will be accounted for as a purchase. This means that after the merger the combined results of operations of DMR will be included in the consolidated results of operations of Newport Acquisition Corp. and TekInsight. For purposes of preparing consolidated financial statements, the purchase price, including the fees and other costs of TekInsight associated with the merger at the date of completion, will be allocated to the assets and liabilities of

Newport Acquisition Corp. based on their fair market values, with the excess allocated to goodwill to be amortized over the estimated economic life of the assets.

Further Actions by the Parties

     The parties each agree that, if further action is necessary or desirable to carry out the purposes of the merger agreements and to vest Newport Acquisition Corp. with full right, title and possession to all assets, property, rights, privileges, powers and franchises of DMR, the officers and directors of DynCorp, DMR and TekInsight will take all such lawful and necessary action. TekInsight and DynCorp will also cause Newport Acquisition Corp. and DMR, respectively, to perform their obligations under the merger agreements.

Representations and Warranties

     The merger agreements contain customary representations and warranties by each of the parties. The representations and warranties will not survive the closing of the merger.

Covenants

         The parties have agreed to a number of covenants. TekInsight has agreed:

o    To prepare and file this proxy statement with the SEC;

o To use its best efforts to promptly hold a Special Meeting and solicit proxies necessary for the merger and secure stockholder approval as required by the rules of the National Association of Securities Dealers and Delaware law;

o To abide by a "no shop" provision, subject to fiduciary duties owed by the board of directors of TekInsight to its stockholders;

o To use its best efforts to secure a firm irrevocable financing commitment on prevailing market terms under which at least $20 million will be available to the combined entity to support its operations for at least two years subsequent to the closing of the merger.

o To cause the combined entity to retain all of DMR's employees following the closing at the same base salary or base hourly rate as is presently paid to them by DMR and on terms and conditions no less favorable to them than those afforded to similarly situated employees of TekInsight. In addition, TekInsight has agreed to cause the combined entity to treat such employees' service with DMR as if it had been with the combined entity. This includes waiving any deductibles, co-payments, out-of-pocket maximums or similar benefits requirements for calendar year 2001 (except to the extent they applied prior to the merger to limit or deny coverage and except to the extent TekInsight's insurance company would not allow such waivers), and granting severance benefits based on such prior periods of service with DMR to any such employees who are terminated by DMR within one year of the closing of the merger; and

o To use its good faith best efforts to replace DynCorp's surety or other bonds, and to release any guaranty by DynCorp of DMR's obligations, as soon as is reasonably practicable, and to indemnify DynCorp and its affiliates for any losses relating to any of such surety or other bonds or any such guarantees.

         DynCorp has agreed:

o Not to compete with the combined entity or TekInsight, directly or indirectly, including through any of its subsidiaries, for three years following the merger, in certain specified circumstances.

o To deliver to TekInsight audited and unaudited financial statements of DMR necessary to meet applicable securities law requirements for inclusion in this proxy statement; and

o To preserve, for one year, all surety and other bonds that are currently in place with respect to any outstanding contracts to which DMR is a party.

o To use its reasonable efforts in good faith to negotiate and enter into a Transition Services Agreement with TekInsight and Newport Acquisition Corp. for the continued provision of certain specified services to the post-merger company, for prescribed periods of time, which services had previously been provided to DMR in connection with its ongoing pre-merger business operations .

o To use its reasonable efforts in good faith to cause DMR and DynRide LLC to enter into a Strategic Alliance Agreement for the provision to DMR of DynRide LLC's web-based trip consolidation and reverse-auction technology for application in DMR's transportation management services business .

         TekInsight and DynCorp have agreed:

o To submit promptly any governmental applications, notices or other filings necessary for the merger;

o To cooperate and use their reasonable efforts in good faith to cause the merger to occur; and

o To keep the books and records of the other party confidential and to consult with each other prior to making any public disclosures regarding the merger.

     TekInsight and DMR have agreed to operate their respective businesses in the usual, regular and ordinary course of business prior to the closing of the merger.

     TekInsight and Newport Acquisition Corp. have agreed not to use the name "DynCorp" or any derivation thereof, except in connection with existing stationary, labels, product literature and similar materials for up to 60 days following the merger.

Conditions to Closing

     The obligations of the parties under the agreements are subject to the satisfaction of a number of conditions, none of which is expected to be waived. The material conditions of the agreement and plan of reorganization include the following:

o All corporate action necessary to approve the merger, including TekInsight stockholder approval, must have been taken or obtained;

o The parties must have received all regulatory approvals required or mutually deemed necessary in connection with the merger;

o There must be in effect no governmental action, including any statute, rule, regulation, executive order, decree, injunction or order, that would prevent completion of the merger;

o TekInsight must have secured a firm irrevocable financing commitment, in form and substance reasonably acceptable to DynCorp, under which no less than $20 million of financing will be available to the combined entity to support its operations for a period of at least two years subsequent to the closing of the merger;

o TekInsight must have filed its amended and restated certificate of incorporation with the Delaware Secretary of State;

o TekInsight's board of directors must have adopted the amended and restated by-laws;

o DMR must have entered into a strategic alliance agreement with DynRide LLC, an affiliate of DynCorp;

o TekInsight, Newport Acquisition Corp., and DynCorp must have entered into a transition services agreement with respect to the period immediately following the closing of the merger;

o TekInsight and DynCorp must have entered into a registration rights agreement with respect to the shares of Class B common stock to be issued to DynCorp in connection with the merger;

o TekInsight must have entered into an employment agreement (including an assignment of intellectual property), effective on or before the closing of the merger, with Steven J. Ross as the Chief Executive Officer of TekInsight having a term of not less than three years, in form and substance reasonably acceptable to DynCorp and Mr. Ross;

o TekInsight and DynCorp must have received from their respective special tax counsel a tax opinion to the effect that the merger will be a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

o All necessary third party consents to the merger (including consents of lenders) must have been obtained; and

o Other customary covenants must have been complied with (that all representations and warranties are true at closing, no material adverse changes in the business of TekInsight or DMR, receipt of secretary's certificates, etc.).

Events of Termination

         The agreement and plan of reorganization and the agreement and plan of merger may be terminated in the event of any of the following:

o    By mutual written consent of the parties;

o By any party to the merger agreements, if the merger is not completed by October 31, 2001 for any reason (other than the failure of such party to perform its obligations under the merger agreements);

o By any party to the merger agreements, if any applications for prior approval submitted to any federal governmental agency, department or body in connection with the merger are finally denied, and the time period for appeals and requests for reconsideration has run;

o By any party to the merger agreements, if any governmental entity of competent jurisdiction has issued a final nonappealable order enjoining or otherwise prohibiting the merger;

o By TekInsight or DynCorp, if the other breaches any representation, warranty, covenant or agreement contained in the agreement and plan of reorganization unless such breach is cured within 30 days of receipt of notice thereof; or

o By any party to the merger agreements if any necessary approval by the stockholders of TekInsight is not obtained under Nasdaq rules and/or Delaware law.

Fees and Expenses

     In the event the agreement and plan of reorganization and the agreement and plan of merger are terminated due to a material breach of any representation, warranty, covenant or agreement that is not timely cured, or due to the failure by TekInsight to obtain any necessary stockholder approval, then, under the terms of the agreement and plan of reorganization, the breaching party must reimburse the non-breaching party for all of its reasonable out-of-pocket expenses, up to $300,000. Except in the case of such a termination, each party to the merger will pay its own fees and expenses.

Choice of Law

     The agreements are governed by and construed in accordance with the laws of the State of Delaware.

Stock Option Agreement

     TekInsight and DynCorp also entered into a stock option agreement in connection with the merger. Under the terms of the stock option agreement, TekInsight granted to DynCorp an option to purchase up to 19.9% of TekInsight's outstanding common stock at an exercise price of $1.94 per share, payable in cash. The option is generally exercisable by DynCorp in the event that TekInsight fails to consummate the merger, or if any of the following occurs prior to termination of the agreement and plan of reorganization and agreement and plan of merger:

o TekInsight enters into an agreement with a third party to merge or sell substantially all of its assets or 10% or more of its voting stock;

o TekInsight breaches the agreement and plan of reorganization following announcement by a third party that it intends to acquire 10% or more of TekInsight's voting stock or acquire TekInsight by merger or otherwise;

o Following any of the above events, TekInsight stockholders fail to approve the merger; or

o    Any  third  party  acquires   beneficial   ownership  of  10%  or  more  of
     TekInsight's voting stock.

     In addition, the stock option agreement grants DynCorp the right to put its option to TekInsight for cash in the event TekInsight enters into and closes an agreement with a third party to sell substantially all of its assets or 51% or more of its voting stock, or any third party acquires beneficial ownership of 51% or more of TekInsight's voting stock. In such event, the purchase price for the option would be equal to the difference between the highest price per share paid for TekInsight common stock during the six-month period following such triggering event and the exercise price of the option, multiplied by the number of shares subject to the stock option agreement. In addition, DynCorp would be entitled to have any shares of TekInsight common stock it had already acquired pursuant to exercise of the option repurchased by TekInsight on the same basis. The stock option agreement also grants DynCorp registration rights with respect to the shares of TekInsight common stock subject to the option.

     The  stock  option   agreement  will  terminate   automatically   upon  the
consummation of the merger.

Amended and Restated Certificate of Incorporation and By-laws

     It is a condition to the merger that TekInsight amend and restate its certificate of incorporation and by-laws prior to or at the time of the merger. See the section entitled "Amendments to Charter Documents" beginning on page ____ for a discussion of the amendments.

Registration Rights Agreements

     It is a condition to the merger that TekInsight execute and deliver to DynCorp a registration rights agreement with respect to the Class B common stock to be issued to DynCorp in the merger. Pursuant to the currently proposed terms of the registration rights agreement, TekInsight will grant to DynCorp two rights to demand registration of its shares of Class B common stock, including by means of a shelf registration if available, and unlimited rights to include its shares in any registration TekInsight undertakes on its own behalf or on behalf of any third person.

     The proposed registration rights agreement contains customary covenants and agreements, including with respect to priority of DynCorp's registration rights, the procedures for registering the shares, the payment of expenses, and indemnification by TekInsight of DynCorp and any underwriter for alleged untrue statements of fact or omissions of material facts. Any purchaser of any shares of Class B common stock from DynCorp will succeed to the registration rights to be granted by the proposed agreement with respect to such shares.

Transition Services Agreement

     It is a condition to the merger that TekInsight, Newport Acquisition Corp. and DynCorp negotiate and enter into a transition services agreement. Pursuant to the currently proposed terms of the transition services agreement, DynCorp will provide the combined entity with certain accounting, information technology and bid and proposal services generally during the one-year period immediately following consummation of the merger. In exchange for such services, the combined entity will pay DynCorp specified monthly fees for the specific services actually used. In addition, for the first year following the Closing, and thereafter if mutually agreeable, DynCorp will permit the combined entity to use office space currently occupied by DMR in DynCorp's Reston, Virginia facility for a monthly rental of $2.90 per square foot.

     The proposed transition services agreement contains customary covenants and agreements, including with respect to mutual indemnification for losses incurred as a result of a breach of the agreement and a disclaimer of warranties by DynCorp. The combined entity is not obligated to purchase any services from DynCorp under the proposed agreement, and the proposed agreement limits such services to those presently being provided by DynCorp to DMR.

Strategic Alliance Agreement

     It is a condition to the merger that DMR and DynRide LLC, an affiliate of DynCorp, negotiate and enter into a strategic alliance agreement. DynRide LLC has developed and is in the process of offering a web-based trip consolidation and reverse auction technology that has potential application to support DMR's transportation services management business. The ride consolidation aspect of this technology is currently being implemented as a cost saving solution by DMR in its performance under a non-emergency medical transportation management contract with the State of Connecticut. DMR also intends to utilize the DynRide LLC technology in connection with its performance under a contract newly awarded by the Commonwealth of Virginia contract for similar services.

     Pursuant to the currently proposed terms of the strategic alliance agreement, which will be in effect through December 31, 2009, DMR will have the exclusive right to utilize the DynRide LLC technology in connection with its transportation management services business until December 31, 2004. Thereafter, the alliance will continue, but DMR will no longer have an exclusive right to use the DynRide LLC technology for its specified purposes, and DynRide LLC will be permitted to offer its technology services to any third party, including DMR's competitors in the transportation management business. During the second period of the strategic alliance relationship, beginning in January 2005, DMR will be entitled to certain preferential pricing for its use of the subject technology which will not be available to DMR's competitors and other parties. Fees to DynRide LLC under the proposed strategic alliance agreement are to be separately negotiated during the alliance period, on a contract by contract basis, in each instance that DMR wants to utilize the DynRide LLC technology to support its own contractual performance. It is anticipated that the fee for utilization of the DynRide LLC technology will be calculated on a per-transaction basis, with the cost to DMR being passed through to its own customers or to vendors under the terms of DMR's prime contract or subcontract.

                         AMENDMENTS TO CHARTER DOCUMENTS

     In the event our stockholders approve our amended and restated certificate of incorporation and the proposal to issue the shares of Class B common stock to DynCorp in the merger, we will file the amended and restated certificate of incorporation with the Delaware Secretary of State, which will (1) change our name to DynTek, Inc., and (2) re-classify our existing common stock as Class A common stock and establish a new class of common stock referred to as our Class B common stock. Our board will also amend and restate our by-laws to provide generally that certain significant board decisions will require the consent of a super-majority of 80% of the entire board of directors, in addition to approval by the entire board in the usual manner for all other actions. In addition, we will make certain additional administrative changes to our certificate of incorporation and by-laws that are not described here.

     Our proposed amended and restated certificate of incorporation is attached to this proxy statement as Annex A, and our proposed amended and restated by-laws are attached to this proxy statement as Annex B. You are encouraged to carefully read the amended and restated certificate of incorporation and amended and restated by-laws in their entirety.

Name

     We believe that changing our name to DynTek, Inc. will signify the combination of our two businesses, along with our emergence as a premier provider of diversified services to state and local governments. We feel that the new name will enhance the perception of our company as having taken a strong direction into this marketplace with a clear strategic focus.

Class B Common Stock

     The following summary of the proposed terms of our Class B common stock, while complete in material respects, is nonetheless a summary. It is qualified by reference to the form of our amended and restated certificate of incorporation attached as Annex A to this proxy statement.

     The Class B common stock will rank pari passu with our existing, re-classified Class A common stock and, except as set forth below, will have the same rights and preferences as our Class A common stock.

Voting Rights

     Except as otherwise required by law, and subject to any rights that may be granted to holders of TekInsight preferred stock (including our existing Series A preferred stock), the holders of shares of Class A and Class B common stock are entitled to attend all annual and Special Meetings of stockholders and, voting together as a single class along with the Series A preferred stock, to vote on any matter properly put before our stockholders. However, holders of Class A common stock are not entitled to vote on any change in the powers or rights of the Class B common stock that would not adversely affect the rights of the Class A common stock.

     Holders of Class B common stock are entitled to a separate class vote so long as the outstanding shares of Class B common stock represent 5% or more of all outstanding shares of common stock of TekInsight:

o On any action that would alter or change the rights of the Class B common stock;

o To nominate and elect the same proportion of the members of our board of directors as the total number of outstanding shares of the Class B common stock bears to the total number of outstanding shares of all classes of common stock (but never as much as a majority of the members of the board of directors), which proportion initially will represent three of our seven directors; and

o    To call a special meeting of stockholders.

All of the preceding actions require approval by holders of a majority of the Class B common stock voting together as a separate class to be implemented, except that holders of 10% or more of the voting power of the Class B common stock are entitled to call a special meeting of stockholders.

     Any director elected by the Class B stockholders (a "Class B director") may be removed from office at any time, with or without cause, by the affirmative vote of at least 80% of the voting power of the Class B common stock. Only Class B stockholders are entitled to vote for the election of Class B directors.

     So long as any holders of Class B common stock have the right to nominate and elect the Class B directors, the holders of Class B common stock will be entitled to vote for Class B directors only. In such case, the holders of Class B common stock will not vote along with the holders of Class A common stock and Series A preferred stock for any of the Class A directors.

Dividends

     Holders of the Class B common stock are entitled to receive dividends and other distributions, on a pro rata basis, to the same extent as holders of Class A common stock. In case of dividends payable in shares of common stock, only Class A common stock will be paid or distributed with respect to Class A common stock and only Class B common stock will be paid or distributed with respect to Class B common stock.

Liquidation Preference

     In the event of any dissolution, liquidation, or winding up of the affairs of TekInsight, holders of Class A common stock and Class B common stock are entitled to receive the same amount per share.

Conversion

     The Class B common stock is convertible into an equal number of shares of Class A common stock at any time at the request of the holder. In addition, if any shares of Class B common stock are transferred or encumbered, in any manner whatsoever, and such shares do not constitute a majority of the shares of Class B common stock then outstanding, then such shares will be automatically converted into an equal number of shares of Class A common stock. Finally, at such time as a majority of the shares of Class B common stock outstanding immediately following the merger are converted into shares of Class A common stock, in one or more transactions, then the remaining outstanding shares of Class B common stock will be automatically converted into an equal number of shares of Class A common stock.

Other Amendments

     The amended and restated certificate of incorporation also contains certain other amendments not directly related to the terms of the Class B common stock but intended to protect or clarify the rights granted to them.

     The amended and restated certificate of incorporation provides that, once adopted, TekInsight's by-laws may be altered or repealed only by:

o The affirmative vote of a majority of the members of the board of directors then in office, subject to the powers of the Class B directors as set forth in the by-laws; or

o The affirmative vote of a majority of the voting power of the Class A common stock and Class B common stock. However, any change in the by-laws that affects the Class B directors or the Class B common stock must be separately approved by a majority of the voting power of the Class B common stock.

     The amended and restated certificate of incorporation may be amended, altered, changed or repealed at any time as authorized by law, except as otherwise provided by the amended and restated certificate of incorporation.

     The Corporation will indemnify its directors and officers to the fullest extent permitted by law.

     The amended and restated certificate of incorporation also addresses the potential conflicts of interest relating to the Class B common stock. In general, directors, officers and employees of any majority holder of the Class B common stock (or any affiliated company thereof) may serve as directors of the combined entity following the merger. In addition, any such majority stockholder (or affiliated company) may engage in similar lines of business as the combined entity and may engage in material business transactions with the combined entity. Any such majority stockholder (and its affiliated companies) has no fiduciary duty, duty of loyalty or other duty not to:

o        Engage in the same or similar business as the combined entity;

o        Do business with any client or customer of the combined entity; or

o        Employ any former officer or employee of the combined entity.

Delaware Anti-Takeover Law

     TekInsight  is,  and will  continue  to be,  subject to the  provisions  of
Section 203 of the Delaware General Corporation Law. Under Section 203, TekInsight is generally prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder becomes an interested stockholder, unless:

o

Prior to such time, the board of directors of TekInsight
              approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

o Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of TekInsight outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee optionees do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

o At or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

         Under Section 203, a "business combination" includes:

o Any merger or consolidation involving the corporation and the interested stockholder;

o Any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

o Any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

o Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

o The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Amended and Restated By-Laws

     In the event the amended and restated certificate of incorporation is approved by our stockholders and filed with the Delaware Secretary of State, our board will amend and restate our by-laws to provide generally that certain significant board decisions can only be made with the consent of a majority of the Class B directors, in addition to approval by the entire board in the usual manner.

     The proposed amended and restated by-laws provide that a majority of the Class B directors must be present at any meeting of the board of directors to establish a quorum unless the meeting is a regularly scheduled meeting, or the meeting is not a regularly scheduled meeting and after having been duly notified of the meeting the Class B directors who are absent do not communicate in writing to the secretary of TekInsight good cause for such absence in advance of the meeting.

     The proposed by-laws would also require approval of a supermajority of 80% of the entire TekInsight board of directors prior to taking any of the following actions:

o The entry by TekInsight or any of its subsidiaries into any merger, consolidation or amalgamation whether with or into any other person;

o A sale, spin-off, transfer or other disposition of all or substantially all of the assets or capital stock of any subsidiary of TekInsight, or a sale of greater than 30% of the assets of TekInsight, in each case in any transaction or series of transactions;

o A liquidation, recapitalization or dissolution of TekInsight or any of its subsidiaries or the filing of a bankruptcy petition by TekInsight or any of its subsidiaries;

o The redemption, repurchase or issuance of capital stock of TekInsight or any of its subsidiaries (including options, warrants or other rights to acquire any such capital stock) in any amount, other than the issuance of employee stock options pursuant to employment contracts or employee benefit plans (including our 1992 Plan) that are administered by the board of directors (or a committee thereof), or the redemption of securities at the option of the holder thereof in accordance with the terms of such securities;

o Any amendment to the amended and restated certificate of incorporation or by-laws of TekInsight or any of its subsidiaries;

o Any change in the accounting policies of the TekInsight or any of its subsidiaries, including any change in fiscal year, except as required by applicable generally accepted accounting practices;

o    Any distribution or dividend by TekInsight;

o The incurrence of indebtedness by TekInsight or any of its subsidiaries which results in a level of indebtedness of TekInsight (on a consolidated basis) in excess of $5 million, or the creation, assumption or incurrence of any lien on the assets of TekInsight or any of its subsidiaries, individually or in the aggregate, with respect to indebtedness in excess of $5 million outstanding at any time;

o Any continuation or other support of any operations of ProductivIT unless the anticipated monthly revenue from signed contracts for such operations as of June 30, 2001 exceeds the actual costs related to such operations incurred during June 2001, including any general and administrative overhead allocations to such operations; and

o    The making of any investment other than:

     o Any capital contribution of $5 million or less per annum to any subsidiary of TekInsight (or joint venture or similar entity involving a profit sharing arrangement);

     o The incurrence of indebtedness by TekInsight or any of its subsidiaries in an amount in any transaction or series of transactions, individually or in the aggregate, totaling $5 million or less at any time outstanding;

     o Any investment in capital stock or assets of any person in any transaction or series of related transactions in an amount of $5 million or less by TekInsight or any its subsidiaries; or

     o The investment, in the ordinary course of business, by TekInsight or any of its subsidiaries of excess cash in obligations of the U.S. government or of "first tier" financial institutions.

Removal and Replacement of Class B Directors

     Pursuant to both the amended and restated certificate of incorporation and by-laws, no Class B director may be removed from office, with or without cause, unless the removal is approved by holders of 80% of the voting power of the Class B common stock. Any vacancy relating to a Class B director will be filled by a majority of the remaining Class B directors or, if less than two such directors remain, then by holders of a majority of the voting power of Class B common stock.

                          OPINION OF FINANCIAL ADVISORS

     TekInsight is not an affiliate of DMR and the merger was negotiated on an arms' length basis. Although not required, our board of directors retained CBIZ Valuation Counselors to render its opinion as to whether the terms of the merger are fair, from a financial point of view, to TekInsight's stockholders. We retained CBIZ Valuation Counselors based upon its prominence as a valuation and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, divestitures, leveraged buyouts, private placements, and other situations. Prior to this engagement, CBIZ Valuation Counselors has not performed any services for, or accepted any fees or other compensation from, TekInsight or DMR.

     On April 18, 2001, CBIZ Valuation Counselors delivered its written opinion to the board of directors of TekInsight that, as of the date of the opinion, based on its review of DMR and subject to the assumptions, limitations, procedures followed and qualifications described below and set forth in the opinion, the terms of the merger were fair, from a financial point of view, to TekInsight's stockholders.

     The full text of the fairness opinion, which contains a description of the material assumptions and qualifications made, matters considered and limitations imposed on the review and analysis, is attached to this proxy statement as Annex
C. The board of directors of TekInsight imposed no conditions or limitations on the scope of the investigation or the methods or procedures to be followed by CBIZ Valuation Counselors in rendering the fairness opinion.

     In arriving at its opinion, CBIZ Valuation Counselors relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information that was provided to it by DMR and TekInsight. CBIZ Valuation Counselors also assumed that the information presented to it by TekInsight, DMR and their representatives represented efforts to describe and convey the current and prospective status of DMR from an operational and financial point of view.

     In rendering its fairness opinion, CBIZ Valuation Counselors, was provided financial information, transaction documents and other document by the management or representatives of TekInsight and DMR including, among other things:

o The draft agreement and plan of reorganization dated as of April 18, 2001;

o         The draft agreement and plan of merger dated as of April 18, 2001;

o The draft registration rights agreement pertaining to the Class B common stock dated as of April 18, 2001;

o         DMR management's fourth quarter 2000 operating review;

o Financial statement for DMR prepared by DMR management for the years ended December 31, 1998, 1999 and 2000 and for the two months ended February 28, 2001;

o         Publicly available information concerning DynCorp and TekInsight;

o Operating budgets for DMR prepared by DMR management for the years ending December 31, 2001 through December 31, 2005; and

o Projections of operations for DMR prepared by DMR management for the quarterly periods ending March 31, 2001 through June 30, 2002.

         In rendering its fairness opinion, CBIZ Valuation Counselors considered the following factors which it considered relevant to assessing the fairness of the merger to the stockholders of TekInsight:

o         The operations of DMR through February 28, 2001;

o         A review of a projection of operations and related documents;

o Discussions with the management of DMR concerning operations, business strategy, business lines, market research, competitibrandy on, expected financial performance, business and market risk, and prospects for DMR;

o         Discussions with TekInsight regarding the rationale for the merger;

o Market research on companies offering similar or competing products and services;

o A comparison of the historic and projected financials of DMR to those of publicly traded companies in the same or similar lines of business;

o A review of analysts reports, public filings and other information to gain insight into the outlook for the industry in which DMR operates and companies which presently or are expected to compete in the industry;

o A review of acquisitions of companies in the same or similar lines of business;

o A review of the market prices of companies in the same or similar lines of business and which are actively traded on the public exchanges;

o An analysis of the expected cash flows of DMR based upon the projections provided and potential long-term scenarios and CBIZ Valuation Counselors' assessment of the risks inherent in achieving those projections; and

o         The   performance   of   other   financial   studies,   analyses   and
          investigations as CBIZ Valuation Counselors deemed appropriate for purposes of its opinion.

     In performing its analyses, CBIZ Valuation Counselors made numerous assumptions, including with respect to:

o Legal fee and property title, which it assumed to be good and marketable in all cases;

o Legal, engineering and other professional matters, which it assumed have been or will be obtained from appropriate professional sources;

o Regulations of any governmental entity to control or restrict the use of DMR's property, which it assumed not to exist or apply to DMR;

o Government regulations, codes, ordinances and statutes, with which it assumed DMR's property will comply;

o The management of DMR following the merger, with respect to which it assumed DMR will be competently managed and maintained by financially sound owners;

o Financial data operating histories and other data relating to income and expense attributed to DMR as provided by DMR's management or its representatives, which it accepted without further verification;

o Possible energy shortages or the effect on DMR of future federal, state or local legislation, including environmental or ecological matters or interpretations thereof;

o         Tax regulations, which it assumed will not change; and

o Supply and demand matters and market conditions, which it assumed will not change materially.

     CBIZ Valuation Counselors did not rely completely upon any single item of information to the exclusion of other information. All opinions as to value were presented as CBIZ Valuation Counselors' considered opinion based on the facts and data obtained during its investigation and set forth in its report. Actual results achieved during the period covered by its prospective financial analysis will vary from those described in its reports and the variations may be material.

     Pursuant to an engagement letter dated April 3, 2001, CBIZ Valuation Counselors is to receive $50,000 for its services in rendering a fairness opinion to TekInsight. CBIZ Valuation Counselors is also to be reimbursed for its expenses. TekInsight has agreed to indemnify CBIZ Valuation Counselors, its affiliates and each of its directors, officers, employees, agents, consultants and attorneys and each controlling person, if any, from any liabilities under federal securities, law, that may arise out of CBIZ Valuation Counselors' engagement.

                        UNAUDITED PRO FORMA CONSOLIDATED
              FINANCIAL INFORMATION OF TEKINSIGHT AND SUBSIDIARIES

     The accompanying unaudited pro forma condensed financial statements have been prepared to show the effects of the acquisition of DMR by TekInsight pursuant to the agreement and plan of reorganization and agreement and plan of merger, each dated as of April 25, 2001. The statements are prepared with the assumption that 17,629,000 shares of Class B common stock will be issued with a value of $1.69 per share, and the merger costs are estimated to be $250,000. The pro forma statements do not reflect the assumption that an additional $20 million of financing has been secured, as a condition of the closing, since the nature of this financing, as a combination of debt and equity, has not yet been determined. The merger agreement contains certain terms for the payment of additional consideration to DynCorp, in the form of TekInsight common stock, to be issued in connection with the exercise of certain convertible securities in the future that exist at the date of the merger. Such additional consideration is not included in the pro forma statements as the amount cannot be determined at this time.

     The following unaudited pro forma consolidated balance sheet presents the pro forma financial position of TekInsight at March 31, 2001 as if the acquisition of DMR had occurred on such date. Included is an adjustment to record the elimination of DMR's previous shares and the issuance of TekInsight" shares of Class B common stock to DMR's sole stockholder.

     The unaudited pro forma consolidated statements of operations for the nine months ending March 31, 2001 and the year ended June 30, 2000 reflect the combined results of TekInsight and DMR as if the acquisition had occurred on July 1, 2000 and July 1, 1999, respectively.

     The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together as of July 1, 1999 or July 1, 2000, respectively, nor may they be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with TekInsight and DMR's historical financial statements and notes thereto.

Unaudited Pro Forma Consolidated Balance Sheet


                                                         ASSETS
                                                        --------                          Pro Forma
  (amounts in thousands)                        TekInsight       DMR         Total       Adjustments           Pro Forma
                                                ----------    ---------    -------       -----------          -----------
                                                  As of        As of
                                                March 31,     March 29,
                                                  2001         2001                      Debit      Credit
                                                ----------    ---------                 -------    --------
CURRENT ASSETS:

     Cash                                      $  1,591      $     4     $  1,595 (1)               $    250  $   1,345
     Accounts receivable, net allowance
     for doubtful accounts $ 282 and $ 0
     respectively                                 6,397        4,024       10,421                                10,421
     Contracts in progress                            -          592          592                                   592
     Prepaid expenses and other assets            1,853           45        1,898                                 1,898
                                              ---------       --------   --------                            ----------
        TOTAL CURRENT ASSETS                      9,841        4,665       14,506                                14,506

LONG-TERM NOTE RECEIVABLE                         1,500            -        1,500                                 1,500

INVESTMENTS - Marketable Securities               1,127            -        1,127                                 1,127

PROPERTY AND EQUIPMENT, net of
accumulated depreciation of $2,231
    and $208 respectively                           594          292          886                                   886

CAPITALIZED SOFTWARE COSTS, net of
accumulated amortization of $ 1,175               1,253            -        1,253                                 1,253

ACQUIRED CUSTOMER LIST, net of
accumulated amortization of $ 965                 9,845            -        9,845 (2)     9,000                  18,845

PURCHASED SOFTWARE,
     net of accumulated amortization of $
109                                                 581            -          581                                   581

INTANGIBLE ASSETS, net of accumulated
     depreciation of $ 291 and $ 56
     respectively                                 8,573          694        9,267 (3)    17,951                  27,218

INVESTMENT IN SUBSIDIARY AT COST                    456            -          456                                   456

DEPOSITS AND OTHER ASSETS                           680           57          737                                   737
                                              ---------       --------   --------       -------  --------    ----------
                                              $  34,450      $ 5,708     $ 40,158      $ 26,951  $  250      $  66,859
                                              =========       ========   ========       =======  ========    ==========

                 See Notes to consolidated financial statements


                                                      LIABILITIES AND
                                                    STOCKHOLDERS' EQUITY
                                                    --------------------
                                                                                          Pro Forma
                                            TekInsight       DMR        Total            Adjustments            Pro Forma
                                            -----------  -----------  ----------   ------------------------   -------------
                                              As of         As of
                                             March 31,     March 29,
(amounts in thousands, except share data)      2001          2001                        Debit      Credit
                                            -----------  -----------  ----------     -----------  ---------
CURRENT LIABILITIES:

     Accounts payable                      $     8,323    $    1,785     $ 10,108     $           $              $ 10,108
     Line of Credit                              1,798             -        1,798                                   1,798
     Deferred maintenance                        1,228             -        1,228                                   1,228
     State audit reserves                        1,774             -        1,774                                   1,774
     Accrued expenses                            3,726           831        4,557                                   4,557
                                            ----------    ----------     --------                                --------
     TOTAL CURRENT LIABILITIES                  16,849         2,616       19,465                                  19,465


LONG-TERM NOTES PAYABLE                             18         5,771        5,789 (4)      5,771                       18
                                            ----------    ----------     --------                                --------
MINORITY INTEREST IN SUBSIDIARY                    222             -          222                                     222
                                            ----------    ----------     --------                                --------


STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,
     10,000,000 shares authorized,
     2,189,800 shares issued and
     outstanding as of March 31, 2001                1             -            1                                       1

  Class B Common Stock, $ .0001 par value, ,
   25,000,000 shares authorized
   17,629,000 shares issued and outstanding
                                                     -             -            - (5)                       2           2
  Common stock, $.0001 par value,
   65,000,000
     shares authorized, 17,313,350 shares
     issued and outstanding as of March
     31, 2001
                                                     2             -            2                                       2
Additional paid-in capital                      37,081           750       37,831 (6)         750      29,791      66,872
Unrealized loss on securities                   (1,043)            -       (1,043)                                 (1,043)
Accumulated deficit                            (18,680)       (3,429)     (22,109)(7)                   3,429     (18,680)
                                            ----------    ----------     --------                                --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)            17,361        (2,679)      14,682                                  47,154
                                            ----------    ----------     --------      ----------  ----------    --------
   EQUITY (DEFICIT)                         $   34,450     $   5,708     $ 40,158       $   6,521   $  33,222   $  66,859
                                            ==========    ==========     ========      ==========  ==========    =========

                   See Notes to consolidated financial statements



Unaudited Pro Forma Consolidated Statement of Operations for the Nine Month Period Ended March 31, 2001

   (amounts in thousands, except per share data)
                                                                                                           Pro Forma
                                          TekInsight  Data Systems(10)     DMR          Total             Adjustments      Pro Forma
                                        ------------- -------------   ------------- ------------     --------------------  ---------
                                                                                                        Debit     Credit
                                                                                                     ---------  --------
REVENUES                                $      31,581 $       4,548        $ 19,856 $     55,985     $          $           $55,985

COST OF GOODS SOLD                             24,906         3,741          18,671       47,318 (9)                 41      47,277
                                        ------------- -------------   ------------- ------------                           ---------
GROSS PROFIT                                    6,675           807           1,185        8,667                              8,708
                                        ------------- -------------   ------------- ------------                           ---------


SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES
    Selling, general and administrative        10,886         1,079           2,414       14,379 (9)                 28      14,351
    Depreciation and amortization               1,794           103               -        1,897 (9)(8)   2,514               4,411
                                        ------------- -------------   ------------- ------------                           ---------
TOTAL OPERATING EXPENSES                       12,680         1,182           2,414       16,276                             18,762
                                        ------------- -------------   ------------- ------------                           ---------
OPERATING LOSS                                 (6,005)         (375)         (1,229)      (7,609)                           (10,054)

GAIN ON SALE OF MARKETABLE SECURITIES

OTHER INCOME (EXPENSE)                              -             -               -            -                                  -
    Interest income (expense)                    (273)          (49)                        (322)                              (322)
    Other income (expense)                       (350)           (9)            (57)        (416)(9)                 56        (360)
                                        ------------- -------------   ------------- ------------                           ---------
LOSS FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES                                   (6,628)         (433)         (1,286)      (8,347)                           (10,736)
                                        ------------- -------------   ------------- ------------                           ---------
INCOME TAX BENEFIT                                 -             -               -            -  (11)                             -
                                        ------------- -------------   -------------  -----------                           ---------
LOSS FROM CONTINUING OPERATIONS               (6,628)         (433)         (1,286)      (8,347)                            (10,736)
                                        ------------- -------------   ------------- ------------                           ---------

DISCONTINUED OPERATIONS
      Gain from discontinued operations           59             -               -           59                                  59
                                        ------------- -------------   ------------- ------------                           ---------

TOTAL INCOME FROM DISCONTINUED
   OPERATIONS                                     59             -               -           59                                  59
                                        ------------- -------------   ------------- ------------                           ---------
NET LOSS                                $     (6,569) $       (433)       $  (1,286) $   (8,288)                          $ (10,677)
                                        ============= =============   ============= ============                          ==========
NET LOSS FROM CONTINUING OPERATIONS
PER SHARE - Basic and Diluted           $      (0.40)                                            (12)                     $   (0.31)
                                        =============                                                                     ==========

WEIGHTED AVERAGE NUMBER OF SHARES USED
   IN COMPUTATION                              16,550                                                                        34,179
                                        =============                                                                      =========

NET LOSS                                      (6,569)         (433)          (1,286)     (8,288)                            (10,677)

OTHER COMPREHENSIVE LOSS, NET OF TAX -
   Unrealized loss on
   available-for-sale securities              (2,007)             -               -                                          (2,007)
                                        ------------- -------------   ------------- ------------    --------------------   ---------



COMPREHENSIVE LOSS                      $     (8,576) $       (433)      $  ( 1,286) $  (10,295)     $    2,514 $    125  $ (12,684)
                                        ============= =============      ========== ============     ========== ========   =========

                   See notes to pro forma financial statements


Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended June 30, 2000


(amounts in thousands, except per share data)
                                                            Data
                                            TekInsight    Systems(10)      DMR        Total      Pro Forma Adjustments    Pro Forma
                                            ----------   ------------    ---------  ---------    ---------------------    --------
                                                                                                     Debit       Credit
REVENUES                                   $     1,962       $ 51,463    $ 25,41$    78,837                              $ 78,837

COST OF GOODS SOLD                               1,373         43,038      24,744    69,155  (9)                   31      69,124
                                            ----------   ------------    ---------  ---------                             --------
GROSS PROFIT                                       589          8,425         668     9,682                                 9,713
                                            ----------   ------------    ---------  ---------                             --------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
       Selling, general and administrative       3,804          9,744       2,881    16,429  (9)                   24      16,405

       Depreciation and amortization                43            886                   929  (8)  (9)  3,240                4,169
                                            ----------   ------------    ---------  ---------                             --------
       TOTAL OPERATING EXPENSES                    847         10,630       2,881    17,358                                 20,574
                                            ----------   ------------    ---------  ---------                             --------

OPERATING LOSS                                  (3,258)        (2,205)     (2,213)   (7,676)                               (10,861)

LOSS ON SALE OF MARKETABLE SECURITIES           (1,191)             -           -    (1,191)                                (1,191)

RESERVE FOR UNCOLLECTIBLE NOTE RECEIVABLE         (476)             -           -      (476)                                  (476)

OTHER INCOME (EXPENSE)
       Interest income (expense)                   433           (511)                  (78)                                   (78)
       Other income (expense)                        -            650                   650                                    650
                                            ----------   ------------    ---------  ---------                             --------
LOSS FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES                                    (4,492)        (2,066)     (2,213)   (8,771)                               (11,956)
                                            ----------   ------------    ---------  ---------                             --------
INCOME TAX BENEFIT                                 546              -           -       546  (11)                              546

LOSS FROM CONTINUING OPERATIONS                 (3,946)        (2,066)     (2,213)   (8,225)                               (11,410)
                                            ----------   ------------    ---------  ---------                             --------
DISCONTINUED OPERATIONS
       Loss from discontinued operations,
       net of applicable income taxes              (28)             -           -       (28)                                   (28)
                                            ----------   ------------    ---------  ---------                             --------
TOTAL INCOME FROM DISCONTINUED OPERATIONS          (28)             -           -       (28)                                   (28)
                                            ----------   ------------    ---------  ---------                             --------
NET LOSS                                        (3,974)        (2,066)     (2,213)   (8,253                                (11,438)
                                            ==========   ============    =========  =========                             =========
NET LOSS PER SHARE FROM CONTINUING OPERATIONS
- basic and diluted                              (0.25)                                       (12)                           (0.34)

WEIGHTED AVERAGE NUMBER OF SHARES
       USED IN COMPUTATION                      15,879                                                                      33,508
                                            ==========                                                                    =========
NET LOSS                                        (3,974)        (2,066)     (2,213)   (8,253)                               (11,438)

OTHER COMPREHENSIVE LOSS, NET OF TAX
       Unrealized loss on
       available-for-sale securities            (1,482)             -                (1,482)                               (1,482)
                                            ----------   ------------    ---------  ---------                             --------
COMPREHENSIVE LOSS                          $   (5,456)   $    (2,066)    $(2,213) $ (9,735)         $3,240 $     55     $(12,920)
                                            ==========   ============    =========  =========      =========  ========    =========

                   See notes to pro forma financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

         The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma consolidated balance sheet at March 31, 2001:
          (1)    To record estimated acquisition costs of $250,000.
          (2)    To record estimated value of acquired customer lists.
          (3) To record value of consideration paid over identified assets purchased.
          (4) Under the terms of the merger, the sole shareholder of DMR will forgive the intercompany receivable with DMR as at the date of the merger.
          (5)    Represents the par value of the shares of Class B common stock.
          (6)    Eliminates the additional paid-in capital of DMR
                 ($750,000) and records the paid-in capital, in excess of par, for the issuance of the shares of Class B common stock ($29,791,000).
          (7)    Eliminates the accumulated deficit for DMR.

         The following pro forma adjustments are included in the accompanying unaudited pro forma consolidated statements of operations for the nine months ended March 31, 2001 and for the year ended June 30, 2000:

          (8) To record the amount of amortization of intangible assets recognized in the nine-month and one-year periods of $2,389,000 and $3,185,000 respectively, for the acquisitions of Data Systems Network Corporation and DMR. The intangible assets are allocated between customer contract value and goodwill, and contract value is amortized over seven years. Goodwill value will be tested for impairment on a periodic basis, and shall be adjusted accordingly, as necessary.
          (9) To reclassify DMR depreciation in the nine-month period one-year periods in the total amount of $125,000 and $55,000 respectively
         (10) To record the operations of Data Systems Network Corporation for the period July 1, 2000 through August 14, 2000 and for the year ended June 30, 2000. TekInsight acquired data Systems on August 14, 2000.
         (11) Due to the uncertainty of future taxable income, all additional deferred tax assets and carryforwards have been reserved.
         (12) The weighted average number of shares used in the pro forma computation of net loss per share assumes the issuance of the new Class B common stock to DynCorp.






                                      -37

                          INFORMATION ABOUT TEKINSIGHT

     TekInsight.com, Inc. was initially incorporated in Delaware on May 27, 1989 as Universal Self Care, Inc. Universal supplied and distributed both prescription and non-prescription medications and durable medical equipment and supplies principally to persons suffering from diabetes. These businesses were sold in January 1998. The company changed its name to Tadeo Holdings, Inc. on February 2, 1998, and subsequently changed its name to TekInsight in November 1999.

     TekInsight is a holding company which, through its four active subsidiaries, TekInsight Research and Development, Inc., or "Research", TekInsight Services, or "Services", TekInsight e-Government, or "e-Government" and BugSolver.com, Inc., dba ProductivIT ("ProductivIT"), is involved in the development of computer software products and the provision of services for the management and support of distributed client/server and Internet-based networks in private and governmental markets. We provide consulting, technical and related services to clients for the development of electronic customer interaction on the internet, including consulting and development services for the maintenance, design and enhancement of electronic commerce Internet sites that Interface with database systems.

     In May 2000, we acquired Big Technologies, an Internet professional service firm specializing in the development of e-government sites with advanced transactional applications. Big Technologies enhances communications between governments and constituents, saving both parties time and money. Since 1995, Big Technologies has been creating transactional web applications for municipal agencies. On June 30, 2000 Big Technologies changed its name to TekInsight e-Government Services, Inc.

     E-Government offers states, municipalities and government agencies products for designing and implementing custom e-Government Internet presences utilizing a unique suite of customizable software modules, each providing a different online service which can interface with existing websites and integrated into existing databases. E-Government's products and services enable governments to process tax payments, violation payments, purchasing, licensing and deeds online in real time.

     In August 2000, TekInsight merged its Services subsidiary with Data Systems Network Corporation. Data Systems provided computer network services and products that allow companies to control their complex distributed computing environments. Such services include the design, sale and service of LANs and WANs. Data Systems generated revenues by providing consulting and network installation services, legacy system integration services, selling add-on hardware components to existing clients and providing after-installation service and support, training services and network management services. Data Systems primarily served government customers in five states.

     Research is primarily involved in developing web-based diagnostic software agents and analysis tools, such as our ProductivIT product, and web-based electronic commerce performance and analysis tools. We use these tools to create applications, which are both sold and rented to customers, and to develop custom solutions for government and private sector enterprises. We are currently marketing our ProductivIT product, a support tool that gathers extensive data from network workstations, servers and stand-alone systems, to customers on an application service provider or ASP basis for use over the Internet. ProductivIT is designed to be used for problem resolution and system planning, by assisting in the accumulation of data and making it accessible through a secure, centralized, web-based portal. The ProductivIT product provides hardware and software support, enterprise network support, detailed asset tracking and software migration analysis. Our current marketing strategy is to offer the ProductivIT product primarily through resellers. We also intend to utilize this product, in our own network support services offered to customers, as an enabling technology for creating efficiencies in our operations.

                              INFORMATION ABOUT DMR

General Information

     DynCorp Management Resources, Inc.("DMR"), a Virginia corporation, was originally formed in 1996 as DynCorp Management Resources LLC ("LLC"), a predecessor limited liability company organized under the laws of the
Commonwealth of Virginia, by DynCorp as its majority equity holder. LLC was created to serve the state and local government markets with primary focus on Information Technology and Business Process Outsourcing services. DynCorp, organized in 1946, is a privately owned technical service and information technology business primarily serving agencies of the federal government.

     Effective June 28, 2000, DynCorp purchased all of the third-party owned equity in LLC (approximately 15%). Subsequent to this transaction, LLC, was merged into DMR, a newly formed wholly-owned subsidiary of DynCorp, through which the business of LLC has been continued and expanded.

Operating Strategy

     DMR secures the majority of the contracts for its services through open competitions conducted by states and municipalities. DMR receives and reviews numerous requests for proposals, or RFPs, from governmental entities for the provision of services and identifies those that are suitable for responsive bid by DMR. In government contract award procedures, following proposal submission contracts are often awarded based on subsequent negotiations with the bidder offering the most attractive proposal, price and other contracting factors. In certain cases low price may be the determining factor, while in others price may be secondary when compared with the quality of technical skills or management approach. DMR, as other bidders, may occasionally submit proposals to act as subcontractor to other bidders competing for the same position as primary contractor for a government contract.

     DMR also competes for business through Indefinite Delivery-Indefinite Quantity-type, or IDIQ, contracts that may be awarded by a state or local government to more than a single vendor. After the government sponsor awards the contract to multiple vendors, DMR may then compete with other companies identified in the multiple IDIQ contracts for individual orders issued under the contract from time to time by the government customer. Government contracts awarded to DMR generally encompass a combination of short-term task orders granted under multi-project contract vehicles, and large multi-year contracts, that are won by responding to RFPs. Payment for services under such government contracts can be based on fixed-price or fixed-unit-price, time-and-materials, cost-plus-fixed-fee, revenue-sharing, or a combination of the above payment methods. DMR's strategy is to seek long- term partnerships with its customers so that each can reap the benefits of a mutual commitment to success.

     DMR operates its business generally by setting up field offices (temporary or long-term) in close proximity to government customer sites, with staff and facilities dedicated to performance of specific contracts. Services are delivered either at the government customer site, or from a shared facility located in close proximity. DMR hires a staff of knowledgeable program professionals which blend public and private sector expertise to perform its contracted services.

     By employing its operating strategy to the delivery of government services, DMR applies proven project management tools and techniques to facilitate the delivery of government services by state and local governments, allowing such government customers to achieve compliance with public mandates more efficiently, effectively and accurately.

     DMR presently employs 165 full time employees, including 12 employees located at its headquarters office in Reston, Virginia. DMR is not a party to any employment contracts with its employees, and it is not a party to any material agreements with independent contractors or other persons for the provision of consulting services.

Current Business

     The  business  conducted  by DMR can be divided  into two related  sectors:
Information Technology Services and Business Process Outsourcing Services.

     Business Process Outsourcing. Fiscal and service delivery pressures have led state and local governments increasingly to seek outside, non-governmental business partners who can assume and ensure the delivery of high quality services at less cost and greater quality than traditional government service offerings. These outsourcing projects require vendors with a commitment to partnership, because governmental requirements change regularly. DMR has contracted to be responsible for outsourced program operations for government clients in several areas. Typically these contracts are for multi-year periods of performance, with options to renew for additional periods. Such contracts are generally awarded through competitive procurements. Payment is based on either fixed-price, fixed-unit- price based on contractual allocations, revenue sharing, or a combination of the above.

     One of DMR's focus areas is serving as a broker, on behalf of the governmental "primary" contracting entity, for the arrangement of non-emergency medical transportation for eligible Medicaid, general relief and welfare recipients. Under a contract with the State of Connecticut, DMR brokers more than 85,000 units of transportation service per month, an effort which DMR estimates saves the State of Connecticut approximately $3 million annually.

     Another area of focus for DMR is performance of privatized child support enforcement services, pursuant to which DMR assumes responsibility for the determination and location of legally established paternity and support obligations, enforcement of court or administrative orders for such obligations, location of absent responsible parents or other persons obligated for such payments and location of relevant assets which may be used for satisfaction of such obligations.

     In addition to direct outsourcing services, DMR also provides consulting expertise to state and local governments interested in designing and evaluating outsourced operations. DMR outsourcing services customers have included various governmental departments in the states of Connecticut, Arkansas, Virginia, Illinois, North Carolina, Kansas and Nebraska. Approximately 70% of DMR's revenue in the quarter ended March 29, 2001 resulted from outsourcing services.

     Information Technology. The need for governments effectively to implement and employ technologies that utilize stored data, or information, in the provision of a variety of government services grows every day. So do the available choices and complexity of the technologies that can be used to provide those services. DMR helps governments surmount these challenges by providing hands-on support to manage government information resources with available technology in the following areas:

o        Project management

o        Implementation Support

o        System Training

o        Testing and Quality Assurance

o        Conversion Support

o        Network Services

o        Document Management

o        Systems Integration

o Seat Management (e.g., providing all technology services to each computer terminal operated by a contract customer, with contracted payments based on the number of terminals served).


         DMR information technology customers have included various governmental departments in the states of New Mexico, California, Kansas, Colorado, Mississippi and Virginia.

         Approximately 30% of DMR's revenue in the quarter ended March 29, 2001 resulted from information technology services.

Current Significant Contracts

     DMR derives a significant portion of its revenues from providing non-emergency transportation services, or NET services, on behalf of state and local governments on an outsourced basis under several contracts. NET services include any type of transportation to or from the source of medical care other than through emergency medical means, including, but not limited to, basic non-emergency ambulance service, medicars, service cars, livery services taxis, private autos and exceptional modes of transportation for trips greater than 100 miles one way (such as train and long distance bus).

     Performance measurements used to determine the quality of service provided by DMR under its outsourced contracts include the timeliness of determinations with respect to the provision of service and various call center response times. These contracted services are delivered by DMR directly to the beneficiaries of relevant government programs, such as the Medicaid and Social Security programs.

     Two of DMR's NET services contracts are the source of a significant portion of DMR's ongoing revenue. Under a contract with The State of Connecticut Department of Social Services, DMR has generated base revenue of approximately $50 million over a 41-month period ended June 28, 2001. Such revenue constituted over 60% of DMR's total revenue during the annual period ended December 28, 2000 and the quarter ended March 29, 2001. Final approval of an extension of this NET service agreement negotiated with the State of Connecticut is now pending. Pursuant to a contract with the Commonwealth of Virginia Department of Medical Assistance Services, DMR will generate base revenues of approximately $60 million over the two-year period ending June 2003. This contract includes options for renewal, based upon mutual consent of the parties, for up to four successive one-year periods. Both of these NET services contracts provide for services to be delivered on a fixed-fee per service basis, with revenue earned based upon the number of eligible participants to whom services are provided.

     DMR derived 60% of its revenues from a contract with the State of Connecticut during the annual period ended December 28, 2000 and the quarter ended March 29, 2001. No other customer accounted for more than 10% of revenues during such periods.

Legal Proceedings

     DMR is not a defendant in any material adverse legal proceedings. From time to time, certain legal matters arise in the normal course of its business, such as labor-related claims. Such matters are not anticipated to result in material adverse claims against DMR.

Real Property

     DMR is primarily a service-oriented company, and the ownership or leasing of real property is an activity that is not material to an understanding of its operations. DMR leases numerous commercial facilities used in connection with its provision of various services to its customers. None of these properties is unique, all are expected to continue to be utilized in the operation of DMR's business post-merger and they are believed by TekInsight management to be adequate for the present needs of DMR's business.

Financing Obligations

     DMR is a guarantor of DynCorp's obligations under a Credit Agreement, dated as of December 10, 1999 among DynCorp, Citicorp USA, Inc., certain other lenders and other parties. This guaranty will be released upon consummation of the merger with TekInsight, and any dollar amounts then owed by DMR to DynCorp will be capitalized on the financial records of DMR at that time.

Intellectual Property

     DMR holds no patents, copyrights, trademarks or service marks. DMR uses certain business process source code development by a former subsidiary of DynCorp in connection with performance under DMR's outsourcing services contract with the State of Connecticut Department of Social Services for the provision of Non-Emergency Transportation Services. The purchaser of the former DynCorp subsidiary has agreed to let DMR use the source code for a nominal amount.

     In addition, DMR uses certain other proprietary business process technologies that it licenses from DynRide LLC, an affiliate of DynCorp, pursuant to an inter-company agreement. The terms of DMR's continued use of the technologies will be set forth in the strategic alliance agreement described in the section of this proxy statement entitled "The Merger - Strategic Alliance Agreement", which begins on page __________ .

     TekInsight   management  believes  the  identified   intellectual  property
licenses are adequate for the present needs of DMR's business.

Additional Operational Considerations

     Fixed Price Contracts. DMR derives a material portion of its revenue from fixed-price contracts, based upon certain specified criteria. To the extent that DMR accurately determines its projected costs under these contracts, it can effectively estimate the ultimate profitability derived from the services rendered. When such cost estimates prove inadequate, and DMR's cost estimates under certain contracts have proven inadequate in the past, DMR has in the past and it may in the future incur losses from rendering required contractual services.

     Possible Termination of Government Contracts. Typically, a government contract has an initial term of one year combined with additional one-year renewal periods exercisable at the discretion of the government contracting entity. The government contracting entity is not obligated to exercise its option to renew a contract. At completion of a government contract, prior to renewal, the contract is again put up for competitive bid by eligible third-party providers. Contracts between DMR, and either government contracting entities or their prime contractors, may also contain standard provisions for termination at the convenience of the government or the prime contractor. Rather than termination for convenience, contracts with state and local governments typically provide for termination in the event the contract is not funded in the future by the state or local legislature.

     There is no assurance that terminations will not occur in DMR's existing or future government contracts, and any such terminations could adversely affect DMR's business.

     No Assurance of Revenues under Indefinite Delivery, Indefinite Quantity Contracts. Many government contracts, particularly those involving information technology, are IDIQ contracts. An agency may award an IDIQ contract to one or more contractors, but the award does not represent a firm order for services. Instead the contractor(s) may then identify specific projects and propose to perform the specified service for a potential customer covered by the IDIQ contract, which customer may or may not decide to order the services. As a result, a contracting party to an IDIQ contract can not assure that it will generate a specific level, if any, revenue under such contract. DMR's contract with The Commonwealth of Virginia for the provision of information technology services is an IDIQ contract.

     Reliance on a Few Large Contracts. DMR derives a substantial portion of its revenues from a small number of contracts. The loss of one or more of these contracts could have a significant adverse effect on DMR's ability to generate revenue and achieve profitability. There can be no assurance that these contracts will not be terminated by the other parties to the contracts or that they will be renewed following their expiration.

     Regulatory Requirements. DMR administers contracts for state agencies for the provision of services that are partially funded under federal government programs, such as Medicaid. As such, DMR's provision of services must comply with pertinent regulations under the federal Social Security Act, as well as the regulations of the individual contracting states. Such regulations may change during the course of DMR's contract performance. Compliance with such revised regulations may adversely affect DMR's ability to generate revenue, and achieve profitability, from its contract performance.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DMR

     The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of DMR's results of operations and financial condition for the three months ended March 29, 2001 and March 30, 2000 and for the fiscal years ended in 2000, 1999 and 1998. The discussion should be read in conjunction with DMR's audited 2000, 1999 and 1998 financial statements and unaudited first quarter 2001 and 2000 financial statements appearing elsewhere in this proxy statement.

Results of Operations

     Information for the period to August 7, 2000 related to DMR's predecessor, DynCorp Management Resources LLC.

     DMR provides diversified services to agencies of state and local governments within the United States, often covering functions that had been performed by employees of such agencies. Services provided have included management of the provision of non-emergency transportation to eligible citizens, development of information system applications and enforcement of child support programs. Significant customers have included government agencies in Connecticut, Virginia, North Carolina, Kansas, Arkansas, Mississippi and California.

     For the three months ended March 29, 2001 and March 30, 2000, and for each of the three years 1998 through 2000, one contract to manage the provision of non-emergency medical transportation services in the State of Connecticut has accounted for over 60% of revenue. That contract is scheduled to end July 31, 2001. However, DMR is currently in negotiations with the State of Connecticut to extend the contract, and DMR management anticipates such a modification prior to July 31, 2001.

Revenue

     DMR's revenue for the quarter ended March 29, 2001 was $6.73 million, compared to $6.50 million for the comparable period in 2000, an increase of $0.23 million, or 4%. The increase primarily resulted from the addition of four new child support collection service contracts in Kansas and North Carolina. These contracts contributed $1.46 million in revenue in the first quarter of 2001. Partially offsetting the increases were two contracts that ended prior to the first quarter of 2001. These contracts provided revenues of $1.1 million in the first quarter of 2000.

     DMR's revenue increased by $2.22 million, or 9%, to $26.75 million in 2000 over revenue of $24.54 million for 1999. The primary cause of the increase was from revenue generated from the State of Kansas contract to provide child support services, commencing in 2000. The Connecticut non-emergency transportation contract generated increased revenues, which were offset by a decline on a Virginia contract, which was substantially completed in 1999.

     DMR's revenue for 1999 increased by $6.48 million, or 36%, to $24.54 million in 1999 over revenue of $18.06 million for 1998. Two new contracts in the State of Arkansas and new contracts in New Mexico and California contributed to this increase, along with increased services provided under the Connecticut non-emergency transportation contract.

Cost of Services

     DMR's cost of services for the quarter ended March 29, 2001 was $5.98 million, compared to $5.52 million for the comparable period in 2000, an increase of $0.46 million, or 8%. Cost of services for the quarter ended March 29, 2001 was 89% of revenue, as compared to 85% for the comparable period in 2000. The decrease in margins resulted primarily from start-up costs on new contracts in 2001.

     DMR's cost of services for 2000 of $24.18 million, or 90% of revenue, increased by $0.26 million over cost of services for 1999, which were 97% of revenue. The improvement in gross margin on revenue in 2000 was primarily due to period losses experienced on two contracts in 1999 that did not recur in 2000.

     DMR's cost of services for 1999 of $23.92 million, or 97% of revenue, increased by $8.20 million over the cost of services for 1998, which were $15.72 million, or 87% of revenue. The decrease in gross margin from revenue in 1999 was primarily due to losses experienced on two contracts in 1999 that were not incurred in the prior year.

Selling, General and Administrative Expenses

     DMR's selling, general and administrative expenses for the first quarter of 2001 were $0.72 million, as compared to $0.64 million in the comparable period of 2000, an increase of $0.08 million, or 13%. The increase was primarily due to an increase in management staff and higher bid and proposal costs. Partially offsetting these increases was a decrease in consultant expenses.

     DMR's selling, general and administrative expenses for 2000 increased by $1.09 million, or 50%, over such costs incurred in 1999, to $3.28 million. Contributing to this increase were an increase in management staff deemed necessary to handle the expanding contract base, increased bid and proposal costs and legal fees incurred to favorably impact the resolution of disputes related to 1999's loss contracts.

     DMR's selling general and administrative expenses increased by $0.13 million, or 6%, over such costs in 1998, to $2.19 million.

Net (Loss) Income

     DMR reported a net income of $0.01 million for the first quarter of 2001, as compared to $0.35 million in the same period in 2000. The decrease in net income was due to higher selling, general and administrative expenses, as noted above.

     DMR reported a net loss of $0.74 million for 2000, after recovery of $0.40 million on a Mississippi contract that partially offset losses recorded in 1999. The loss for 2000 reflects the fact that operating profits on in-process contracts were insufficient to offset general and administrative expenses. Additionally, reimbursement rates for the Connecticut non-emergency transportation contract were insufficient to provide the necessary contribution to DMR's gross margin. Negotiations are in process to improve the rates and extend the term of this contract.

     DMR reported a net loss of $1.56 million for 1999 and generated net income of $0.26 million for 1998. Disputes with a subcontractor on a Mississippi contract contributed to the 1999 loss, in an amount of over $1.5 million. Insufficient rates, precipitated by faulty data provided by the customer prior to submission of the bid, resulted in an operating loss on an Arkansas contract of over $1.3 million in 1999. DMR's obligations on both contracts were completed in 2000.

Working Capital, Cash Flows and Liquidity

     Working capital, defined as current assets less current liabilities, was $2.05 million at March 29, 2001, as compared with $2.43 million at December 28, 2000, a decrease of $0.38 million. The decrease was primarily due to higher payroll liabilities in 2001 as a result of increased staffing, as noted above, and higher customer collections in 2000. The ratio of current assets to current liabilities was 1.78 at March 29, 2001, compared to 2.0 at December 28, 2000.

     Working capital was $2.43 million at December 28, 2000, an insignificant change from $2.57 million at December 30, 1999. The ratio of current assets to current liabilities was 2.0 at December 28, 2000, compared to 1.7 at December 30, 1999, due to faster collections from customers, which facilitated the payment of subcontractor payables.

     For the three months ended March 29, 2001, cash flows from operations were $0.38 million, as compared with $1.22 million for the three months ended March 30, 2000, a reduction of $0.84 million. The decrease primarily reflects lower profitability for the first quarter of 2001 as well as higher collections in the first quarter of 2000.

     Cash flows from operations were $(0.45) million for 2000 as compared with $(2.48) million for 1999, an improvement of $2.03 million. The improvement reflects the reduction in net loss for 2000 as well as faster collection of accounts receivable from customers. Cash flows from operations for 1999 of $(2.48) million deteriorated from $(0.82) million for 1998, primarily because of the impact of 1999's losses.


     DMR's negative cash flows have been funded by DynCorp, its parent company. Total advances from DynCorp from the inception of DMR through March 29, 2001 totaled $5.77 million. The need for cash advances has been precipitated primarily by working capital required to perform new contracts and by operating losses.

     DynCorp intends to continue funding the working capital requirements of DMR unless the proposed merger of DMR with and into TekInsight's subsidiary is consummated. The proposed merger would eliminate this parent company support. However, the merger is contingent upon, among other things, TekInsight securing a firm irrevocable financing commitment under which no less than $20 million of financing will be available to the combined entity to support its operations for a period of at least two years subsequent to the closing of the merger.

Forward-Looking Statements

     This and related sections of the proxy statement contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Stockholders are cautioned that certain statements in this and related sections of the proxy statement are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, in addition to those discussed under the heading "Forward-Looking Statements" on page ___ of this proxy statement, the early termination of, or failure of a customer to exercise option periods under, a significant DMR contract, the inability of DMR to manage its growth or to execute its internal performance plan, the inability of DMR to integrate the operations of acquisitions, and the inability of DMR to attract and retain the technical and other personnel required to perform its contracts. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained in this and related sections of the proxy statement should not be regarded as representations by TekInsight, DMR or any other person that the projected outcomes can or will be achieved.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Except as disclosed, none of the current directors or officers of TekInsight has any substantial interest, direct or indirect, by security holdings or otherwise, in the merger. We do not, however, believe that any of these interests presents a material conflict of interest.

Employment Agreements

     On January 2, 2001, TekInsight entered into an employment agreement with Steven J. Ross, our President and Chief Executive Officer. The agreement is for one year and automatically renews for one subsequent one-year period unless TekInsight provides written notice of its intention not to renew at least six months prior to its anniversary date. The agreement includes a base salary of $350,000 per year. Under the terms of the agreement, Mr. Ross was granted 400,000 options to purchase TekInsight common stock, exercisable at $1.25 per share. In the event Mr. Ross is terminated without cause within four months prior to or following a change in control, he is entitled to receive a lump sum payment equal to one year's salary plus benefits. In connection with this agreement, TekInsight made a loan to Mr. Ross, due December 28, 2001, in the amount of $170,000. The loan is secured by shares of Class A common stock and stock options owned by Mr. Ross and by a collateral assignment of up to $170,000 of certain life insurance benefits. In addition, Mr. Ross is entitled to our standard benefits afforded executive management.

     It is a condition to the merger that we enter into a new employment agreement with Mr. Ross, on or before the closing of the merger, with at least a term of three years. The revised agreement must be on terms that are reasonably satisfactory to Mr. Ross and to DynCorp. We anticipate that the other terms of the new employment agreement will be substantially similar to those of Mr. Ross's present employment agreement.

     On August 14, 2000, TekInsight entered into an employment agreement with James Linesch, our Chief Financial Officer and Executive Vice President. The agreement is for one year and automatically renews for subsequent one-year periods unless TekInsight provides written notice of its intention not to renew at least six months prior to the anniversary date. Mr. Linesch's initial compensation was set at $157,500 per year, subject to annual increases. In connection with his employment, Mr. Linesch was granted 100,000 options under the 1992 Plan vesting over one year with an exercise price of $3.00 per share. In addition, Mr. Linesch is entitled to our standard benefits afforded to executive management and benefits equivalent to those afforded non-employee directors under the TekInsight 1997 Non-employee Director Stock Option Plan.

     On June 26, 2000, Data Systems Network Corporation entered into an employment agreement with Michael W. Grieves, Data Systems' President and Chief Executive Officer. The employment agreement became effective on the date of the merger of Data Systems with and into Services and continues until August 14, 2001. The agreement was put into place to ensure continuity and a smooth transition of Data Systems into TekInsight. In exchange for his services, Mr. Grieves is to receive compensation of $20,000 per month. In addition, he is entitled to our standard benefits package afforded executive management.

     On October 1, 1998, TekInsight entered into a three-year employment contract with Alexander Kalpaxis, our Chairman of the Board and Chief Technology Officer. Mr. Kalpaxis's employment agreement provides him with an annual base salary of $160,000. Additionally, Mr. Kalpaxis is to receive a performance bonus based upon the operating results of TekInsight Research, Inc., one of our wholly owned subsidiaries, in the event earnings before taxes interest depreciation and amortization of Research equals or exceed one million dollars.

     On May 31, 2001, TekInsight and Mr. Kalpaxis entered into an agreement pursuant to which Mr. Kalpaxis agreed to step down as Chairman of the Board and Chief Technology Officer and to resign from the board of directors effective upon execution of the letter agreement. Under the terms of the agreement, Mr. Kalpaxis would continue to be employed in a non-executive position as Chief Technologist of TekInsight through June 30, 2001. After that date, Mr. Kalpaxis shall be retained on a consulting basis as his services are required.

Indemnity Agreements

     TekInsight has entered into agreements which provide indemnification to each of its directors and officers, to the fullest extent allowed under the Delaware General Corporation Law. The indemnification agreements provide for payment by TekInsight of all expenses, judgments and other amounts required to be paid by an officer or director in connection with a proceeding or suit to which he is a party or witness or is otherwise involved by reason of the fact he acted as an officer, employee, director or agent of TekInsight. TekInsight is not obligated to pay any expenses with respect to any proceeding arising out of acts or omissions for which an officer or director is prohibited by applicable law from receiving indemnification or where the attorney representing the indemnitee has concluded that the indemnitee is not entitled to indemnification of any amounts.

New Directors

     Effective upon consummation of the merger, three of TekInsight's current directors will resign their positions. It is not yet certain which directors will resign at that time. The vacancies will be filled with nominees designated by DynCorp in accordance with our by-laws, which new directors will thereafter serve as Class B directors. The four current directors who remain on the board following the merger will thereafter serve as directors elected solely by the holders of the Class A common stock and the Series A preferred stock (the "Class A directors"). We anticipate that DynCorp will nominate David L. Reichardt, Marshall S. Mandell and Thomas R. Davies to serve as the initial Class B directors. The business experience and present occupations of each of such persons is as follows:

     David L. Reichardt, age 58, has served as Senior Vice President and General Counsel of DynCorp since 1986. He served as President of Dynaletric Company, a former subsidiary of DynCorp, from 1984 to 1986 and as Vice President and General Counsel of DynCorp from 1977 to 1984. He serves as a director of DynCorp.

     Marshall S. Mandell, age 58, has served as Senior Vice President, Corporate Development of DynCorp since 1998. He served as Vice President, Business Development of DynCorp from 1994 to 1998. He also served as Acting President of the Information & Engineering Technology strategic business unit of DynCorp from 1997 to 1998. He served as Vice President, Business Development, Applied
Sciences Group of DynCorp from 1992 to 1994. He was Senior Vice President, Eastern Computers, Inc. from 1991 to 1992 and President of the Systems Engineering Group, Ogden/Evaluation Research Corporation from 1984 to 1991.

     Thomas R. Davies, 49, is currently and has been the Senior Vice President-Products and Solutions for Current Analysis Incorporated, a market and competitive intelligence services company, since December 1999. Prior to holding that position, Mr. Davies was employed by Federal Sources, Inc. as Senior Vice President for Internet Services from December 1998 to December 1999, and as Vice President-State and Local Government Consulting from December 1995 to December 1998. Before joining Federal Sources, Inc., Mr. Davies was employed in various positions by EDS Corporation, with the last such position being Senior Director for State and Local Government Strategy.

Other Relationships

     Damon Testaverde, a director of TekInsight, is a registered representative of Network One Financial Services, Inc., the principal market maker with respect to the securities of TekInsight.

Material Contacts with DMR

     Neither TekInsight nor any of its subsidiaries is party, or has been party during the prior two years, to any negotiations, transactions or material contacts with DMR, DynCorp or any of their respective subsidiaries or affiliates.

                      PROPOSAL 3--2001 STOCK INCENTIVE PLAN

     The  board  of  directors  of  TekInsight  adopted  the  1992  Plan to help
TekInsight and its subsidiaries attract and retain highly capable officers, directors and employees and selected key consultants, and to encourage them to promote the growth and profitability of TekInsight and its subsidiaries. 2,000,000 shares of common stock are presently reserved for issuance under the 1992 Plan, 1,992,855 of which shares either have already been issued in connection with the exercise of options or subject to unexercised options previously granted by the board of directors.

     We are soliciting your approval of our 2001 Plan. The purpose of the 2001 Plan is to cover future option grants to our officers, directors, key employees and consultants, including those who join us as a result of the merger, in order to provide an incentive for good performance. Our existing 1992 Plan will expire in June 2002, and we do not have sufficient shares available under the 1992 Plan to accomplish this goal. If the 2001 Plan is not approved, there will be an insufficient number of shares to cover future grants to officers, employees, directors and consultants of TekInsight and the combined entity following the merger to promote the best interests of the stockholders of TekInsight.

     The 2001 Plan is attached to this proxy statement as Annex D. You are encouraged to carefully read the 2001 Plan in its entirety.

The following is a summary description of the material features of the 2001
Plan.

     Under the proposed 2001 Plan, TekInsight may grant options to purchase up to an aggregate of 2,000,000 shares of common stock, subject to adjustment under specified circumstances, to officers, directors, key employees and consultants of TekInsight and its majority-owned subsidiaries. The total number of shares with respect to which options may be granted to any one participant may not exceed 250,000 shares per calendar year.

     The 2001 Plan provides for the grant of options that are intended to qualify as incentive stock options ("ISOs"), under Section 422 of the Internal Revenue Code, to key employees of TekInsight and its subsidiaries, as well as the grant of non-qualifying options ("NQSOs") to officers, directors, key employees and consultants of TekInsight and its subsidiaries.

     The 2001 Plan is administered by the compensation committee, which will consist solely of two or more non-employee outside directors. The compensation committee will select the optionees and determine the number of shares of common stock covered by each option and the terms of the option agreement to be executed by TekInsight and the optionee.

     The option exercise price for ISOs granted under the 2001 Plan may not be less than the fair market value of the common stock on the date of grant, or 110% of the fair market value in the case of an ISO granted to an optionee beneficially owning more than 10% of the outstanding common stock. The option exercise price for NQSOs granted under the 2001 Plan may not be less than 85% of the fair market value of the common stock on the date of grant. There is a $100,000 limit on the value of common stock (determined at the time of grant) covered by ISOs that first become exercisable by an optionee in any calendar year.

     The maximum option term is ten years from the date of grant (or five years for an ISO granted to an optionee beneficially owning more than 10% of the outstanding common stock). The vesting schedule, which establishes when an option becomes exercisable, and the terms of the options granted under the 2001 Plan will be determined on a case-by-case basis by the compensation committee and provided in the particular option agreement issued to an optionee. No option may be granted more than ten years after the effective date of the 2001 Plan. Subject to the terms of the optionee's stock option agreement, options may only be transferable by will or in accordance with the laws of descent and distribution. To the extent required under SEC Rule 16b-3, options (or the shares of common stock issued upon exercise of the options) must be held for at least six months following the date of grant.

     Payment for shares purchased under the 2001 Plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of common stock of TekInsight with a fair market value equal to the total option exercise price, or by a combination of common stock of TekInsight plus cash equal to the total option exercise price.

     If an optionee's employment with TekInsight terminates by reason of death or disability, the optionee's options that are vested on the date of death or disability shall terminate on the first anniversary of the optionee's date of termination (unless otherwise stated), but not later than the date the option would otherwise expire. If the optionee's employment terminates for any reason other than death or disability, the optionee's options that are vested on the date of termination may be exercised within three months after such termination of employment (unless otherwise stated), but not later than the date the option would otherwise expire. All of an optionee's options that are unvested as of the optionee's date of termination will be forfeited (unless otherwise stated). Additionally, notwithstanding the foregoing, an optionee's vested options may not be exercised after termination of employment if the compensation committee reasonably determines that the termination of employment of such optionee resulted from willful acts or failure to act by the optionee that were detrimental to TekInsight or any of its affiliates, or if the compensation committee reasonably determines that the optionee competed with the business of TekInsight prior to such termination of employment.

     In the event of a merger or consolidation, liquidation or sale of all or substantially all of the assets or stock of TekInsight, the compensation committee must take any one or more of the following actions:

     o Provide that all or any outstanding options will become fully vested and exercisable in full prior to such event;

     o Provide that all or any outstanding options will be assumed, or substantially equivalent stock-based awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); or

     o In the event of a merger under the terms of which holders of common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment for each option held by the optionees equal to the difference between the merger price per share and the exercise price of the options.

          The board of directors and the compensation committee may amend or terminate the 2001 Plan at any time, provided that they cannot, without prior stockholder approval, increase the maximum number of shares reserved for issuance pursuant to the 2001 Plan, increase the number of options that may be granted per year per optionee, change the class of eligible optionees or modify the 2001 Plan in a manner that requires stockholder approval under applicable law. Unless previously terminated, the 2001 Plan will terminate automatically on the tenth anniversary of the date of its adoption.

Federal Income Tax Consequences

     This tax discussion is a general discussion of the principal tax attributes of options awarded under the Plan based on the tax rules in effect on the effective date of this filing. State and local income tax consequences are not discussed, and may vary from locality to locality.

     Nonqualified Stock Options. A participant who is granted a NQSO will not recognize any income at the time of grant, nor is TekInsight entitled to a tax deduction at the time of grant. On the date a participant exercises the NQSO, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option's exercise price. The holding period for capital gain and loss purposes will begin on the date of exercise and the participant's basis in the shares will equal the fair market value of the shares on the date of exercise. When the participant disposes of shares acquired pursuant to a NQSO, any gain or loss on the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares.

     Subject to Section 162(m) of the Internal Revenue Code (the "Code"), which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers, TekInsight will be entitled to a deduction on the date of exercise equal to the amount of ordinary income recognized by the participant.

     If the exercise price of a NQSO is paid by surrendering TekInsight common stock, the Internal Revenue Service treats such exchange as if there were two transactions. The first transaction is treated as a non-taxable exchange of the previously-acquired common stock for an equal number of shares of new common stock. The basis of the new shares will be the same basis as the shares surrendered and the holding period of the new shares will include the holding period of the shares surrendered. The second transaction concerns the number of shares that the participant receives upon exercise of the option in excess of the number of surrendered shares, i.e., the "additional shares." The participant will recognize ordinary income upon the exercise equal to the fair market value of these additional shares on the date of exercise, less any cash paid towards the exercise price. The basis of the additional shares will be equal to their fair market value on the date of exercise, and their holding period will begin on that date.

     Incentive Stock Options. A participant receiving an ISO will not be subject to income tax upon either the grant of such option or, assuming the ISO requirements are satisfied, its subsequent exercise. The spread between the option's exercise price and the fair market value on the date of exercise will, however, be included in the participant's alternative minimum taxable income for purposes of determining the participant's liability, if any, for the alternative minimum tax. If stock received on exercise of an ISO is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. If the participant holds the shares acquired upon exercise for more than one year after exercise and two years after grant, the difference between the amount realized on a subsequent sale or other taxable disposition of the shares and the option's exercise price will constitute long-term capital gain or loss at the time of sale.

     If the participant disposes of the shares before the expiration of more than one year after exercise and two years after grant, the participant will be deemed to have made a "disqualifying disposition" of the shares. This will require the participant to recognize ordinary income in the year of the disposition in an amount equal to the difference between the exercise price and the lesser of: (i) the fair market value of the shares on the date the ISO was exercised; or (ii) the amount realized on the sale or exchange of the shares. Additionally, if the sales price on the date of disposition exceeds the fair market value of the shares on the exercise date, the sale will trigger capital gain on such excess.

     TekInsight will generally not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event of a disqualifying disposition, TekInsight will be entitled to a federal income tax deduction in the year of the disqualifying disposition in an amount equal to the ordinary income realized by the participant.

     If the exercise price of an ISO is paid by surrendering TekInsight common stock, the Internal Revenue Service treats such exchange as if there were two transactions. The first transaction is treated as a non-taxable exchange of the previously-acquired common stock for an equal number of shares of new common stock. The basis of the new shares will be the same basis as the shares surrendered and the holding period will include the holding period of the shares surrendered. The second transaction concerns the number of shares that the participant receives upon exercise of the option in excess of the number of surrendered shares, i.e., the "additional shares." No income or gain is recognized on the receipt of these additional shares. However, the basis of these additional shares will equal zero (i.e., the participant is treated as having paid nothing for these shares). The holding period for the additional shares begins on the date of the exchange. To take advantage of this special rule, the participant cannot surrender common stock that has been acquired through the exercise of an incentive stock option and which has not been held for the requisite period.

     Withholding Taxes. Whenever TekInsight proposes or is required to issue or transfer shares of common stock under the Plan to a current or former employee, TekInsight has the right to require the participant to remit to TekInsight an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate for such shares or to take any other appropriate action to satisfy such withholding requirements. Notwithstanding the foregoing and subject to such rules established by TekInsight, TekInsight may permit a participant to satisfy such obligation in whole or in part by electing to have TekInsight withhold shares of common stock from the shares to which the participant is otherwise entitled.

     Section 162(m). Subject to certain exceptions, Section 162(m) of the Code generally denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million paid per year per person to its chief executive officer and four other officers whose compensation is required to be disclosed in its annual meeting proxy statements. Section 162(m) deduction limits generally do not apply to compensation related to stock options if the exercise price of the option equals or exceeds that stock's fair market value on the date the option is granted, the options are granted under a plan that states the maximum number of shares with respect to which options may be granted to any participant during a specified period, and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 2001 plan is intended to satisfy these requirements with respect to ISOs, and we intend to administer the plan to satisfy these requirements with respect to NQSOs. In particular, to the extent the compensation committee grants NQSOs that are intended to be exempt from the deduction limits under Section 162(m), the compensation committee will set the exercise price for such NQSOs at an amount that equals or exceeds the fair market value of the stock on the date the option is granted. If, however, any options granted to any of the officers described above are deemed not to be exempt from the provisions of Section 162(m) and the officer's non-exempt compensation, including such options, exceeds $1 million in any given year, such excess amount would not be deductible by TekInsight.

     Approval of the 2001 Plan will require the affirmative vote of holders of a majority of the aggregate voting power of the outstanding shares of common stock and Series A preferred stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class. Holders of record of common stock are entitled to one vote per share on this proposal. Holders of record of Series A preferred stock are entitled to 2.5 votes per share on this proposal.

     The board of directors of TekInsight recommends that all stockholders of TekInsight vote "FOR" the 2001 Plan.

                           INCORPORATION BY REFERENCE

     TekInsight is incorporating by reference in this proxy statement the following documents which have been previously filed with the Securities and Exchange Commission:

     1. Annual report for the fiscal year ended June 30, 2000. This report contains:

     o    Audited   consolidated   balance   sheets  for   TekInsight   and  its
          subsidiaries as of June 30, 2000 and 1999;

     o    Audited   consolidated   statements   of   operations,    changes   in
          stockholders' equity, and cash flows for the fiscal years ended June 30, 2000, 1999 and 1998;

     o    Management's   discussion  and  analysis  of  TekInsight's   financial
          condition and results of operations; and

     o Quantitative and qualitative disclosures about TekInsight's market risk, as applicable.

     2. Quarterly reports for the fiscal quarters ended:

     o    September 30, 2001;

     o    December 31, 2001; and

     o    March 31, 2001.


                       WHERE YOU CAN FIND MORE INFORMATION

     TekInsight and DynCorp, DMR's sole stockholder, each file reports with the SEC. You may read and copy this information at the SEC's public reference facilities. Call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet web site of the SEC at www.sec.gov.

     In addition, we filed copies of the agreement and plan of reorganization, the agreement and plan of merger and the stock option agreement as exhibits to our Current Report on Form 8-K that was filed with SEC on May 2, 2001. You can obtain copies of these documents from the SEC as described above. We will also provide you copies, free of charge, upon request. Our proposed amended and restated certificate of incorporation is attached to this proxy statement as Annex A, our proposed amended and restated by-laws are attached to this proxy statement as Annex B, the opinion of our financial advisers is attached to this proxy statement as Annex C, and our proposed 2001 stock incentive plan is attached to this proxy statement as Annex D.

                                                                         ANNEX A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              TEKINSIGHT.COM, INC.

     TekInsight.com, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

     1. The name of the corporation is TekInsight.com, Inc. The original certificate of incorporation of the Corporation (the "Original Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware and adopted on May 12, 1989, under the name Universal Self Care, Inc., restored and revived on July 24, 1991, and amended on October 21, 1992, October 21, 1997, February 4, 1998 and November 30, 1999,

     2.        This  Amended  and  Restated  Certificate  of Incorporation  (the
"Certificate of Incorporation") amends and restates in its entirety the Corporation's Original Certificate of Incorporation and subsequent amendments thereto and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and approved by the stockholders of the Corporation at a special meeting of stockholders held on _____________ ____, 2001 and duly executed and acknowledged by the officers of the Corporation in accordance with Section 103 of the DGCL.

     3.         At ____ a.m./p.m.  on _________,  2001 (the  "Effective  Time"),
each share of the Corporation's common stock, $.0001 par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, $0.0001 par value per share (the "Class A Common Stock") authorized by paragraph (A) of Article FOURTH of the
Certificate of Incorporation, without any action by the holder thereof (the "Reclassification"). Each Certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent that number of shares of Class A Common Stock into which the share or shares of Old Common Stock represented by such certificates shall have been reclassified.

     4. The Original Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

     FIRST:   The name of the corporation is DynTek, Inc.

     SECOND:  Its   registered  office  and  place  of  business in the State of
Delaware is to be located at 15 North Street in the Dover, Delaware 19901. The Registered Agent in charge at such address is National Corporate Research, Ltd.

     THIRD:   The purpose  of  the  Corporation is  to  engage in any lawful act
or  activity  for  which  corporations  may  be   organized  under  the  General
Corporation Law of the State of Delaware (the "DGCL").

     FOURTH:  A.       Authorized  Shares.  The Corporation  shall be authorized
to issue 100,000,000 shares of stock, of which (i) 65,000,000 shares shall be shares of Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), and 25,000,000 shall be shares of Class B Common Stock, par value $0.0001 per share (the "Class B Common Stock") (the Class A Common

Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"), and (ii) 10,000,000 shares shall be shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock").

              B.      Preferred Stock.

                      (1) The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, voting powers (if any), privileges, preferences and relative, participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

                                  (a)    the designation of the class or series,
which may be by distinguishing number, letter or title;

                                  (b)    the  number  of  shares  of  the  class
or series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

                                  (c)    the rate of any dividends (or method of
determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

                                  (d)    whether  dividends,  if  any,  shall be
cumulative or noncumulative and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series shall cumulate;

                                  (e)    if the shares of such class  or  series
may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

                                 (f)     the amount payable out of the assets of
the Corporation to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                                 (g)     provisions, if any, for the  conversion
or exchange of the shares of such class or series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the

Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

                                 (h)    restrictions on the  issuance  of shares
of the same class or series or of any other class or series of capital stock of the Corporation, if any; and

                                 (i)    the voting rights and powers, if any, of
theholders of shares of the class or series.

                           (2)   The Certificate of  Designations,   Preferences
and Relative, Participating, Optional or Other Special Rights of Series A Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof previously filed by the Corporation on August 11, 2000 pursuant to the DGCL is incorporated by reference and remains in full force and effect; provided, however, that each reference therein to shares of Common Stock, par value $0.0001 per share, shall mean the Class A Common Stock.

                   C. Common Stock. The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the Corporation:

                   (1) Except as otherwise set forth below in this Article FOURTH, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

                   (2) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed on each share shall be equal in number. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

                   (3) (a) At every meeting of the stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his, her or its name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation; provided, however, that so long as the holders of Class B Common Stock shall have the right to nominate and elect the Class B Directors (as defined below) as provided in Article FOURTH, paragraph D below, such holders shall not have the right to vote on the election of directors of the Corporation other than the Class B Directors. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences or special rights of the Class B Common Stock that would not adversely affect the rights of the Class A Common
Stock; provided that, for the foregoing purposes, any provision for the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one for one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.

                         (b)       Except  as  otherwise  provided  by law,  and
subject to any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class (except as otherwise provided in paragraph (C)(3)(a) above); provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided. To the fullest extent permitted by law, any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

                         (c)      Every   reference  in  this   Certificate  of
Incorporation to amajority or other proportion of shares, or a majority or other proportion of the votes of shares, of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock are entitled.

                         (d)      At any meeting of  stockholders,  the presence
in person or by proxy of the holders of a majority of the voting power of the shares of the Corporation issued and outstanding and entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

             (4) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof. For purposes of this paragraph (C)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

             (5) Except as shall otherwise be approved by a majority of the votes entitled to be cast by the holders of each class of Common Stock voting separately as a class, in case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock. In the event that the holders of Class A Common Stock (or of Class B Common Stock) are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights.

             (6) (a) Upon the request of a holder of Class B Common Stock or upon the voluntary or involuntary sale, exchange, assignment, transfer, attempted transfer, devise, bequest, or other disposal, or pledge, hypothecation, or other encumbrance (each, a "Transfer") of shares of Class B Common Stock other than a Transfer of shares of Class B Common Stock representing a majority of the shares of Class B Common Stock outstanding at such time in a single transaction, such shares of Class B Common Stock so requested to be converted or so Transferred shall be automatically converted to shares of Class A Common Stock, on a one share to one share basis; provided, however, that if a majority of the shares of Class B Common Stock initially outstanding are converted to shares of Class A Common Stock, the remaining outstanding shares of Class B Common Stock shall be automatically converted to shares of Class A Common Stock on a one share to one share basis (any conversion of shares of Class B Common Stock to shares of Class A Common Stock is referred to herein as a "Conversion"). At the time of a Conversion, the record holder of the shares of Class B Common Stock to be converted shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Corporation specifying the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon such Conversion are to be issued and including instructions for the delivery thereof. Notwithstanding the foregoing sentence, conversion shall be deemed to have been effected at the time specified in the request for Conversion or upon the Transfer, as the case may be, and as of such time each person named in such written notice as the person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Delivery of such certificates and such written notice shall obligate the Corporation to issue such shares of Class A Common Stock, and thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such record holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such Conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such record holder.

                     (b) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph, any dividend for which the record date or payment date shall be subsequent to such conversion and/or which may have been declared on the shares of Class B Common Stock so converted, shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

                     (c) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding. The Corporation covenants that all of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable and free from liens and charges, other than those created by the holder thereof. The Corporation shall take all action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the shares of Class A Common Stock are or may be listed, or of any inter-dealer quotation system of a registered national securities association upon which the shares of Class A Common Stock are or may be listed.

                     (d) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock, and no such issue or delivery shall be made unless and until the person effecting such transfer has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                 D. Class B Common Stock. As long as there are outstanding shares of Class B Common Stock that represent five percent (5%) or more of all outstanding shares of Common Stock of the Corporation, holders of Class B Common Stock shall have the following rights in addition to any rights provided by the
DGCL:

               (1) Any amendment, alteration, change or repeal, direct or indirect, of this Article FOURTH, paragraph D shall require the affirmative vote of the holders of shares of not less than a majority of the voting power of the Class B Common Stock of the Corporation, voting together as one class.

               (2) Holders of Class B Common Stock, voting as a single class, shall have the right to nominate and elect such proportion of the total number of members of the Board of Directors as the total number of outstanding shares of the Class B Common Stock represents to the total number of outstanding shares of all Common Stock; provided, that, any fractional amount in the number of directors to be elected by the holders of the Class B Common Stock resulting from the foregoing calculation shall be rounded up to the nearest whole number, based on the fractional amount involved (the "Class B Directors"); provided, however, that in no event shall the Class B Directors constitute a majority of the directors then in office. Any vacancy relating to a Class B Director shall be filled by a majority vote of the remaining Class B Directors or a nominee selected by holders of a majority of the voting power of Class B Common Stock.

               (3)     Holders representing a majority   of  the  voting   power
of the outstanding Class B Common Stock shall have the right to call a special meeting of stockholders.

               (4) Except as specified in Article FOURTH, Paragraph C(3)(a) or clauses (1) - (3) above and any other matters as to which holders of Class B Common Stock have the right to vote separately as a class under the DGCL, holders of Class B Common Stock shall have the right to vote on any matter as to which holders of Class A Common Stock have the right to vote. With regard to any such matter, holders of Class B Common Stock shall vote together with holders of Class A Common Stock as a single class.

  FIFTH:           A.      Stockholder Meetings.

                     (1) Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined in accordance with the Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

                     (2) Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by:

                               (a)  the Chairman of the Board of Directors;

                               (b)  the Vice-Chairman of the Board of Directors;

                               (c)  the President of the Corporation;

                               (d)  a majority of the Board of Directors; or

                               (e)  holders of a majority of the voting power
of Class B Common Stock pursuant to Article FOURTH, paragraph D.

                   B. Written Consent. Except as may be otherwise provided in a resolution or resolutions providing for any class or series of stock other than Common Stock with respect to action by written consent by holders of such class or series of stock, any action required or permitted to be taken at any annual or special meeting of the stockholders may be effected by written consent of such stockholders pursuant to Section 228 of the DGCL.

  SIXTH:           A.     Powers  of  the  Board of Directors.  The business and
affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article and as provided by law.

                   B. Number of Directors. The Board of Directors shall initially consist of seven (7) directors, which number of directors may be increased or decreased from time to time pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, including at least one Class B Director, if any.

                   C. Removal of non-Class B Directors. Any director, other than a Class B Director, may be removed from office at any time, only for cause (as defined by the Corporation's Bylaws), by the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the Common Stock.

                   D. Removal of Class B Directors. Any Class B Director may be removed from office at any time, with or without cause (as defined by the Corporation's Bylaws), by the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the Class B Common Stock.

                   E. Meetings of the Board of Directors. Meetings of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide.

  SEVENTH:         A director of the  Corporation shall,  to the  maximum extent permitted by the laws of the State of Delaware, as now or hereafter in effect, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                   The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                   The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

                   The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

                   Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                   Any repeal or modification of the laws of the State of Delaware, as now or hereafter in effect, shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

  EIGHTH:          A.   Certain Acknowledgments.  The provisions of this Article
EIGHTH shall regulate and define the conduct of certain of the business and affairs of the Corporation in relation to any Significant Stockholder and Affiliated Companies (as defined below in this Article EIGHTH) thereof, in recognition and anticipation that:

                  (1)   the  directors,  officers   and/or   employees   of   a
Significant Stockholder or of Affiliated Companies thereof may serve as directors and/or officers of the Corporation;

                  (2) the Significant Stockholder and the Affiliated Companies thereof engage, are expected to continue to engage, and may in the future engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage;

                  (3) the Corporation and Affiliated Companies thereof will or may engage in material business transactions with the Significant Stockholder and Affiliated Companies thereof; and

                  (4) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation, the Significant Stockholder and the Affiliated Companies of each, and the duties of any directors or officers of the Corporation who are also or have been directors, officers or employees of the Significant Stockholder or Affiliated Companies thereof, be determined and delineated in respect of any agreements, arrangements or transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and the Significant Stockholder and Affiliated Companies thereof, on the other hand.

                      Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article EIGHTH.

                      The provisions of this Article EIGHTH are in addition to, and not in limitation of, the provisions of the DGCL and the other provisions of this Certificate of Incorporation. Any agreement, arrangement, transaction or business relationship which does not comply with the procedures set forth in this Article EIGHTH shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the provisions of this Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.

                   B. Certain Agreements, Arrangements and Transactions Permitted; Certain Fiduciary Duties of Certain Stockholders, Directors and Officers. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements), arrangements or transactions with the Significant Stockholder or Affiliated Companies thereof pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and the Significant Stockholder or an Affiliated Company thereof, on the other hand, agree to or do engage in transactions of any kind or nature with each other or with Affiliated Companies thereof and/or agree to or do compete, or refrain from competing or limit or restrict their competition, with each other, including allocating and causing their respective directors, officers and employees (including any who are or have been directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other. No such agreement, arrangement or transaction shall be considered void or voidable solely (i) due to the nature of the parties thereto or due to the existence of circumstances as described in paragraph (A) of this Article EIGHTH or (ii) because any one or more of the officers or directors of the Corporation who are also or have been directors or officers of the Significant Stockholder or any Affiliated Companies thereof are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the agreement, arrangement or transaction, or solely because his or their votes are counted for such purpose. No such agreement, arrangement or transaction or the performance thereof by the Corporation or the Significant Stockholder or any Affiliated Company thereof shall be considered
(i) contrary to any fiduciary duty or duty of loyalty that the Significant Stockholder or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation by reason of the Significant Stockholder or any Affiliated Company thereof being a Significant Stockholder of the Corporation or participating in control of the Corporation or any Affiliated Company thereof or
(ii) contrary to any fiduciary duty or duty of loyalty of any director or officer of the Corporation who is also or has been a director, officer or employee of the Significant Stockholder or any Affiliated Company thereof to the Corporation or such Affiliated Company or any stockholder or other owner of an equity interest therein. In addition, with respect to any such agreement, arrangement or transaction, the directors and officers of the Corporation who are also or have been directors and officers of the Significant Stockholder or any Affiliated Company thereof (i) shall have fully satisfied their fiduciary duties to the Corporation and the stockholders, (ii) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (iii) shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if any of the following conditions shall have been satisfied:

                   (1) such agreement, arrangement or transaction shall have been approved (a) by the Board of Directors by the affirmative vote of a majority of the directors (even though less than a quorum) who are not Interested Persons (as defined below in this Article EIGHTH) in respect of such agreement, arrangement or transaction or (b) by a committee of the Board of Directors constituted solely of directors who are not Interested Persons in respect of such agreement, arrangement or transaction by the affirmative vote of a majority of the members of such committee or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such agreement, arrangement or transaction and to whom the authority to approve such agreement, arrangement or transaction has been delegated either by the Board of Directors by the same affirmative vote required by paragraph (B)(1)(a) of this Article EIGHTH for approval of such agreement, arrangement or transaction by the Board of Directors or by a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by paragraph (B)(1)(b) of this Article EIGHTH for approval of such agreement, arrangement or transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such agreement, arrangement or transaction has been so delegated; provided, however, that, before approval of such agreement, arrangement or transaction, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and the Significant Stockholder or such Affiliated Company thereof, on the other hand, and the material terms and facts as to such agreement were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval of such agreement, arrangement or transaction, as the case may be; or

                   (2) such agreement, arrangement or transaction was fair to the Corporation as of the time it was entered into by the Corporation; or

                   (3) such agreement, arrangement or transaction was approved by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote thereon and who do vote thereon, exclusive of the Significant Stockholder and any Affiliated Company thereof and any Interested Person in respect of such agreement, arrangement or transaction; or

                   (4) in the case of any such agreement, arrangement or transaction that did not satisfy the requirements of clause (1), (2) or (3) of this paragraph (B), such agreement, arrangement or transaction shall have been approved or ratified by (a) the Board of Directors of the Corporation by the affirmative vote of a majority of the directors (even though less than a quorum) who are not Interested Persons in respect of such agreement, arrangement or transaction or (b) by a committee of the Board of Directors constituted solely of directors who are not Interested Persons in respect of such agreement, arrangement or transaction by the affirmative vote of a majority of the members of such committee or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such agreement, arrangement or transaction and to whom the authority to approve such agreement, arrangement or transaction has been delegated either by the Board of Directors by the same affirmative vote required by paragraph (B)(4)(a) of this Article EIGHTH for approval of such agreement, arrangement or transaction by the Board of Directors or a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by paragraph (B)(4)(b) of this Article EIGHTH for approval of such agreement, arrangement or transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such agreement, arrangement or transaction has been so delegated; provided, however, that, before such approval or ratification, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and the Significant Stockholder or such Affiliated Company thereof, on the other hand, and the material facts as to such agreement, arrangement or transaction were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval or ratification of such agreement, arrangement or transaction, as the case may be; or

                   (5) in case of any such agreement, arrangement or transaction that did not satisfy the requirements of clause (1), (2), (3) or (4) of this paragraph (B), such agreement, arrangement or transaction was approved or ratified by the affirmative vote of the holders of a majority of the voting power of capital stock of the Corporation entitled to vote thereon and who do vote thereon, exclusive of the Significant Stockholder and any Affiliated
Company thereof and any Interested Person in respect of such agreement, arrangement or transaction.

                  Neither the Significant Stockholder nor any Affiliated Company thereof, as a stockholder of the Corporation or participant in control of the Corporation, shall have or be under any fiduciary duty or duty of loyalty to refrain from entering into any agreement or participating in any agreement, arrangement or transaction that meets the requirements of any of clauses (1),
(2), (3), (4) or (5) of this paragraph (B) and no director, officer or employee of the Corporation who is also or has been a director, officer or employee of the Significant Stockholder or any Affiliated Company thereof shall have or be under any fiduciary duty or duty of loyalty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliated Company thereof in respect of any such agreement, arrangement or transaction or performing any such agreement, arrangement or transaction in accordance with its terms. The failure of any agreement, arrangement or transaction between the Corporation or an Affiliated Company thereof, on the one hand, and the Significant Stockholder or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Article EIGHTH shall not, by itself, cause such agreement, arrangement or transaction to constitute any breach of any fiduciary duty or duty of loyalty to the Corporation or to any Affiliated Company thereof, or to any stockholder or other owner of an equity interest therein, by the Significant Stockholder or such Affiliated Company thereof or by any director or officer of the Corporation, the Significant Stockholder or any of their respective Affiliated Companies.

                  Directors of the Corporation who are also or have been directors, officers or employees of the Significant Stockholder or an Affiliated Company may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the agreement, arrangement or transaction. Common Stock owned by the Significant Stockholder and any Affiliated Companies may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the agreement, arrangement or transaction.

                  The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform one or more agreements (or modifications or supplements of pre-existing agreements), arrangements or transactions with one or more officers or directors of the Corporation. With respect to any such agreement, arrangement or transaction, any director or officer of the Corporation party thereto (i) shall have fully satisfied his or her fiduciary duties to the Corporation and the stockholders, (ii) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (iii) shall be deemed not to have breached his or her duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if any of the conditions specified in clauses (1), (2), (3), (4) or (5) of this paragraph B, have been satisfied with respect to such agreement, arrangement or transaction. The failure of any agreement, arrangement or transaction between the Corporation or an Affiliated Company thereof, on the one hand, and any officers or directors of the Corporation, on the other hand, to satisfy the requirements of this Article EIGHTH shall not, by itself, cause such agreement, arrangement or transaction to constitute any breach of any fiduciary duty or duty of loyalty to the Corporation or to any Affiliated Company thereof, or to any stockholder or other owner of an equity interest therein, by any director or officer of the Corporation, the Significant Stockholder or any of their respective Affiliated Companies.

                  For purposes of this Article EIGHTH, any agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, or with any officer or director thereof, shall be deemed to be an agreement, arrangement or transaction with the Corporation.

                     C.      Corporate Opportunities.

                    (1) The Significant Stockholder and its Affiliated Companies shall have no fiduciary duty, duty of loyalty or other duty not to (i) engage in the same or similar activities or lines of business as the Corporation, (ii) do business with any client or customer of the Corporation or
(iii) employ or otherwise engage any officer or employee of the Corporation, and none of the Significant Stockholder nor its Affiliated Companies nor any officer or director thereof shall be liable to the Corporation or its stockholders or other owner of an equity interest therein for breach of any fiduciary duty or duty of loyalty by reason of any such activities of the Significant Stockholder or any Affiliated Company thereof or of such person's participation therein. In the event that the Significant Stockholder or any Affiliated Company thereof acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Significant Stockholder or any Affiliated Company thereof and the Corporation, neither the Significant Stockholder nor its Affiliated Companies nor any officer or director thereof (even if such officer or director is also an officer or director of the Corporation) shall have any duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders or other owner of an equity interest therein for breach of any fiduciary duty or duty of loyalty by reason of the fact that the Significant Stockholder or any Affiliated Company thereof pursues or acquires such corporate opportunity for itself or the Significant Stockholder or any of its Affiliated Companies or any officer or director thereof (even if such officer or director is also an officer or director of the Corporation) directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation.

                    (2) For the purposes of this Article EIGHTH, "corporate opportunities" shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation's business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Significant Stockholder or any Affiliated Company or its officers or directors, will be brought into conflict with that of the Corporation.

                    (3) If any agreement, arrangement or transaction between the Corporation and the Significant Stockholder and any Affiliated Company involves a corporate opportunity and is approved in accordance with the procedures set forth in paragraph (B) of this Article EIGHTH, the officers and directors of the Corporation, the Significant Stockholder and any Affiliated Company and their officers and directors shall (even if such officers and directors are also officers and directors of the Corporation) also for the purposes of this Article EIGHTH and the other provisions of this Certificate of Incorporation and the provisions of the By-laws (a) have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders or other owner of an equity interest therein, (b) be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (c) be deemed not to have breached their duties of loyalty to the Corporation and its stockholders or other owner of an equity interest therein and not to have derived an improper personal benefit therefrom. Any such agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Article EIGHTH, this Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.

                    D . Modification. No alteration, amendment or repeal of any provision of this Article EIGHTH shall terminate the effect of such provisions or eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                    E. Certain Definitions. For purposes of this Article EIGHTH, thefollowing definitions shall apply:

                   (1) "Affiliated Company" shall mean in respect of the Significant Stockholder any company which controls, is controlled by or is under common control with the Significant Stockholder (other than the Corporation and any company that is controlled by the Corporation) and in respect of the Corporation shall mean any company controlled by the Corporation.

                   (2) "Interested Person" in respect of an agreement, arrangement or transaction referred to in paragraph (B) of Article EIGHTH shall mean any present or former director, officer or employee of the Significant Stockholder or an Affiliated Company thereof and any person who has a financial interest that is material to such person in the Significant Stockholder or such Affiliated Company or otherwise has a personal financial interest that is material to such person in such agreement, arrangement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person's ownership of securities of the Significant Stockholder or an Affiliated Company thereof;

                   (3)     "Significant   Stockholder"   shall  mean  a   holder
or beneficial owner, in the aggregate, of at least a majority of Class B Common Stock.

         NINTH: The books of the Corporation may be kept (subject to any provision contained in the DGCL or other applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, in a summary way, on the application of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ELEVENTH: The Bylaws of the Corporation may be adopted, consistent with law and the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), and once adopted, any Bylaw may be altered or repealed, subject to the provisions of this Certificate of Incorporation, by:
(1) the affirmative vote of at least a majority of the members of the Board of Directors then in office, subject to the powers of the Class B Directors as set forth in the Bylaws; or (2) the affirmative vote of at least a majority of the voting power of the Common Stock; provided, however, that any change in the Bylaws that affects the Class B Directors or the Class B Common Stock shall be approved by a majority of the voting power of the Class B Common Stock.

         TWELFTH:   A.      General Right to Amend Certificate of Incorporation.

                   (1)     The  Corporation   hereby  reserves  the right at any
time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add thereto any other provision authorized by the laws of the state of Delaware at the time in force, and except as may otherwise be explicitly provided by any provision of this Certificate of Incorporation, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form, or as hereafter amended, are granted subject to the right reserved in this paragraph (A)(1).

                   (2)    Subject  to  the  provisions  of paragraph  (B) below,
the rights of the holders of Preferred Stock and the other provisions of this Certificate of Incorporation, the provisions of this Certificate of Incorporation may only be altered, amended or repealed, and any inconsistent provision adopted, with such action (if any) of the Board of Directors as is provided by law, and in addition to any other vote of stockholders (if any) required by law, and notwithstanding that a lower vote (or a no vote) of stockholders otherwise would be required, by the approval of at least a majority of the voting power of Common Stock.

                   B. Amendment of this Article. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all Common Stock shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

         THIRTEENTH:       The Corporation shall have perpetual existence.

     IN WITNESS WHEREOF, this Certificate of Incorporation which restates, integrates and amends the provisions of the Original Certificate of Incorporation of the Corporation and subsequent amendments thereto, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by an authorized officer of the Corporation this ____ day of ____, 2001.

                                            TEKINSIGHT.COM, INC.


                             By:
                                ------------------------------------------------
                                Name:
                                Title:

                                                                         ANNEX B

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                  DYNTEK, INC.

                            (A Delaware Corporation)

ARTICLE I.
                                     Offices

         SECTION 1. Principal Office. The principal office of the Corporation shall be located in Irvine,

California.

         SECTION 2. Registered Offices and Agent. The registered office of the Corporation in the State of Delaware is 15 North Street, Dover, Delaware 19901. The registered agent shall be National Corporate Research, Ltd.

        SECTION 3. Other Offices. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

        SECTION 4. Certain Definitions. Except where otherwise explicitly provided, all references herein to the "Certificate of Incorporation" shall mean the certificate of incorporation of the Corporation as from time to time amended or restated and in effect including any certificates of designation filed under
Section 151(g) (or any successor provision) of the General Corporation Law of the State of Delaware, as amended and in effect from time to time (the "DGCL"), starting with the Amended and Restated Certificate of Incorporation dated , 2001 in effect on the date these Bylaws become effective. In the event of any amendment of these Bylaws that does not involve a complete restatement thereof, any reference herein to "the Bylaws" or "these Bylaws" or "herein" or "hereof" or a like reference shall refer to these Bylaws as so amended. Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Certificate of Incorporation.

                                  ARTICLE II.
                            Meetings of Stockholders

        SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors.

        SECTION 2.   Annual Meeting.   The annual meeting of the stockholders of
the Corporation for election of directors and for the transaction of such other business as may properly come before the meeting, shall be designated from time to time by the Board of Directors.

        SECTION 3. Special Meetings. Except as otherwise provided by law and by the Certificate of Incorporation, special meetings of the stockholders maybe called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the Vice-Chairman of the Board, if one shall have been elected, or the President and shall not be called by the stockholders of the Corporation, other than by Class B Common Stockholders, as provided in the Certificate of Incorporation.

        SECTION 4. Notice of Meetings. Notice of the place, date and hour of holding of each annual and special meeting of the stockholders and, unless it is the annual meeting, the purpose or purposes, thereof, shall be given personally or by mail in a postage prepaid envelope, not less than ten (10) nor more than sixty (60) days before the date of such meeting, to each stockholder entitled to vote at such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed at some other address, in which case it shall be directed to him at such other address. Any such notice for any meeting other then the annual meeting shall indicate that it is being issued at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the President, the Secretary, or the Class B Common Stockholders, whichever shall have called the meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, prior to the conclusion of such meeting, protest the lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

        SECTION 5. Quorum. At all meetings of the stockholders, the holders of a majority in voting power of the outstanding stock of the Corporation issued and outstanding and entitled to vote on every matter that is to be voted on at such a meeting shall be present in person or by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law and by the Certificate of Incorporation. In the absence of a quorum, the holders of a majority in voting power present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

        SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board, if one shall have been elected, shall act as chairman of the meeting. In the absence of the Chairman of the Board or if one shall not have been elected, the Vice-Chairman of the Board, or in his absence or if one shall not have been elected, the President shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

        SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

        SECTION 8. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each holder of record of shares of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for each share standing in his name on the record of stockholders of the Corporation. The record date for determining the holder of record shall be:

          (a) the date fixed pursuant to the provisions of Section 6 of Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.

         Each stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder acting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

        SECTION 9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the principal place of business of the Corporation for a period of at least ten (10) days prior to the meeting.

        SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act on the request of any stockholder entitled to vote at such meeting, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspector shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by him. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

        SECTION 11. Action by Consent. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and vote.

                                  ARTICLE III.
                               Board of Directors

        SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful act and things as are not by law or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

        SECTION 2. Number, Qualifications, Election and Term of Office. Except as otherwise provided by the Certificate of Incorporation, the number of directors constituting the Board of Directors shall be determined by the Board of Directors. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. All the directors shall be at least eighteen years of age. Directors need not be stockholders. Except as otherwise provided by law, these Bylaws and the Certificate of Incorporation, the directors shall be elected at the annual meeting of the stockholders. Subject to the rights of holders of the Class B Common Stock as set forth in the Certificate of Incorporation, at each meeting of the stockholders for the election of directors at which a quorum is present the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these Bylaws.

        SECTION 3. Place of Meetings. Meeting of the Board of Directors shall be held at the principal office of the Corporation in the State of Delaware or at such other place, within or without such state, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

        SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix.

        SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, by a majority of the directors, or by a majority of the Class B Directors.

        SECTION 6. Notice of Meeting. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 6, in which notice shall be stated the time and place of meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least five days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone, or ocher similar moans, at least forty-eight hours before the time at which such meeting is co be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without professing, prior to or at its commencement, the lack of notice to him.

SECTION 7.        Quorum and Manner of Acting.

          (a) Subject to subsection (b) of this Section 7, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

          (b) At least a majority of the directors designated by the holders of Class B Common Stock pursuant to the Certificate of Incorporation ("Class B Directors") must be present at any meeting of the Board of Directors in order to establish a quorum to conduct business, as long as there are Class B Directors on the Board of Directors; provided, however, that the Board of Directors will be entitled to take any action at any meeting if a quorum is otherwise present if (i) the meeting is a regularly scheduled meeting of the Board of Directors or
          (ii) the meeting is not a regularly scheduled meeting and, after having been sent notice of such meeting, the Class B Directors are not present at such meeting, and the Class B Directors who are absent shall, in either the case of either (i) or (ii), have failed to communicate in writing to the Secretary good reason for such absence in advance of the relevant meeting.

        SECTION 8.    Supermajority  Matters.   The  approval of at least 80% of
the members of the Board of Directors then in office shall be required to approve each of the following transactions:

         (a) the entry by the Corporation or any Subsidiary into any merger, consolidation or amalgamation whether with or into any other Person;

          (b) a sale, spin-off, transfer or other disposition of all or substantially all of the assets or capital stock of any Subsidiary, or a sale of greater than 30% of the assets of the Corporation, in each case in any transaction or series of transactions;

          (c) a liquidation, recapitalization or dissolution of the Corporation or any Subsidiary or the filing of a bankruptcy petition by the Corporation or any Subsidiary;

          (d) the redemption, repurchase or issuance of capital stock of the Corporation or any Subsidiary (including options, warrants or other rights to acquire any such capital stock) in any amount, other than the issuance of employee stock options pursuant to employee benefit plans (including the 1992 Stock Option Plan) that are administered by the Board of Directors, or the redemption of securities at the option of the holder thereof in accordance with the terms of such securities.

         (e) any amendment to the Certificate of Incorporation or Bylaws of the Corporation or any Subsidiary;

         (f) any change in the accounting policies of the Corporation or any Subsidiary, including any change in fiscal year, except as required by applicable generally accepted accounting practices;

         (g)   any distribution or dividend by the Corporation;

         (h) (i) the incurrence of Indebtedness by the Corporation or any Subsidiary which results in a level of Indebtedness of the Corporation (on a consolidated basis) in excess of $5 million or (ii) the creation, assumption or incurrence of any Lien on the assets of the Corporation or any Subsidiary, individually or in the aggregate, with respect to Indebtedness in excess of $5 million outstanding at any time;

          (i) any continuation or other support of any operations of [ProductivIT] unless the anticipated monthly revenue from signed contracts for such operations as of June 30, 2001 exceeds the actual June 2001 costs related to such operations, including any general and administrative overhead allocations to such operations; and

          (j)  the making of any Investment other than a Permitted Investment.

         For purposes of this Article Three, the following terms shall have the meanings ascribed to them below:

                 "Guarantee" shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Indebtedness" shall mean, with respect to any Person at any date of determination (without duplication): (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures including any convertible debentures not converted, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all obligations of such Person as lessee under capitalized leases; (vi) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness; and (vii) all indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person. The amount of Indebtedness of any Person at any date shall be (without duplication) the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency has not occurred and the occurrence of the underlying contingency is entirely within the control of such Person).

                  "Investment" in any Person shall mean any direct advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by, such Person.

                  "Lien" shall mean any mortgage, option, right of first refusal, right of a third party, restriction on transfer or other ownership interest of any kind, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale with recourse against a seller or any affiliate of a seller, or any agreement to give any security interest.

                 "Permitted Investment" shall mean: (i) any capital contribution of $5 million or less per annum to any Subsidiary (or joint venture or similar entity involving a profit sharing arrangement); (ii) the incurrence of Indebtedness by the Corporation or any Subsidiary in an amount in any transaction or series of transactions, individually or in the aggregate, totaling $5 million or less at any time outstanding; (iii) any Investment in capital stock or assets of any Person an amount in any transaction or series of related transactions of $5 million or less by the Corporation or any Subsidiary; or (iv) the Investment, in the ordinary course of business, by the Corporation or any Subsidiary of excess cash in obligations of the U.S. government or of "first tier" financial institutions.

                  "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

                  "Subsidiary" shall mean any Person in which the Corporation, directly or indirectly, now or hereafter owns, acquires or holds an equity interest in excess of 50% of all equity interests of such Person.

        SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, shall act as the chairman of the meeting, or in his absence or if one shall not have been elected, the Vice-Chairman of the Board, or in his absence, or if one shall not have been elected, the President, if he or she is a director (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence, any person -- who shall be an Assistant Secretary, if any of them shall be present at such meeting -- appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

        SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Vice-Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 11.  Vacancies.   Except as otherwise provided herein or by the
Certificate of Incorporation, any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less then a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting thereof; provided, however, that any vacancy relating to a Class B Director shall be filled by the vote of a majority of the remaining Class B Directors or by holders of a majority in voting power of the Class B Common Stock. Stockholders of the Corporation may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill vacancies in the Board of Directors. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

        SECTION 12. Removal of Directors. Except as otherwise provided herein or by the Certificate of Incorporation, a director may only be removed for cause, such removal to be by the affirmative vote of the shares representing eighty percent (80%) of the votes entitled to be cast by the Common Stock; provided, however, that no Class B Director shall be removed from office, with or without cause, unless the removal is approved by holders of 80% of the voting power of Class B Common Stock. "Cause" for removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director the Corporation; or (iv) the entry of any order against such director by any governmental body having regulatory authority with respect to the Corporation's business. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions; provided, however, that any vacancy relating to a Class B Director shall be filled by a majority vote of the remaining Class B Directors or, if less than two such directors remain, then by holders of a majority in voting power of Class B Common Stock. "Common Stock" shall mean the shares of the then outstanding capital stock entitled to vote generally on the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon or other defaults thereunder, whether or not at the time of the determination there are any such dividend arrearages or defaults.

        SECTION 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

        SECTION 14. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors including at least one Class B Director, designate one or more committees, including an executive committee, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by law and the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

        SECTION 15. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

        SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of Incorporation or by law, any one or more members of the Board of Directors any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other an the same time. Participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE IV.
                                    Officers

        SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chairman of the Board, elected from among the directors, and a President and a Secretary, who need not be directors. If the Board of Directors wishes, it may also elect such other officers of the Corporation, (including Vice-Chairman of the Board, a chief operating officer, a chief financial officer, a chief technology officer, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries), as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders, and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws.

        SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman the Board or the Vice-Chairman of the Board, if one shall be elected, or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

        SECTION 3.    Removal.  Any officer of the  Corporation  may be removed,
either with or without cause,   at any time,  by the Board of  Directors at  any
meeting thereof.

        SECTION 4. Chairman of the Board. The Chairman of the Board shall be an officer of the Corporation and shall be a member of the Board and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of Chairman, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

        SECTION 5. Vice-Chairman of the Board. The Vice-Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors if no Chairman of the Board has been elected or if the Chairman of the Board is absent, or is unable or refuses to act. He shall advise and counsel the Chairman of the Board, and in the Chairman's absence, the President, and, in the President's absence, other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

        SECTION 6. President. The President shall be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. He shall, in the absence of the Chairman of the Board and the

Vice-Chairman of the Board or if neither has been elected, preside at each meeting of the Board of Directors (if he/she is a director) or the stockholders. He shall perform all duties incident to the office of the Chief Executive Officer and President and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors.

        SECTION 7. Chief Operating Officer. The Chief Operating Officer shall perform all duties incident to the office of chief operating officer and such other duties as may from time to time be assigned to him/her by the Board of Directors.

        SECTION 8. Chief Financial Officer. The Chief Operating Officer shall perform all duties incident to the office of chief financial officer and such other duties as may from time to time be assigned to him/her by the Board of Directors.

        SECTION 9. Chief Technology Officer. The Chief Technology Officer shall perform all duties incident to the office of chief technology officer and such other duties as may from time to time be assigned to him/her by the Board of Directors.

        SECTION 10. Vice President. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President, or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more that one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so called, shall have the power of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

        SECTION 11.       Treasurer.  The Treasurer shall

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

         (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may he designated by the Board of Directors or pursuant to its direction;

         (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

         (e)   disburse  the  funds  of  the   Corporation   and  supervise  the
          investments of its funds, taking proper vouchers therefor;

         (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

          (g) in general, perform all duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 12.       Secretary.  The Secretary shall

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

          (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

          (c) custodian of the records of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

        SECTION 13. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise she powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

        SECTION 14. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

        SECTION 15. Officers' Bonds or Other Security Assistant. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

        SECTION 16.   Compensation.   The  compensation  of  the officers of the
Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V.
                      Stock Certificates and Their Transfer

        SECTION 1. Stock Certificates. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of the Corporation owned by him. The certificates representing shares shall be signed in the name of the Corporation by the Chairman of the Board or the Vice-Chairman of the Board or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the Corporation or one of its employees), the signatures of the Chairman of the Board, Vice-Chairman of the Board, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, (or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge) a full statement of the designation, relative rights, preferences, and limitations of the shares of each separate class, or of the different shares within each class, authorized to be issued and, if the Corporation is authorized to issue any class of preferred stock in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

        SECTION 2. Books of Account and Record of Stockholders. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept, at the office of the Corporation, or at the office of its transfer agent, a record containing the names and addresses of all stockholders of the Corporation, the number of shares held by each, and the dates when they became the holders of record thereof.

        SECTION 3. Transfer of Shares. Transfers of shares of the Corporation shall be made on the records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

        SECTION 4. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

        SECTION 5. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

        SECTION 6. Fixing of Record Date. The Board of Directors may fix, in advance, a date not more than sixty (60) nor less than ten (10) days before the date when fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose whether a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were stockholders of record of voting shares at such time and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix, in advance, a date not more than sixty (60) nor less than ten (10) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interests arising out of any change, conversion or exchange of shares or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

        SECTION 7. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. The Board of Directors may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety to sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate.

                                   ARTICLE VI.
                                 Indemnification

        SECTION 1.        Right to Indemnification.

         Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director or officer of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        SECTION 2.        Right of Claimant to Bring Suit.

         If a claim under Article VI, Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        SECTION 3.        Non-Exclusivity of Rights.

         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of

Incorporation,   Bylaws,   agreement,  vote  of  stockholders  or  disinterested
directors or otherwise.

        SECTION 4.        Insurance.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE VII.
                               General Provisions

        SECTION 1. Dividends. Subject to the law, the Certificate of Incorporation and the other provisions of these Bylaws, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by law and the Certificate of Incorporation.

        SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

        SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Directors.

        SECTION 4. Checks, Notes, Drafts Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

        SECTION 5. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

        SECTION 6. Voting of Stocks in Other Corporations. Unless otherwise provided by the resolution of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President, from time to time may (or may appoint one or more attorneys or agents to) cast the vote which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporations, or to consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

                                  ARTICLE VIII.
                           Force and Effect of Bylaws

         These Bylaws are subject to the provisions of the DGCL and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these Bylaws is inconsistent with a provision in the DGCL or the Certificate of Incorporation, the provision of the DGCL or the Certificate of Incorporation shall govern. Wherever in these Bylaws references are made to more than one incorporator, director, or stockholder, they shall, if this is a sole incorporator, director, stockholder corporation, be construed to mean the solitary person, and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the Corporation.

                                  ARTICLE IX.
                                   Amendments

         These Bylaws may be amended or repealed or new Bylaws may be adopted at an annual or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote thereon; provided that notice of the proposed amendment or repeal or adoption of new Bylaws is contained in the notice of such meeting and provided, further, that any change that affects the rights of holders of the Class B Common Stock or the Class B Directors shall be approved by a majority in voting power of the Class B Common Stock. These Bylaws may also be amended or repealed or new Bylaws may be adopted by the Board of Directors, subject to Article III, Section 8. Bylaws
adopted  by  the  Board  of  Directors   may  be  amended  or  repealed  by  the
stockholders.

                                                                         ANNEX C

                          OPINION OF FINANCIAL ADVISORS



CBIZ Valuation Counselors
989 Lenox Drive, Suite 100
Lawrenceville, New Jersey  08648-2315
Phone (609) 896-0300
Fax: (609) 896-0300



                                                       April 18, 2001



Board of Directors
Teklnsight.com, Inc.
18881 Von Karman Avenue
Suite 250
Irvine, California 92612

Gentlemen

CBIZ Valuation Counselors was retained to provide financial advisory services to Teklnsight.com, Inc. ("Teklnsight") pursuant to the contemplated merger with DynCorp Management Resources, Inc. (DMR). The contemplated merger is pursuant to a Draft Agreement and Plan of Merger dated April 18, 2001 (the Draft Agreement and Plan of Merger).

Per the Draft Agreement and Plan of Merger, all of the outstanding common stock of DMR shall automatically and without any action on the part of the holder thereof become and be converted into a number of shares of Class B common stock of TekInsight equal to two-thirds of the number of TekInsight Outstanding Share Equivalents (as defined in the Draft Agreement and Plan of Merger) outstanding immediately prior to the effective time of the merger.

Formed in 1996, DMR is a subsidiary of DynCorp, a $1.4 billion, employee-owned company. DMR was formed to leverage DynCorp's strengths and to deliver high quality service to state and local governments. Since then, DMR has grown rapidly and serves more than a dozen clients in 12 states.

The scope of our financial services was to analyze and evaluate the transaction terms of the Draft Agreement and Plan of Merger in order to express our opinion as to whether the terms of the Draft Agreement and Plan of Merger are fair, from a financial point of view, to TekInsight's shareholders (the Opinion). The effective date of our opinion is as of the date of this advisory letter.

In the process of our analysis in preparing the Opinion, we have accepted certain relevant information provided by TekInsight, DMR and their representatives without further investigation as proper representations of DMR's operations. We have not independently investigated the accuracy or completeness of the data provided to us and express no opinion or other form of assurance regarding the accuracy or completeness of the data.

INFORMATION PROVIDED

We were provided with copies of certain financial information, transaction documents and other documents by the management or representatives of TekInsight and DMR. We relied upon and assumed without independent verification, the accuracy and completeness of financial and other information provided to us. We have further assumed that all information provided to us by TekInsight, DMR and their representatives represented good faith efforts to describe and convey the current and prospective status of DMR from an operational and financial point of view. Documents and materials that we received and analyzed included, but were not necessarily limited to, the following:

         o The draft Agreement and Plan of Reorganization dated as of April 18, 2001, by and among DMR and Newco and joined in by DynCorp and TekInsight.

         o The Draft Agreement and Plan of Merger by and between DMR, Teklnsight, DynCorp and Newco.

         o The Registration Rights Agreement pertaining to the Class B Common Stock to be issued in connection with the merger.

         o     A copy of DMR management's fourth Quarter 2000 Operating Review.

         o Financial statements for DMR prepared by DMR management for the years ended December 31, 1998 through December 31, 2000 and the two months ended February 28, 2001.

         o Securities and Exchange Commission (SEC) forms 10-K for DynCorp filed on March 10, 1999, March 29, 2000, and March 27, 2001.

         o SEC forms 10-K for TekInsight filed on October 13, 1999 and October 11, 2000.

         o     SEC form 10-Q for TekInsight filed on February 16, 2001.

         o Operating budgets for DMR prepared by DMR management for the years ending December 31, 2001 through December 31, 2005.

         o Projections of operations for DMR prepared by DMR management for the quarterly periods ending March 31, 2001 through June 30, 2002.

TERMS AND PROVISIONS OF MERGER

Per the Draft Agreement and Plan of Merger, all of the outstanding common stock of DMR shall automatically and without any action on the part of the holder thereof become and be converted into a number of shares of Class B common stock of TekInsight equal to two-thirds of the number of TekInsight Outstanding Share

Equivalents (as defined in the Draft Agreement and Plan of Merger) outstanding immediately prior to the effective time of the merger. As a result of the merger, the former holders of DMR common stock shall hold 40% of the TekInsight Outstanding Share Equivalents.

Background

TekInsight intends to merge with DMR through a tax-free reorganization. TekInsight believes the merger will benefit the shareholders of TekInsight by:

         o     Providing additional scale;

         o Increasing geographic reach to the Connecticut, California, Texas, Illinois and North Carolina markets;

         o     Accelerating growth; and

         o     Adding  complimentary  competencies  that  help  create  a "Total
               Solution".

Scope

The purpose of our services is to express our opinion as to whether the terms of the Draft Agreement and Plan of Merger are fair, from a financial point of view, to TekInsight's shareholders (the Opinion).

     In rendering our opinion, we gave weight to those factors which we considered relevant to assessing the fairness of the Draft Agreement and Plan of Merger including, but not limited to, the following:

         o     The operations of DMR through February 28, 2001;

         o     A review of a projection of operations and related documents;

         o Discussions with the management of DMR concerning operations; business strategy; business lines; market research; competition; expected financial performance; business and market risks; and prospects for DMR;

         o Discussions with TekInsight regarding their rationale for the merger;

         o Market research which we conducted on companies offering similar or competing products and services;

         o A comparison of the historic and projected financials of DMR to those of publicly-traded companies in the same or similar lines of business;

         o A review of analysts reports, public filings and other information to gain insight into the outlook for the industry and companies which presently or are expected to compete in the industry;

         o A review of acquisitions of companies in the same or similar lines of business;

         o A review of the market prices of companies in the same or similar lines of business and which are actively traded on the public exchanges;

         o An analysis of the expected cash flows of DMR based upon the projections provided and potential long-term scenarios and our assessment of the risks inherent in achieving those projections; and

         o     The  performance  of  other  financial   studies,   analyses  and
               investigations as we deemed appropriate for purposes of this opinion.

In formulating the Opinion, we have assumed:

         1.    Continued operation of DMR within Newco;

         2. DMRs operations will be competently managed and maintained by financially sound owners; and

         3. No additional financings, distributions, or acquisitions will occur during the protection period.

CONCLUSION

Based upon our analysis, which relied upon the financial, operating and market factors and conditions as they existed as of the date of this letter and subject to the assumptions presented herein, it is our opinion that the terms and conditions of the Draft Agreement and Plan of Merger are fair from a financial point of view to TekInsight's shareholders.

The Opinion is for the confidential use of TekInsight and is applicable only for the purpose stated herein; and use or reliance for any other purpose, by you or third parties, is invalid. We hereby consent disclosure of the Opinion upon the demand, order or request of any court, administrative or governmental agency or regulatory body or as may be required or appropriate in response to any summons, subpoena, or discovery requests. No other use or reference to the Opinion may be made without the prior written consent of CBIZ Valuation Counselors, which consent shall not be unreasonably withheld.

All the terms and conditions as contained in our engagement letter dated April 3, 2001 are incorporated and apply herein.

CBIZ Valuation Counselors is principally and continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, divestitures, leveraged buyouts, private placements and other situations. Prior to this engagement, CBIZ Valuation Counselors has had no relationship with TekInsight or DMR.

This Opinion is subject to the Statement of Assumptions and Limiting Conditions contained herein.

We thank you for this opportunity to serve you. Should you have any questions regarding this opinion, please contact Gregory R. Watts at (609) 896-0300.

                                                     Respectfully submitted,

                                                     CBIZ Valuation Counselors



                                                     /s/ Raymond Ghelardi

                                                     Raymond Ghelardi, ASA
                                                     Managing Director

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

CBIZ Valuation Counselors strives to clearly and accurately disclose the assumptions and limiting conditions that directly affect an appraisal analysis, opinion or conclusion. In order to assist the reader in interpreting this report, such assumptions are set forth as follows:

Valuation assignments are accepted with the understanding that there is no obligation to furnish services after completion of the original assignment. If the need for subsequent services related to an appraisal assignment (e.g., testimony, updates, conferences, reprint or copy services) is contemplated, special arrangements acceptable to CBIZ Valuation Counselors must be made in advance. CBIZ Valuation Counselors reserves the right to make adjustments to the analysis, opinion and conclusion set forth in the report as we deem necessary by consideration of additional or more reliable data that may become available.

No opinion is rendered as to legal fee or property title, which are assumed to be good and marketable.

It is assumed that: no opinion is intended in matters that require legal, engineering or other professional advice which has been or will be obtained from professional sources; the valuation report will not be used for guidance in professional matters exclusive of the appraisal and valuation discipline; there are no regulations of any government entity to control or restrict the use of the property unless specifically referred to in the report; and that the property will not operate in violation of any applicable government regulations, codes, ordinances or statutes.

Information provided by others is presumed to be reliable and where so specified in the report, has been verified; however, no responsibility, whether legal or otherwise, is assumed for its accuracy and cannot be guaranteed as being certain. All facts and data set forth in the report are true and accurate to the best of CBIZ Valuation Counselors' knowledge and belief. No single item of information was completely relied upon to the exclusion of other information.

All financial data, operating histories and other data relating to income and expenses attributed to the business have been provided by management or its representatives and have been accepted without further verification except as specifically stated in the report.

Valuation reports may contain prospective financial information, estimates or opinions that represent the appraiser's view of reasonable expectations at a particular point in time, but such information, estimates or opinions are not offered as predictions or as assurances that a particular level of income or profit will be achieved, that events will occur or that a particular price will be offered or accepted. All opinions as to value are presented as CBIZ Valuation Counselors considered opinion based on the facts and data obtained during the investigation and set forth in the report. Actual results achieved during the period covered by our prospective financial analysis will vary from those described in our report and the variations may be material.

It should be specifically noted that the valuation assumes the property will be competently managed and maintained by financially sound owners over the expected period of ownership. This appraisal engagement does not entail an evaluation of management's effectiveness, nor are we responsible for future marketing efforts and other management or ownership actions upon which actual results will depend.

No effort has been made to determine the impact of possible energy shortages or the effect on this project of future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

Neither the report nor any portions thereof, especially any conclusions as to value, the identity of the appraiser or CBIZ Valuation Counselors shall be disseminated to the public through public relations media, news media, sales media or any other public means of communications without the prior written consent and approval of CBIZ Valuation Counselors. The date of the valuation to which the value estimate conclusion applies is set forth in the letter of transmittal and within the body of the report. The statue is based on the purchasing power of the United States dollar as of that date.

Unless otherwise noted, CBIZ Valuation Counselors assumes that there will be no changes in tax regulations.

No significant change is assumed in the supply and demand patterns indicated in the report. The valuation assumes market conditions observed as of the current date of our market research stated in the letter of transmittal. These market conditions are believed to be correct; however, the appraisers assume no liability should market conditions materially change because of unusual or unforeseen circumstances.

The report and the final estimate of value and the prospective financial analyses included therein are intended solely for the information of the person or persons to whom they are addressed, solely for the purposes stated and should not be relied upon for any other purpose. Neither the appraisal report nor its contents nor any reference to the appraiser or CBIZ Valuation Counselors may be referred to or quoted in any registration statement, prospectus, offering memorandum, sales brochure, other appraisal, loan or other agreement or document given to third parties without our prior written consent. Permission will be granted only upon meeting certain conditions.

                                                                         ANNEX D

                                  DYNTEK, INC.
                            2001 STOCK INCENTIVE PLAN


         1.     BACKGROUND AND PURPOSE
                ----------------------

                  DynTek, Inc. (the "Company") hereby establishes the DynTek, Inc. 2001 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to attract and retain key employees, directors and consultants and provide them with an incentive to maintain and enhance the Company's long-term performance. It is intended that this purpose will be achieved by granting certain key employees incentive stock options ("ISOs") or certain key employees, directors or consultants non-qualified stock options ("NQSOs"), individually or in any combination, under the Plan pursuant to the rules set forth in Sections 83, 162(m), 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.     ADMINISTRATION
                --------------
                  The Plan shall be administered by a committee appointed by the Company's Board of Directors (the "Committee"), which shall consist of at least two non-employee members of the Company's Board of Directors. For purposes of making grants intended to qualify as "performance-based compensation" under Code
Section 162(m), the Committee shall consist of at least two members who are "outside directors", as that term is defined in Code Section 162(m) and the regulations thereunder. Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the eligible participants of the Company to whom, and the time or times at which, ISOs and/or NQSOs (ISOs and NQSOs are collectively referred to as "options" or "awards") shall be granted; (b) to determine at the time of grant whether an award will be an ISO or a NQSO or a combination of these awards and the number of shares to be subject to each award; (c) to prescribe the form of the award agreements and any appropriate terms and conditions applicable to the awards and to make any amendments to such agreements or awards; (d) to interpret the Plan; (e) to make and amend rules and regulations relating to the Plan; (f) to grant an award in substitution for an award granted under another stock incentive plan of the Company or an affiliate; (g) to determine the fair market value of the Company's Class A Common Stock, par value ____ per share ("Common Stock"); and (h) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

         3.     ELIGIBLE PARTICIPANTS
                ---------------------

                  Awards may be granted under the Plan only to key employees, directors and consultants of the Company or its subsidiaries (which shall include all corporations of which more than fifty percent (50%) of the voting stock is owned by the Company directly or through one or more corporations of which more than fifty percent (50%) of the voting stock is so owned and which are consolidated with the Company for purposes of financial reporting). Employees may be awarded any type of award offered under the Plan. Consultants and non-employee directors may only be awarded NQSOs. Only those consultants who satisfy the definition set forth in the rules and regulations of the Securities and Exchange Commission for treatment on the same terms as Company employees shall receive awards under the Plan.

         4.     SHARES AVAILABLE
                ----------------

     The total number of shares of the Common Stock available in the aggregate for awards under the Plan is 2,000,000 (subject to substitution or adjustment as provided in Section 9). Shares with respect to which awards may be granted may be authorized and unissued shares or may be treasury shares. The total number of shares with respect to which an option may be granted to any one participant shall not exceed 250,000 shares per calendar year (subject to substitution or adjustment as provided in Section 9).

     If an award expires, terminates or is canceled without being exercised or becoming vested, new awards may thereafter be granted under the Plan covering such shares. No award may be granted more than 10 years after the effective date of the Plan.

         5.     TERMS AND CONDITIONS OF ISOs
                ----------------------------

     Each ISO granted under the Plan shall be evidenced by an ISO agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

              (a) Exercise Price. The exercise price under each option shall equal the fair market value of the Common Stock (as defined in Section 5(f)) at the time such option is granted. If an option is granted to an officer or employee who at the time of grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a "10-percent Shareholder"), the purchase price shall be at least 110 percent of the fair market value of the stock subject to the option.

              (b) Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

              (c) Options Nontransferable. Each option by its terms shall not be transferable by the participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the participant's lifetime, only by the participant, ___ the participant's guardian or the participant's legal representative. To the extent required for the option grant and/or exercise to be exempt under Rule 16b-3, options (or the shares of Common Stock upon exercise of the options) must be held by the participant for at least six months following the date of grant.

              (d) Exercise Terms. Each option granted under the Plan shall become exercisable on a schedule and pursuant to the terms and conditions determined by the Committee at the time of grant, which schedule and terms may vary from one grant to another. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until a date established by the Committee which shall not extend beyond the tenth anniversary (fifth anniversary for a 10-percent Shareholder) of the date of grant.

               No outstanding option may be exercised by any person if the employee to whom the option is granted is, or at any time after the date of grant has been, in competition with the Company or an affiliated company. The Committee has the sole discretion to determine whether an employee's actions constitute competition with the Company or an affiliated company. The Committee may impose any terms and conditions on the options or the shares that may be acquired pursuant to such options as it deems appropriate to serve the purposes for which this Plan has been established (including, but not limited to, non-compete and nondisclosure provisions in favor of the Company).

              (e) Maximum Value of ISO Shares. No ISO shall be granted to an employee under the Plan or any other ISO plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the shares which first become exercisable by the employee in any calendar year exceeds $100,000.

              (f) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement or Committee so permits, by delivery of shares of Common Stock beneficially owned by the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date and must have been held by the participant for more than six months. For this purpose, "fair market value" shall equal: (i) the closing price of the Common Stock on the national stock exchange or NASDAQ stock market on which such stock is traded on the date the option is exercised; (ii) if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading; or (iii) if the Common Stock is not traded on a national stock exchange or NASDAQ stock market, an amount determined by the Committee to be the fair market value of such shares.

         6.     TERMS AND CONDITIONS OF NQSOs
                -----------------------------

     Each NQSO granted under the Plan shall be evidenced by a NQSO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform to the Plan and contain the same terms and conditions as the ISO option agreement except that:

              (a)  the Committee may grant a NQSO having an exercise  price that is less than the fair market value of the Common Stock at the time the option is granted; provided that such exercise price shall not be less than 85% of the fair market value of the Common Stock at the time the option is granted. Notwithstanding the foregoing, the exercise price of a NQSO that is intended to qualify as "performance-based compensation" under Code Section 162(m) shall not be less than the fair market value of the Common Stock on the date of grant;

              (b) the 10-percent Shareholder restrictions in Sections 5(a), 5(b) and 5(d) and the limitations of Section 5(e) shall not apply to NQSO grants;

              (c) the Committee may impose any terms and conditions on the options or the shares that may be acquired pursuant to such options as it deems appropriate to serve the purposes for which this Plan has been established (including, but not limited to, non-compete and nondisclosure provisions in favor of the Company).

                  To the extent an option initially designated as an ISO exceeds the value limit of Section 5(e) or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.

         7.     GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES
                -----------------------------------------------------

     The Company shall not be required to deliver any certificate upon the grant, vesting or exercise of any award until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this

Plan. Certificates delivered upon such grant, vesting or exercise may bear a legend restricting transfer absent such compliance. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such awards or the issue or purchase of shares thereunder, such awards may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

         8.     IMPACT OF TERMINATION OF EMPLOYMENT
                -----------------------------------

     If the employment (which for this purpose includes the provision of services as a consultant or a director) of a participant with the Company or any subsidiary corporation of the Company terminates by reason of death or permanent and total disability (as determined by the Committee), any option may be exercised by the participant or, in the event of the participant's death, by the participant's personal representative any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of termination of employment, but only if, and to the extent that, the participant was entitled to exercise the option at the date of such termination. Upon termination of the participant's employment with the Company or any subsidiary corporation of the Company for any reason other than death or disability, any vested option that was exercisable immediately preceding termination may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of 3 months after the date of such termination of employment. Notwithstanding the foregoing, an option may not be exercised after termination of employment if the Committee reasonably determines that the termination of employment of such participant resulted from willful acts or failure to act by the participant that are detrimental to the Company or any of its affiliates. All options that are

     Notwithstanding the foregoing, the Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular participant, which shall be memorialized in the participant's original or amended award agreement or similar document. Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan.

     An option that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions shall be forfeited.

         9.     ADJUSTMENT OF SHARES
                --------------------

     In the event of any change in the Common Stock of the Company by reason of any recapitalization, stock dividend, stock split, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an award under the Plan and the number and kind of unexercised options set forth in awards under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

         10.    WITHHOLDING TAXES
                -----------------

     All benefits payable to a participant under the terms of this Plan shall be subject to such federal, state and local income and employment tax withholdings as benefits of this type are normally subject. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements or to take any other appropriate action to satisfy such withholding requirements prior to the delivery of any certificate or certificates for such shares. Notwithstanding the foregoing, subject to such rules as the Committee may promulgate and compliance with any requirements under Rule 16b-3, the participant, at the Company's discretion, may satisfy such obligation in whole or in part by electing to have the Company withhold shares of Common Stock from the shares to which the participant is otherwise entitled, provided that the amount of such withholding shall not exceed the Company's statutory withholding requirements.

         11.    NO EMPLOYMENT RIGHTS
                --------------------

     The Plan and any awards granted under the Plan shall not confer upon any participant any right with respect to continuance as an employee or consultant of the Company or any affiliate, nor shall they interfere in any way with the right of the Company or any affiliate to terminate the participant's position as an employee or consultant at any time.

         12.    RIGHTS AS A SHAREHOLDER
                -----------------------

     The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the shares of Common Stock issued upon exercise are delivered to the recipient.

         13.    AMENDMENT AND DISCONTINUANCE
                ----------------------------

     This Plan may be amended, modified or terminated by the Committee, the Board of Directors of the Company or the shareholders of the Company, except that the Committee or the Board of Directors of the Company may not, without approval of the holders of a majority of the outstanding shares of the Company entitled to vote present in person or by proxy, increase the maximum number of shares as to which awards may be granted under the Plan, increase the number of awards that may be granted per year per participant, change the class of eligible persons, or modify or terminate the Plan in a manner that requires shareholder approval under applicable law without obtaining such approval. Except as provided by the foregoing, to the extent permitted by law, the Committee or the Board of Directors of the Company may amend the Plan without the approval of shareholders. Except as required by law, no modification or termination of the Plan may, without the written consent of a participant to whom any award shall theretofore have been granted, adversely affect the rights of such participant under such award.

         14.    MERGER, CONSOLIDATION, SALE, LIQUIDATION, ETC.
                ----------------------------------------------

               (a) General. In the event of a consolidation or merger, reorganization, sale of all or substantially all of the assets or stock of the Company or liquidation of the Company, the Committee shall take any one or more of the following actions: (i) provide that outstanding awards shall be assumed, or substantially equivalent stock and stock based awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any options substituted for ISOs shall meet the requirements of Section 424(a) of the Code; (ii) in the event of a merger under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, such total cash payment to be equitably distributed to the participants as the

          Committee  shall   determine;   or  (iii)  provide  that  all  or  any
          outstanding options shall become exercisable in full immediately prior to such event.

               (b) Substitute Stock Rights. The Company may grant awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or as a result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that the substitute awards shall be granted on such terms and conditions as the Committee considers appropriate under the circumstances.

               (c) No Effect on Power of Company to Effect Transactions. The grant of any awards pursuant to the Plan shall not effect in any way the power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate or sell or transfer all or any part of its assets.

         15.    CERTAIN REPURCHASE AND OTHER RIGHTS OF THE COMPANY
                --------------------------------------------------

     The Committee, in its sole discretion, may require that any Common Stock issued to a participant under the Plan as the result of the exercise of an option may be subject to a right of first refusal, a repurchase right or a similar right in favor of the Company, pursuant to such terms established by the Committee.

         16.    EFFECTIVE DATE
                --------------

     The effective date of the Plan is _________, 2001 the date on which the Company's Board of Directors and shareholders approved the Plan.

         17.    DEFINITIONS

     Any terms or provisions used herein which are defined in Sections 83, 162(m), 421, or 422 of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time awards are made hereunder, shall have the meanings as therein defined.

         18.    GOVERNING LAW
                -------------

     To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to awards, this Plan and any award agreement adopted pursuant to it shall be construed under the laws of the State of New York.



Dated as of ___________, 2001                        DYNTEK, INC.


                                             By:  ______________________________
                                                  Chief Executive Officer


Date of Shareholder Approval: ____________

                      INDEX TO FINANCIAL STATEMENTS OF DMR



Balance sheets
         As of March 29, 2001, December 28, 2000 and December 30, 1999.......F-3

Statements of operations
         For the three-month periods ended March 29, 2001 and March 30, 2000 and the fiscal years ended December 28, 2000, December 30, 1999 and
         December 31, 1998...................................................F-4

Statement of stockholder's deficit
         For the three-month period ended March 29, 2001 and the fiscal years ended December 28, 2000, December 30, 1999 and December 31, 1998....F-5

Statement of cash flows
         For the three-month periods ended March 29, 2001 and March 30, 2000 and the fiscal years ended December 28, 2000, December 30, 1999 and
         December 31, 1998...................................................F-6

         Notes to financial statements.......................................F-7

Report of independent public accountants

To DynCorp Management Resources, Inc.:

We have audited the accompanying balance sheets of DynCorp Management Resources, Inc. (the Company, a Virginia corporation) as of December 28, 2000 and December 30, 1999, and the related statements of operations, stockholder's deficit and cash flows for each of the two fiscal years in the period ended December 28, 2000, and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DynCorp Management Resources, Inc. as of December 28, 2000 and December 30, 1999, and the results of its operations and its cash flows for each of the two fiscal years in the period ended December 28, 2000, and the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.




Vienna, Virginia                                             ARTHUR ANDERSEN LLP
June 22, 2001

                       DynCorp Management Resources, Inc.

Balance sheets




                                                               As of          As of           As of
                                                              March 29,     December 28,   December 30,
                                                               2001            2000           1999
                                                          --------------  --------------  -------------
     Assets                                                (unaudited)      (audited)       (audited)
     Current assets:
        Cash                                               $       4,091   $       3,666    $      1,166
        Accounts receivable                                    4,024,218       4,507,721       6,170,925
        Contracts in progress                                    592,016         268,814              --
        Prepaid expenses and deposits                             45,273          94,120          18,317
                                                           -------------   -------------    ------------
     Total current assets                                      4,665,598       4,874,321       6,190,408
                                                                                                 258,686
     Property and equipment, net                                 291,782         275,921
     Goodwill, net                                               693,750         712,500              --
     Other deferred assets                                        56,894              --              --
                                                           -------------   -------------    ------------
     Total assets                                          $   5,708,024   $   5,862,742    $  6,449,094
                                                           =============   =============    ============
     Liabilities and stockholder's deficit
     Current liabilities:
        Accounts payable                                   $   1,784,839   $   1,796,846    $  3,230,729
        Accrued payroll and taxes                                830,765         641,325         385,181
                                                           -------------   -------------    ------------
     Total current liabilities                                 2,615,604       2,438,171       3,615,910
     Advances from DynCorp                                     5,771,037       6,117,794       5,537,039
                                                           -------------   -------------    ------------
     Total liabilities                                         8,386,641       8,555,965       9,152,949
     Commitments and contingencies
     Stockholder's deficit:
        Common stock, par value $1.00 per share,
        authorized and issued 100 shares                             100             100             100
         Capital in excess of par                                750,000         750,000              --
        Retained deficit                                      (3,428,717)     (3,443,323)     (2,703,955)
                                                           -------------   -------------    ------------
     Total stockholder's deficit                              (2,678,617)     (2,693,223)     (2,703,855)
                                                           -------------   -------------    ------------
     Total liabilities and stockholder's deficit           $   5,708,024   $   5,862,742    $  6,449,094
                                                           =============   =============    ============


      The accompanying notes are an integral part of these balance sheets.

                       DynCorp Management Resources, Inc.

Statements of operations



                                            For the three months ended                   For the years ended
                                          ------------------------------    ---------------------------------------------
                                             March 29,       March 30,      December 28,     December 30,     December 31,
                                               2001             2000            2000             1999             1998
                                          -------------    -------------    ------------   --------------   --------------
                                           (unaudited)      (unaudited)      (audited)        (audited)        (audited)
         Revenue                          $   6,732,936    $   6,504,569   $  26,754,604    $  24,536,279    $  18,056,346
         Costs and expenses:
            Cost of services                  5,978,334        5,518,569      24,176,040       23,916,658       15,722,297
            Selling, general and
            administrative expenses             721,246          637,201       3,279,803        2,192,533        2,062,956
            Other expenses, net                  18,750               --          38,129            2,585           15,411
                                          -------------    -------------    ------------   --------------   --------------
         Total costs and expenses             6,718,330        6,155,473      27,493,972       26,111,776       17,800,664
                                          -------------    -------------    ------------   --------------   --------------
         Net income (loss)                $      14,606    $     349,096   $    (739,368)   $  (1,575,497)   $     255,682
                                          =============    =============    ============   ===============  ==============

        The accompanying notes are an integral part of these statements.

                       DynCorp Management Resources, Inc.

Statements of stockholder's deficit

                                                    For the three-month period ended March 29, 2001 and the
                                                    fiscal years ended December 28, 2000, December 30, 1999
                                                                      and December 31, 1998



                                                           Common       Capital in       Retained      Stockholder's
                                                           stock       excess of par      deficit          deficit
                                                         --------      -------------    -----------   ---------------
         Balance, December 31, 1997                      $    100          $    --   $  (1,384,140)   $  (1,384,040)
            Net income                                         --               --         255,682          255,682
                                                         --------      -------------    -----------   ---------------
         Balance, December 31, 1998                           100               --       (1,128,458)     (1,128,358)
            Net loss                                           --               --       (1,575,497)     (1,575,497)
                                                         --------      -------------    -----------   ---------------
         Balance, December 30, 1999                           100               --       (2,703,955)     (2,703,855)
             Purchase of minority interest                     --          750,000               --         750,000
            Net loss                                           --               --         (739,368)       (739,368)
                                                         --------      -------------    -----------   ---------------
         Balance, December 28, 2000                      $    100       $  750,000   $  (3,443,323)   $  (2,693,223)
                                                         ========      =============    ===========   ===============
             Net income (unaudited)                            --               --          14,606           14,606
                                                         ========      =============    ===========   ===============
         Balance March 29, 2001 (unaudited)              $    100    $     750,000   $  (3,428,717)   $  (2,678,617)
                                                         ========      =============    ===========   ===============


        The accompanying notes are an integral part of these statements.

                       DynCorp Management Resources, Inc.

Statements of cash flows



                                           For the three months ended                   For the years ended
                                          ----------------------------     ---------------------------------------------
                                           March 29,        March 30,      December 28,     December 30,    December 31,
                                              2001            2000             2000             1999            1998
                                          -------------   -------------   -------------    -------------    -------------
Cash flows from operating activities:     (unaudited)      (unaudited)      (audited)        (audited)        (audited)
   Net income (loss)                     $      14,606    $     349,096   $     (739,368)  $  (1,575,497)    $   255,682
   Adjustments to reconcile net income
   (loss) to net cash provided by
   (used in) operating activities-
     Depreciation and amortization               38,711          15,118          146,543          57,387          20,046
     Changes in assets and liabilities:
       Decrease (increase) in accounts
       receivable                               483,503         594,823        1,663,204      (2,364,877)     (2,884,837)
       (Increase) decrease in
       contracts in progress                  (323,202)          10,187         (268,814)             --              --
       Decrease (increase) in prepaid
       expenses and deposits                     48,847              --          (75,803)        (11,906)            784
       Increase in other assets                 (56,894)             --               --              --              --
       (Decrease) increase in
       accounts payable                        (12,007)          86,342       (1,433,883)      1,250,169       1,591,958
       Increase in accrued payroll
       and taxes                                189,440         162,855          256,144         167,211         192,138
                                          -------------   -------------   -------------    -------------    -------------
Net cash provided by (used in)
operating activities                            383,004       1,218,421         (451,977)     (2,477,513)       (824,229)
Cash flows from investing activities:
   Purchases of property and equipment          (35,822)         (4,161)        (126,278)       (144,039)       (163,907)
Cash flows from financing activities:
   (Decrease) increase in advances
   from DynCorp                                (346,757)     (1,214,260)         580,755       2,622,718         988,136
                                          -------------   -------------   --------------   -------------    -------------
Net change in cash                                  425              --            2,500           1,166              --
Cash, beginning of period                         3,666           1,166            1,166              --              --
Cash, end of period                      $        4,091   $       1,166   $        3,666   $       1,166   $          --
                                          =============   =============   ==============   =============    =============


      The accompanying notes are an integral part of these balance sheets.

                       DynCorp Management Resources, Inc.

Notes to financial statements

1.       The Company:

     DynCorp Management Resources, Inc. (DMR) was formed on August 1, 1996 as a joint venture between DynCorp and Capital Associates Inc. (CAI) (the Members), to pursue and perform contracts to furnish professional and technical services to state governments, to provide professional and technical services support to other organizations as approved by the Members, and to make investments in controlled affiliates with similar goals. On February 11, 2000, CAI transferred its 15% ownership interest in DMR to DynCorp and on June 28, 2000, terminated all existing agreements with DynCorp in relation to DMR. In consideration of the transfer and CAI releases, DynCorp paid CAI $750,000. DynCorp's acquisition of the CAI interest has been "pushed down" to the separate financial statements of DMR. DMR was converted into a corporation organized under the laws of the Commonwealth of Virginia on March 14, 2000.

Basis of Presentation of Unaudited Quarterly Financial Statements

     DMR has prepared the unaudited financial statements included herein pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of DMR, the unaudited financial statements included herein reflect all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, the results of operations and the cash flows for such interim periods. The results of operations for such interim periods are not necessarily indicative of the results for the full year.


2.       Summary of significant accounting policies:

Contract accounting

     Contracts in process are stated at the lower of actual cost incurred plus accrued profits or net estimated realizable value of incurred costs. DMR records income from major fixed-price contracts, extending over more than one accounting period, using the percentage-of-completion method. During performance of such contracts, estimated final contract prices and costs are periodically reviewed and revisions are made as required. The effects of these revisions are included in the periods in which the revisions are made. On time-and-material contracts, revenue is recognized to the extent of billable rates times hours delivered plus material and other reimbursable costs incurred. Losses on contracts are recognized when they become known. Disputes arise in the normal course of DMR's business on projects where DMR is contesting with customers for collection of funds because of events such as delays, changes in contract ___ specifications and questions of cost allowability or collectibility. Such disputes, whether claims or unapproved change orders in the process of negotiation, are recorded at the lesser of their estimated net realizable value or actual costs incurred, and only when realization is probable and can be reliably estimated. Claims against DMR are recognized where loss is considered probable and reasonably determinable in amount.

     DMR derived 60, 63, and 69 percent of its revenues from a contract with the state of Connecticut in 2000, 1999, and 1998, respectively, and 60 and 61 percent in the first quarter of 2001 and 2000, respectively. In 1998, DMR's second largest customer was the state of Virginia, comprising 19 percent of revenue. No other customer accounted for more than 10 percent of revenues in any year. The Connecticut contract is scheduled to be completed July 31, 2001. DMR is currently in negotiations with the State of Connecticut to extend the contract, and DMR anticipates such a modification prior to July 31, 2001. Failure to successfully extend the term of the contract could have a material impact on DMR's financial position and results of operations.

Relationship with DynCorp

     DMR is a controlled, consolidated subsidiary of DynCorp. DynCorp provides substantial corporate support required by DMR, including, but not limited to, in-house legal, financial, treasury, insurance management, management information systems, tax, internal audit, and human resources and benefits services. Accordingly, DMR is allocated general and administrative costs from DynCorp. DMR was allocated $251,410, $208,810, and $203,218 from DynCorp in 2000, 1999, and 1998, respectively, and $76,292 and $44,943 in the first quarter of 2001 and 2000, respectively, which is included in selling, general and administrative expenses on the accompanying statements of operations. Additionally, certain DynCorp shared service center allocations to DMR are included in selling, general and administrative expenses on the accompanying statements of operations.

     DMR's employees participate in DynCorp's Saving and Retirement Plan and Capital Accumulation and Retirement Plan (collectively, the Savings Plans) which were established effective January 1, 2001, and which replaced DynCorp's former Savings and Retirement Plan. Prior to this date, DMR employees participated in DynCorp's former Savings and Retirement Plan. Upon DynCorp's purchase of CAI's interest in DMR (see Note 1), DMR's employees also began participating in DynCorp's former Employee Stock Ownership Plan (ESOP), which was merged into the Savings Plans effective January 1, 2001.

     DMR has not generated positive cash flows from operations since inception. DMR historically has required additional cash advances for working capital purposes from DynCorp and will likely require such funding in the future. DynCorp intends to continue funding the working capital requirements of DMR unless the proposed Agreement and Plan of Reorganization dated April 25, 2001, among DynCorp and TekInsight.com, Inc. (TekInsight) is consummated (see note 7). The proposed merger of DMR with TekInsight will eliminate the need for this parent company support. However, as discussed in note 7, the merger is contingent upon the combined company securing a firm irrevocable financing commitment under which at least $20 million of financing will be available to the combined entity following the merger.

Accounts receivable

     It is DMR's policy to provide reserves for the collectibility of accounts receivable when it is determined that it is probable that DMR will not collect all amounts due and the amount of the reserve requirement can be reasonably estimated.



Property and equipment

                                                                       March 29,      December 28,      December 30,
                                                                        2001              2000             1999
                                                                     -----------       -----------       -----------
                                                                     (unaudited)        (audited)         (audited)

         Furniture and fixtures                                      $  49,817      $     87,638      $     48,396
         Computers and peripherals                                     410,060           376,542           289,506
                                                                     -----------       -----------       -----------
                                                                       459,877           464,180           337,902
         Accumulated depreciation                                     (168,095)         (188,259)          (79,216)
                                                                     -----------       -----------       -----------
                                                                     $ 291,782      $    275,921      $    258,686
                                                                     ===========       ===========       ===========

     DMR computes depreciation using the straight-line method. The estimated useful lives used in computing depreciation are computers and peripherals, 5 years; and furniture and fixtures, 10 years. Depreciation expense was $109,043, $57,387, and $20,046 in 2000, 1999 and 1998, respectively, and $19,961 and
$15,118 in the first quarter of 2001 and 2000, respectively.

     Cost of property and equipment sold or retired and the related accumulated depreciation or amortization is removed from the accounts in the year of disposal, and any gains or losses are reflected in the statements of operations. Expenditures for maintenance and repairs are charged to expense as incurred, and major additions and improvements are capitalized.

Goodwill, net

     Goodwill resulted from DynCorp's buyout of CAI's minority interest in DMR (see note 1). Goodwill is amortized on a straight-line basis over 10 years and is shown net of accumulated amortization of $37,500 at December 28, 2000, and $56,250 at March 29, 2001.

Impairment of long-lived assets

     Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstances, such as declines in sales, earnings, or cash flows or material adverse changes in the business climate, indicate that the carrying amount of an asset may not be recoverable. DMR assesses the recoverability of the cost of the asset based on a review of projected undiscounted cash flows. In the event an impairment loss is identified, it is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.

Fair value of financial instruments

     The carrying amount of DMR's assets and liabilities approximates the fair value due to their short maturities.

Recently issued accounting standards

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which was amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133." SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded in each period in current earnings or other comprehensive income based on the guidelines stipulated in SFAS No. 133. DMR adopted the provisions of SFAS No.133 and SFAS No. 138 on January 1, 2001. Because DMR does not use derivatives, DMR does not expect that the adoption of this new standard will have a material impact on its future results of operations, financial condition or cash flows.

Accounting estimates

     The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Fiscal year change

     Effective in 1999, DMR's fiscal year became the 52- or 53-week period ending the last Thursday in December. Previously, DMR's fiscal year coincided with the calendar year end.

3.       Accounts receivable:

         The components of accounts receivable were as follows:

                                                                     March 29, 2001   December 28,    December 30,
                                                                                          2000            1999
                                                                     --------------  -------------
                                                                     (unaudited)       (audited)       (audited)
         Billed                                                      $  1,187,994    $    906,368    $  2,419,314
         Unbilled                                                       2,836,224       3,601,353       3,751,611
         Total                                                       $  4,024,218    $  4,507,721    $  6,170,925



     Unbilled receivables include amounts earned and contractually billable at year-end, but which were not billed because customer invoices had not yet been prepared at year-end. It is expected that all amounts outstanding at December 28, 2000 will be collected within one year. DMR recorded $68,083 of bad debt expense in 2000, which is included in its Selling, General and Administrative Expenses on the accompanying statements of operations. No allowance for doubtful accounts has been established as of March 29, 2001, December 28, 2000 or December 30, 1999.

4.       Accrued payroll and taxes:

         The components of accrued payroll and taxes were as follows:

                                                                       March 29,    December 28,    December 30,
                                                                         2001          2000            1999
                                                                     ------------    ------------   -------------
                                                                     (unaudited)       (audited)       (audited)
         Employee payroll deductions                                 $     68,994    $     99,477    $     42,541
         Employer's payroll liabilities                                   679,019         465,941         316,808
         Accrued gross receipts tax                                        82,752          75,907          25,832
                                                                     ------------    ------------   -------------
                                                                     $    830,765    $    641,325    $    385,181
                                                                     ============    ============   =============

5.       Income taxes:

     Until 2000 when CAI transferred its ownership interest in DMR to DynCorp, DMR was taxed as a partnership and was therefore not subject to Federal or state income taxes. All items of income and expense of DMR were allocable to and reportable by the Members in their respective Federal and state income tax returns. Accordingly, no provision is made in the accompanying financial statements for Federal or state income taxes in 1998 or fiscal year 1999.

     Upon DynCorp's purchase of CAI's interest in the joint venture in fiscal year 2000, DMR became an entity subject to Federal and state income taxes. Upon the change in DMR's tax status, DMR recognized the cumulative effect of all temporary differences between the book and tax bases of its assets and liabilities. DMR files its income tax returns as a member of the DynCorp consolidated tax return. The consolidated amount of current and deferred tax expense is allocated to the members of the consolidated group based on each member's taxable income and differences between the financial statement carrying amounts and the tax bases of each member's existing assets and liabilities. These financial statements have been prepared under the "separate return" method reflecting DMR's allocation of tax expense based on what DMR's current and deferred tax expense would have been had DMR filed a separate tax return. As a result of net operating losses in the period in which DMR was a taxable entity, no current provision is made in the accompanying financial statements for Federal income taxes in fiscal year 2000. Any Federal tax benefit for net operating loss carry-back or carry-forwards will be available to DynCorp as part of the DynCorp consolidated Federal income tax return. Deferred tax assets, including net operating loss carryforwards, have been fully reserved due to uncertainty of future taxable income.

         Deferred tax (liabilities) assets are comprised of the following as of December 28, 2000:

        Depreciation and amortization                               $    (8,918)
        Accrued vacation                                                 75,532
        Contracts in progress                                           (83,885)
        Net operating loss carryforwards                                422,535
        Valuation allowance                                            (405,264)
                                                                       ---------
        Net deferred tax liability                                  $        --
                                                                       =========

     The 2000 tax provision differs from the amount obtained by applying the statutory U.S. Federal income tax rate to the loss before income taxes. The difference is reconciled as follows:

        Expected Federal income tax benefit                         $  (251,385)
        State and local income taxes, net of
             Federal income tax benefit                                 (29,575)
        Special tax benefit from transition to taxable status          (137,335)
        Other                                                            13,031
        Valuation allowance                                             405,264
                                                                       ---------
        Tax provision                                               $        --
                                                                       =========

     For the first three months of 2000, DMR reported net income. DMR provides an income tax provision based on an effective rate of 38%; however, no tax provision has been provided for the first quarter of 2000 as DMR's operations in 2000 provided a net operating loss (NOL) for which a valuation allowance was established based on the uncertainty of future taxable income.

     DMR's NOL carryover from 2000 to the first quarter of 2001 was sufficient to offset the book income of the first quarter. Thus, no provision has been made for the first quarter 2001 financial statements. The remaining net deferred tax asset, including NOLs, is fully reserved.

6.       Commitments and contingencies:

     Under its contracts, DMR permits various state and local agencies to audit or investigate its books and records related to claims, disputes and other allegations regarding business practices. In management's opinion, there are no outstanding issues of this nature at December 28, 2000 that will have a material adverse effect on DMR's financial condition, results of operations, or liquidity.

7.       Subsequent events:

     On April 25, 2001, DynCorp and DMR signed an Agreement and Plan of Reorganization whereby DMR will merge into a subsidiary of TekInsight.Com, Inc. (TekInsight), a publicly held company. The merger is contingent upon approval of the transaction by TekInsight's stockholders and other conditions, including the ability of TekInsight to obtain at least $20 million of third-party financing, on terms and conditions acceptable to DynCorp to support the operations of the combined organization. Closing is scheduled to occur in the third quarter of 2001. As merger consideration, DynCorp would become a 40 percent owner of TekInsight.

     On June 1, 2001, DMR commenced performance on a 3-year, fixed-price contract to provide non-emergency transportation coordination and management services to a state government on a statewide basis. During the first 4 days of operation, DMR experienced customer call volume through its call center that was significantly higher than the state's estimate and at a level that could not be efficiently handled by DMR's personnel resulting on June 7, 2001 in the issuance of a state breach notice. After negotiations with the state, an amendment to the contract was executed on June 14, 2001 permitting DMR to stagger the phase-in of its services throughout the state. This had the effect of curing the breach notice. DMR believes that the high call volume resulted from a state letter to all transportation users that erroneously asked all participants (not just those desiring to arrange transportation) to contact DMR's call center. DMR has increased staffing and is considering alternatives under the contract for recovering any increased costs resulting from the incident. At this time, management is unable to determine the long-term impact of these events on the contract's profitability due to the lack of experience and information including the inability to determine the normal average daily call volume.